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Vacasa, Inc.

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Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Vacasa, Inc.
850 NW 13th Avenue
Portland, Oregon 97209
Notice of Annual Meeting of Stockholders of Vacasa, Inc.
Time and Date	Place
May 23, 2023 at 8:00 a.m. PT	Vacasa, Inc.’s (the “Company”) 2023 Annual Meeting of Stockholders (“Annual Meeting”) will be held in a virtual meeting format only. You can attend and participate in the Annual Meeting live via the Internet by visiting: www.virtualshareholdermeeting.com/VCSA2023.
Voting Items
Proposals	Board Vote Recommendation	For Further Details
1. Election of Joerg Adams, Rachel Gonzalez, Jeffrey Parks, Chris Terrill and Kimberly White as Class II Directors to serve until the 2026 Annual Meeting of Stockholders	“FOR” each director nominee	Page 1
2. Ratification of KPMG LLP as Independent Registered Public Accounting Firm for 2023	“FOR”	Page 34
3. Approval to Amend Certificate of Incorporation to Expand the Maximum Size of the Board	“FOR”	Page 37
4. Approval to Amend Certificate of Incorporation to Revise Process for Filling Board Vacancies and Newly Created Directorships	“FOR”	Page 39
5. Approval to Amend Certificate of Incorporation to Revise References to the Stockholders Agreement	“FOR”	Page 41
6. Approval to Amend Certificate of Incorporation to Allow for Exculpation of Officers	“FOR”	Page 43
7. Approval to Amend and Restate the 2021 Incentive Award Plan	“FOR”	Page 45
8. Approval to Amend and Restate the Employee Stock Purchase Plan	“FOR”	Page 52
9. Approval to Amend Certificate of Incorporation to Effect a Reverse Stock Split	“FOR”	Page 56
Stockholders will also act on other business properly presented to the meeting. The Board of Directors of the Company presently knows of no other business to come before the meeting.
Who Can Vote
If you owned shares of the Company’s Class A Common Stock or Class B Common Stock (collectively, the “Common Stock”) at the close of business on March 27, 2023, you are entitled to vote at the Annual Meeting and at any postponement or adjournment thereof. To attend, vote and ask questions during the

Annual Meeting, you will need the 16-digit control number included on your proxy card or on any additional voting instructions that accompanied your proxy materials. Online check-in will begin at 7:45 a.m. PT. Please allow ample time for the online check-in process.
Each share of Common Stock is entitled to one vote for each director nominee and one vote for each of the other proposals. In general, stockholders may submit a proxy prior to the Annual Meeting by telephone, the Internet or mail to have their shares voted or may vote during the Annual Meeting by participating in the virtual meeting. See “Questions and Answers About the Annual Meeting and Voting” on page 64 for more details regarding how you may vote if you are a registered holder or a beneficial owner of shares held in “street name.”
Date of Mailing
This proxy statement, the proxy card and our Annual Report on Form 10-K for the year ended December 31, 2022 are first being mailed to stockholders on or about April 28, 2023.
Important Notice Regarding the Availability of Materials for the Annual Meeting to be held on May 23, 2023: This proxy statement and our 2022 Annual Report are available to you free of charge at www.proxyvote.com.
By order of the Board of Directors,
Rebecca Boyden
Chief Legal Officer
April 24, 2023

i

Background
On July 28, 2021, Vacasa, Inc. (the “Company,” “we” or “us”) entered into an agreement to become a publicly traded company through a business combination with TPG Pace Solutions Corp., a Cayman Islands exempted company (“TPG Pace”). On December 6, 2021 (the “Closing”), we consummated the business combination (the “Business Combination”) contemplated by that certain business combination agreement, dated as of July 28, 2021 (as amended, the “Business Combination Agreement”), by and among TPG Pace, Vacasa Holdings LLC (“Vacasa Holdings” or “OpCo”), Turnkey Vacations, Inc. (“TK Newco”), certain other Vacasa Holdings equity holders (together with TK Newco, the “Blockers”), us, and certain other parties pursuant to which, among other things, TPG Pace merged with and into us, following which the separate corporate existence of TPG Pace ceased and we became the surviving corporation.
PROPOSAL 1 — ELECTION OF DIRECTORS
The Board of Directors of the Company (the “Board”) has nominated Joerg Adams, Rachel Gonzalez, Jeffrey Parks, Chris Terrill and Kimberly White for election as Class II Directors at the Annual Meeting to hold office until the Annual Meeting of Stockholders to be held in 2026.
Our Board of Directors
The number of our directors is fixed by the Board, subject to the terms of our Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and Amended and Restated Bylaws (as amended, the “Bylaws”). Our Certificate of Incorporation provides that the total authorized number of directors constituting the entire Board shall not be less than five and shall not be more than 10, with the then-authorized number of directors being fixed from time to time exclusively by the Board within such range (subject to the Stockholders Agreement). Our Board currently consists of 10 directors. However, the Board recommends that the size of the Board be increased to 11 directors and that director nominee Rachel Gonzalez be elected to the Board. The Board is submitting to the stockholders the Board Size Amendment (as defined in Proposal 3), which would authorize an amendment to our Certificate of Incorporation to allow the size of the Board to be increased. In addition, the Board has adopted resolutions increasing the size of the Board to 11 contingent on Proposal 3 being approved and the Board Size Amendment becoming effective upon its filing with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”). Thus, Ms. Gonzalez’s election as a director will be contingent on the effectiveness of the increase in the size of the Board to 11, which increase, as discussed above, will not occur unless Proposal 3 is approved and the Board Size Amendment is effective. In accordance with our Certificate of Incorporation, our Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The term of the Class II directors elected at our Annual Meeting will begin at that meeting and end at our 2026 Annual Meeting of Stockholders, or, if later, until such director’s successor has been duly elected and qualified. If Proposal 3 is approved and Ms. Gonzalez is elected as a Class II director at our 2023 Annual Meeting, her term will begin upon the effectiveness of the board size being increased to 11, which will occur upon the filing of the Board Size Amendment with the Delaware Secretary of State and end at our 2026 Annual Meeting. See “Corporate Governance — Our Board of Directors” on page 6 for a discussion regarding designation rights of certain of our stockholders set forth in the Stockholders Agreement (as defined below).
The following table provides certain information regarding each of our directors and nominees as of April 13, 2023. In the biographies below, references to Vacasa Holdings should be deemed to refer to its predecessor Vacasa LLC for periods prior to May 2020.

Name	Age	Board Class	Independent	Position	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Robert Greyber	53	I	No	Director and Chief Executive Officer
Barbara Messing	51	I	Yes	Director		X
Karl Peterson	52	I	Yes	Director	X		X
Joerg Adams	44	II	Yes	Director			Chair
Eric Breon*	44	II	No	Director
Rachel Gonzalez	53	II	Yes	Board Observer**
Jeffrey Parks	41	II	Yes	Chair of the Board and Director			X
Chris Terrill	55	II	Yes	Director	X
Kimberly White	40	II	No	Director Nominee
Ryan Bone	35	III	Yes	Director		Chair
Chad Cohen	48	III	Yes	Director	Chair
Benjamin Levin	51	III	Yes	Director		X

*
Mr. Breon is not standing for re-election at the Annual Meeting.

**
Ms. Gonzalez is currently a Board Observer. She has been nominated to be elected as a Class II Director at the Annual Meeting.

Director and Nominee Biographies
Class I Directors
Robert Greyber has served as our Chief Executive Officer and as a member of our Board since September 2022. Prior to his time at Vacasa, Mr. Greyber held various senior positions with Expedia Group and with Egencia, a leading digital corporate travel platform previously owned by Expedia Group from March 2004 to April 2020, including most recently as Egencia’s President from May 2009 to April 2020 where he was responsible for Egencia’s global strategy, brand, technology and operations and served on the Expedia Group senior executive leadership team. Mr. Greyber also briefly served as Chief Executive Officer and as a member of the board of directors for an unconsummated special purpose acquisition vehicle in 2021. Mr. Greyber received a B.A. in English Literature from the University of Maryland, College Park, and an M.B.A. from the University of Chicago, Booth School of Business.
We believe Mr. Greyber is well qualified to serve as a member of our Board because of his extensive organizational management and leadership experience and his experience and perspective as our Chief Executive Officer.
Barbara Messing has served as a member of our Board since December 2021. Ms. Messing has served as Chief Marketing & People Experience Officer of Roblox Corporation, an online gaming platform, since August 2020. From August 2018 to August 2019, Ms. Messing served as Senior Vice President, Chief Marketing Officer of Walmart US, a company engaged in retail and wholesale operations. Between February 2011 and April 2018, Ms. Messing served as Vice President and Chief Marketing Officer, and later Senior Vice President and Chief Marketing Officer, for TripAdvisor, Inc., an online travel company. Between April 2002 and February 2011, she served in a number of management positions at Hotwire.com, an Internet-based travel agency, including Vice President of Customer Experience and Vice President and General Manager, Travel Ticker. Ms. Messing has served on the board of directors of Overstock.com, Inc., a publicly traded internet retailer, since August 2020, and she previously served on the board of directors of XO Group, Inc., which merged with WeddingWire in December 2018. Ms. Messing received her B.A. from Northwestern University and her J.D. from Stanford Law School.

We believe Ms. Messing is well qualified to serve as a member of our Board because of her extensive experience in both management and director positions of public companies and in the travel and hospitality sector.
Karl Peterson has served as a member of our Board since December 2021. Mr. Peterson leads CapitalKP and Peterson Capital Partners, LP, family offices overseeing several public stock investments and numerous private investments. Prior to his retirement in late 2022, he was a Senior Partner of TPG and the Managing Partner of its affiliate, TPG Pace Group. After rejoining TPG in 2004, Mr. Peterson led investments for the firm in technology, media, financial services and travel sectors and oversaw TPG’s European operations from 2010 until 2017 and served on the Executive Committee of TPG. Prior to 2004, he was a co-founder and the President and Chief Executive Officer of Hotwire.com. He led the business from its launch through its sale to InterActiveCorp in 2003. Before Hotwire, Mr. Peterson was a principal at TPG in San Francisco, and from 1992 to 1995, he was a financial analyst at Goldman, Sachs & Co. Mr. Peterson currently serves on the board of directors of Sabre Corporation and Playa Hotels & Resorts, is the Chairman of Accel Entertainment, and is non-executive Chairman of TPG Beneficial Finance II. Mr. Peterson holds a B.B.A. from the University of Notre Dame.
We believe Mr. Peterson is well qualified to serve as a member of our Board because of his significant leadership, investment and financial expertise.
Class II Directors and Nominees
Joerg Adams joined the Vacasa Holdings board of managers in October 2019 and has served as a member of our Board since December 2021. Mr. Adams currently serves as a Managing Director at Silver Lake, a global technology investment firm, which he joined in August 2006. Mr. Adams holds a B.S. in Finance from Indiana University and a degree in Business Administration from the European School of Business in Reutlingen, Germany. Mr. Adams serves on our Board as a designee of the Silver Lake Stockholder (as defined below) in accordance with the Stockholders Agreement.
We believe Mr. Adams is well qualified to serve as a member of our Board because of his extensive experience in the private equity industry and his experience advising the boards of technology companies as a director.
Rachel Gonzalez has served as the General Counsel of GE Vernova, GE’s portfolio of energy businesses, since April 2023. Prior to joining GE Vernova, Ms. Gonzalez served as the Executive Vice President, Law and Corporate Affairs, and General Counsel of Starbucks Coffee Corporation from April 2018 to April 2022 and as Executive Vice President and Chief Administrative Officer of Sabre Corporation, a technology provider to the travel industry, from May 2017 to April 2018 and was Sabre’s Executive Vice President and General Counsel from September 2014 to May 2017. From March 2013 to September 2014, Ms. Gonzalez served as Executive Vice President, General Counsel and Corporate Secretary of Dean Foods Company, a food and beverage company, and as its Executive Vice President, General Counsel designate from November 2012 to March 2013. She served as Chief Counsel, Corporate and Securities of Dean Foods from 2008 to 2012. From 2006 to 2008, Ms. Gonzalez served as Senior Vice President and Group Counsel for Affiliated Computer Services, Inc., an information technology service provider. Prior to that, Ms. Gonzalez was a partner with the law firm of Morgan, Lewis & Bockius LLP, where she focused on corporate finance, mergers and acquisitions, Securities and Exchange Commission compliance and corporate governance. Ms. Gonzalez currently serves on the board of directors of Electronic Arts Inc. and Sabre Corporation. She previously served on the board of Dana Incorporated from 2017 to 2022. Ms. Gonzalez holds a B.A. in Comparative Literature from the University of California, Berkeley, and a J.D. from the Boalt Hall School of Law at the University of California, Berkeley. Ms. Gonzalez was recommended to the Company as a potential director by members of our Board and management.
We believe Ms. Gonzalez is well qualified to serve as a member of our Board because of her experience with public companies, both as an executive officer and as a director, and because of her extensive corporate governance and legal experience.
Jeffrey Parks joined the Vacasa Holdings board of managers in October 2017, has served as a member of our Board since December 2021, and currently serves as our Chairman. Mr. Parks is a co-founder and

Managing Partner of Riverwood Capital, a private equity firm. Prior to co-founding Riverwood Capital in 2008, Mr. Parks served as an investment executive with KKR & Co. LLP, a private equity firm, as an investment professional at Oaktree Capital Management, and as an investment banker at UBS. Mr. Parks has served on the board of directors of many public and privately-held companies, including ForgeRock, Inc. since April 2020 and Nutanix, Inc. from 2013 to 2020. Mr. Parks holds dual B.A. degrees in Economics and Mathematics from Pomona College, where he currently serves on the Board of Trustees. Mr. Parks serves on our Board as the designee of the Riverwood Stockholder (as defined below) in accordance with the Stockholders Agreement.
We believe Mr. Parks is well qualified to serve as a member of our Board because of his extensive corporate governance and business leadership experience with technology companies, including as a director and private equity investor.
Chris Terrill joined the Vacasa Holdings board of managers in October 2020 and has served as a member of our Board since December 3, 2021. Mr. Terrill has served as Co-Chairman of Z-Work Acquisition Corp., a technology company, since February 2021. Prior to joining Z-Work, Mr. Terrill served as Chief Executive Officer of Angi Inc., an online services provider, from October 2017 to November 2018, and as Chief Executive Officer of HomeAdvisor from May 2011 to November 2018. Mr. Terrill currently serves on the board of directors of Anywhere Real Estate Inc. (formerly known as Realogy Holdings Corp.), a residential real estate company, since July 2016, Yelp Inc., an online platform, since March 2022, and Terminix Global Holdings Inc., a pest control company, since July 2021. He also served on the board of directors of Porch Group, Inc., a consumer data company, from January 2021 to March 2022. Mr. Terrill holds a B.S. in Advertising from the University of Texas at Austin and an M.B.A. from the University of Houston.
We believe Mr. Terrill is well qualified to serve as a member of our Board because of his extensive experience leading and advising technology-driven public companies.
Kimberly White has served as the Executive Vice President of Strategy and Operations at LOGE Camps, a hotel and real estate development company, since July 2022. Prior to joining LOGE Camps, Ms. White was a founding team member and held various positions at our Company from November 2010 to July 2022, most recently as the Head of Home Quality and Standards from October 2017 to July 2022. Ms. White has also served as the Chief Customer Officer of Prevedere Analytics, Inc., a health-technology and predictive analytics company. Ms. White has been selected as the designee of the EB Stockholder (as defined below) in accordance with the Stockholders Agreement.
We believe Ms. White is well qualified to serve as a member of our Board because of her industry knowledge and experience as a former employee of the Company.
Class III Directors
Ryan Bone joined the Vacasa Holdings board of managers in May 2020 and has served as a member of our Board since December 2021. Mr. Bone is a Director of Silver Lake, a global technology investment firm, which he joined in 2013. Prior to joining Silver Lake, Mr. Bone worked in the Technology, Media and Telecommunications Investment Banking Group at Goldman Sachs. Mr. Bone holds a B.A. in Economics from Amherst College. Mr. Bone serves on our Board as a designee of the Silver Lake Stockholder (as defined below) in accordance with the Stockholders Agreement.
We believe Mr. Bone is well qualified to serve as a member of our Board because of his extensive experience in the private equity industry and his experience advising technology companies.
Chad Cohen joined the Vacasa Holdings board of managers in October 2020 and has served as a member of our Board since December 2021. Mr. Cohen is the Chief Financial Officer and Chief Operating Officer of Capella Space, which he joined in November 2022. Mr. Cohen previously served as the Chief Financial Officer of Adaptive Biotechnologies Corp., a publicly traded immune-driven medicine company, from August 2015 through February 2022 and as Chief Financial Officer of Zillow Group, a publicly traded real estate marketplace company, from March 2011 to August 2015. Mr. Cohen previously served on the board of directors of Trupanion, Inc., a publicly traded pet insurance company, from December 2015 to July 2019. Mr. Cohen holds a B.S.B.A. in Management with a concentration in Accounting from Boston University.

We believe Mr. Cohen is well qualified to serve as a member of our Board because of his experience with public companies, both as an executive officer and as a director and because of his financial expertise.
Benjamin Levin joined the Vacasa Holdings board of managers in 2016 and has served as a member of our Board since December 2021. Mr. Levin founded and currently serves as Chief Executive Officer of Level Equity Management, LLC. Prior to founding Level Equity, Mr. Levin served as Managing Director at Insight Venture Partners. Mr. Levin holds an A.B. in Government from Harvard University. Mr. Levin serves on our Board as the designee of the Level Equity Stockholder (as defined below) in accordance with the Stockholders Agreement.
We believe Mr. Levin is well qualified to serve as a member of our Board because of his extensive experience in the private equity and venture capital industry and his financial, business and leadership experience.
Recommendation of the Board of Directors
The Board recommends that you vote “FOR” the election of each of Mses. Gonzalez and White and Messrs. Adams, Parks and Terrill.

CORPORATE GOVERNANCE
Director Independence
Under our Corporate Governance Guidelines and the applicable Nasdaq Stock Market LLC (“Nasdaq”) rules (the “Nasdaq rules”), a director is not independent unless the Board affirmatively determines that he or she does not have a relationship with us that could compromise his or her ability to exercise independent judgement in carrying out his or her responsibilities as a director. In addition, the director must not be precluded from qualifying as independent under the Nasdaq rules.
Our Board annually reviews the independence of our directors and nominees and considers whether any such individual has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Our Board has determined that each of Joerg Adams, Ryan Bone, Chad Cohen, Benjamin Levin, Barbara Messing, Jeffrey Parks, Karl Peterson and Chris Terrill, representing eight of our 10 directors, qualifies as “independent” under the Nasdaq rules. The Board also determined that our director nominee, Rachel Gonzalez, also qualifies as “independent” under the Nasdaq rules. In making these determinations, our Board reviewed and discussed information provided by the directors and Mses. Gonzalez and White regarding each person’s business and personal activities and relationships as they may relate to us and our management, including that Joerg Adams, Eric Breon, Ryan Bone, Benjamin Levin and Jeffrey Parks are affiliated with one of our significant stockholders. There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
Our Board currently believes that we and our stockholders are best served by a Board leadership structure in which the roles of the Chairman of the Board and the Chief Executive Officer are held by different individuals, and that there should be a Lead Independent Director if the Chairman is not independent. Our Board reviews its leadership structure periodically to determine whether it continues to best serve us and our stockholders. Currently, Mr. Greyber serves as our Chief Executive Officer and Mr. Parks serves as our Chairman of the Board. Our Board believes that separation of these roles reinforces the independence of the Board from management, enables the Chief Executive Officer to be responsible for setting our general strategic direction, allows the Chairman (or the Lead Independent Director, as applicable) to provide strong independent leadership, creates an environment that encourages objective oversight of management’s performance and our risk management practices, and enhances the effectiveness of the Board as a whole.
Our Board of Directors
We currently have 10 directors on our Board, although the Board is recommending that the size of the Board be expanded to 11 directors as set forth in Proposal 3. As set forth in our Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation or removal.
Upon consummation of the Business Combination, we entered into the Stockholders Agreement (as amended, the “Stockholders Agreement”) with (i) certain entities affiliated with (a) Silver Lake (the “Silver Lake Stockholder”), (b) Riverwood Capital (the “Riverwood Stockholder”), and (c) Level Equity Management (the “Level Equity Stockholder”), (ii) TPG Pace Solutions Sponsor, Series LLC (the “TPG Stockholder”) and (iii) Eric Breon (the “EB Stockholder”). Pursuant to the Stockholders Agreement, the Board comprises 10 members, divided into three classes, consisting of:
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two directors designated by the Silver Lake Stockholder (Joerg Adams (Class II) and Ryan Bone (Class III));

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one director designated by the Riverwood Stockholder (Jeffrey Parks (Class II));

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one director designated by the Level Equity Stockholder (Benjamin Levin (Class III));

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one director designated by the TPG Stockholder (Karl Peterson (Class I));

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one director designated by the EB Stockholder (Eric Breon (Class II));

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the Chief Executive Officer of the Company (Class I); and

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three directors (Chad Cohen (Class III), Chris Terrill (Class II) and Barbara Messing (Class I)), each of whom must qualify as an independent director for board service under applicable stock exchange rules and as an independent director as such term is defined under Rule 10A-3 of the Exchange Act of 1934, as amended (the “Exchange Act”), and one of whom meets additional diversity standards (the “Other Independent Directors”).

The Silver Lake Stockholder will continue to have the right to designate two directors as long as it and its affiliates beneficially own at least 40% of the economic shares of Vacasa, Inc., and certain limited liability company interests in Vacasa Holdings (collectively, the “Shares”) owned by the Silver Lake Stockholder immediately following the Closing, calculated in accordance with the terms of the Stockholders Agreement (the “Initial Silver Lake Ownership”). The Silver Lake Stockholder’s designation rights will be reduced to one director when the Silver Lake Stockholder and its affiliates beneficially own between 20% and 40% of the Initial Silver Lake Ownership.
The Riverwood Stockholder, the Level Equity Stockholder and the EB Stockholder will each continue to have the right to designate one director as long as they and their respective affiliates beneficially own at least 20% of the Shares owned by the Riverwood Stockholder, the Level Equity Stockholder or the EB Stockholder, as applicable immediately following the Closing, calculated in accordance with the terms of the Stockholders Agreement. The TPG Stockholder’s designation right terminated at the 2022 annual meeting of stockholders. The Stockholders Agreement automatically terminates on June 6, 2023, at which time the Company is required to enter into individual agreements to provide for the continuation of the board designation rights with each of the Silver Lake Stockholder, the Riverwood Stockholder, the Level Equity Stockholder and the EB Stockholder.
Our Certificate of Incorporation provides that the authorized number of directors may be changed from time to time by the Board of Directors. Our Certificate of Incorporation provides that, for so long as several of our investors hold a specified amount of our Common Stock, vacancies and newly created directorship may be filled (and directors removed with or without cause) only by majority stockholder vote and, after such time, vacancies and newly created directorships may be filled by the directors then in office and a director may be removed only for cause by majority stockholder vote.
Controlled Company Exemption
The parties to the Stockholders Agreement beneficially own, in the aggregate, more than 50% of the combined voting power of our Common Stock entitled to vote in the election of our directors. As a result, we qualify as a “controlled company” within the meaning of Nasdaq rules. Under these rules, a listed company, of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including, but not limited to, requirements that:
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a majority of our Board consist of directors who qualify as “independent” as defined under the Nasdaq rules;

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we have a nominating and corporate governance committee and, if we have such a committee, that it is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

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we have a compensation committee and, if we have such a committee, that it is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

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its board of directors conducts an annual performance evaluation of its compensation committee and the nominating and corporate governance committee.

We may elect to utilize one or more of these exemptions for so long as we remain a “controlled company.” Notwithstanding the availability of these exemptions, as discussed above, our Board currently consists of a majority of directors who qualify as “independent” under Nasdaq rules. Additionally, as described below, we maintain both a Nominating and Corporate Governance Committee and a Compensation Committee that consist entirely of independent directors.
If we cease to be a controlled company, we will be required to comply with Nasdaq’s corporate governance requirements applicable to listed companies, subject to a permitted “phase-in” period.
Role of the Board in Risk Oversight
Our Board is responsible for general oversight of risks and regularly reviews information regarding such risks, including credit risks, liquidity risks and operational risks. The Audit Committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The Audit Committee is also responsible for overseeing the management of financial risks, cybersecurity and data protection risks and other material risks applicable to the Company. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our Board and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is expected to be regularly informed through discussions with committee members and regular reports from management about such risks, as well as the actions taken by management to adequately address those risks. Our Board believes its existing leadership structure supports effective risk oversight by promoting communication between the independent directors and management, including discussions between the Chairman and CEO.
Attendance by Members of the Board of Directors at Meetings
There were eight meetings of the Board of Directors, eight meetings of the Audit Committee, six meetings of the Compensation Committee and four meetings of the Nominating and Corporate Governance Committee during the fiscal year ended December 31, 2022. During the fiscal year ended December 31, 2022, each incumbent director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served on the Board of Directors or such committee.
Under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. We do not maintain a formal policy regarding director attendance at the Annual Meeting. Five directors attended the 2022 annual meeting of stockholders.
Executive Sessions
The independent directors meet at least twice a year in executive session. Such meetings are presided over by the Chairperson of the Board or, in the event the Chairperson is unavailable, by a director selected by a majority of the independent directors present.
Committees of the Board of Directors
Our Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which operate under a written charter that is available on our website at www.investors.vacasa.com. In addition, from time to time, special committees may be established under the direction of the Board when the Board deems it necessary or advisable to address specific issues.
Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting process and assists our Board in its oversight of (i) the integrity of financial statements, (ii) compliance with legal and regulatory requirements, (iii) our risk management program, (iv) the performance of our independent auditor and (v) the design and implementation of our internal audit function and internal controls. The Audit Committee is responsible for, among other things:

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appointing, compensating, retaining and overseeing the work of our independent auditor and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services;

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discussing with our independent auditor any audit issues or difficulties in connection with the preparation of the financial statements and management’s response;

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pre-approving all audit and non-audit services provided by our independent auditor (other than those provided pursuant to appropriate preapproval policies established by the committee or exempt from such requirement under SEC rules);

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reviewing and discussing our annual and quarterly financial statements with management and our independent registered public accounting firm;

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discussing and overseeing our policies with respect to risk assessment and risk management, including cybersecurity and major financial risk exposures and the steps management has taken to monitor and control such exposures; and

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establishing, and annually reviewing, procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Our Audit Committee consists of Chad Cohen (Chair), Karl Peterson and Chris Terrill. Our Board has determined that each of the foregoing individuals qualifies as independent under the Nasdaq rules and Rule 10A-3 of the Exchange Act applicable to serving on an audit committee. Our Board has also determined that each member of the Audit Committee meets the financial literacy requirements of the Nasdaq rules and that each of Chad Cohen, Karl Peterson and Chris Terrill qualifies as an “audit committee financial expert” as defined in applicable SEC rules.
Compensation Committee
Our Compensation Committee oversees our policies, plans and benefits programs. The Compensation Committee is responsible for, among other things:
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reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of these goals and objectives and setting the Chief Executive Officer’s compensation;

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reviewing and setting or making recommendations to our Board regarding the compensation of our other executive officers;

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reviewing and making recommendations to our Board regarding director compensation;

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reviewing and approving or making recommendations to our Board regarding incentive compensation and equity-based plans, policies and programs;

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overseeing Company programs and policies regarding talent management (including retention, development, and training) and diversity and inclusion; and

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appointing and overseeing any compensation consultants.

Our Compensation Committee consists of Ryan Bone (Chair), Benjamin Levin, and Barbara Messing. Our Board has determined that each of the foregoing individuals qualifies as independent under the Nasdaq rules for purposes of serving on the compensation committee and as a “non-employee director” as defined in Section 16b-3 of the Exchange Act.
Compensation Consultants
In connection with its determinations regarding executive compensation, our Compensation Committee generally receives information and recommendations from our Chief Executive Officer and Chief Financial Officer (other than with respect to themselves), as well as the compensation consultant engaged by our

Compensation Committee. Our Compensation Committee may delegate authority to executive officers to administer compensation and benefits plans.
Our Compensation Committee has sole authority to retain and terminate any outside advisors, such as compensation consultants and legal counsel. The Compensation Committee utilizes Compensia, Inc. (“Compensia”) as its compensation consultant to assist in determining appropriate executive compensation and reviewing and analyzing proposed compensation programs for executive officers. Compensia assists our Compensation Committee in developing appropriate incentive plans for our executives, provides our Compensation Committee with research, analyses, advice and ongoing recommendations regarding material executive compensation decisions, and reviews compensation proposals of management. Compensia reports directly to our Compensation Committee and does not provide any non-compensation-related services to us. After review and consultation with Compensia, the Compensation Committee determined that Compensia is independent and there is no conflict of interest resulting from retaining Compensia pursuant to applicable SEC and Nasdaq rules.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee oversees and assists our Board in reviewing and recommending nominees for election as directors. The Nominating and Corporate Governance Committee is responsible for, among other things:
•
identifying individuals qualified to become members of our Board, consistent with criteria approved by the Board;

•
recommending to our Board the nominees for election to our Board at annual meetings of our stockholders;

•
overseeing the evaluation of the Board and management;

•
overseeing Company policies, programs and strategies related to environmental, sustainability and social matters; and

•
developing and recommending to our Board a set of corporate governance guidelines.

Our Nominating and Corporate Governance Committee consists of Joerg Adams (Chair), Jeffrey Parks and Karl Peterson. Our Board has determined that each of the foregoing individuals qualifies as independent under the Nasdaq rules.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board of Directors has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company.
Our Code of Business Conduct and Ethics applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Business Conduct and Ethics on our website rather than by filing a Current Report on Form 8-K.
You can access our Corporate Governance Guidelines and our Code of Business Conduct and Ethics at www.investors.vacasa.com, or by writing to Vacasa, Inc., Attn: Chief Legal Officer, 850 NW 13th Avenue, Portland, Oregon 97209.
Director Candidates
Other than as set forth in the Stockholders Agreement, the Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. See “Corporate Governance — Our Board of Directors” for a discussion regarding designation rights of certain of our stockholders set forth in the Stockholders Agreement.

To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Rachel Gonzalez and Chris Terrill were initially recommended to serve on our Board by members of management and the Board. Joerg Adams and Jeffrey Parks were initially recommended to serve on our Board by the Silver Lake Stockholders and Riverwood Stockholders, respectively, in accordance with the Stockholders Agreement. Ms. White was recommended to serve on our Board by the EB Stockholder in accordance with the Stockholders Agreement.
Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.
Other than as set forth in the Stockholders Agreement, the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including, but not limited to: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; gender identification or identification as an underrepresented minority or as LGBTQ+; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, Attn: Chief Legal Officer, 850 NW 13th Avenue, Portland, Oregon 97209. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Compensation Committee Interlocks and Insider Participation
During 2022, the members of our Compensation Committee were Joerg Adams, Chad Cohen, Benjamin Levin, and Barbara Messing, none of whom was, during fiscal year 2022, an officer or employee of the Company or was formerly an officer of the Company. Related person transactions pursuant to Item 404(a) of Regulation S-K involving those who served on the Compensation Committee during 2022 are described under “Certain Relationships and Related Person Transactions” on page 29.
During 2022, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving on our Board of Directors or Compensation Committee.

Anti-Hedging Policy
We maintain an Insider Trading Compliance Policy that prohibits our directors, executive officers and other employees from purchasing on margin with respect to Company securities. In addition, our policies prohibit directors, executive officers and other employees from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge (or offset), or are designed to hedge or offset, any decrease in the market value of Company equity securities.
Communications with the Board
Any stockholder or any other interested party who desires to communicate with our Board, our non-management directors or any specified individual director may do so by directing such correspondence to Vacasa, Inc., Attn: Chief Legal Officer, 850 NW 13th Avenue, Portland, Oregon 97209 who will forward the communication to the appropriate person or persons.
Board Diversity Matrix as of April 13, 2023
The following matrix assumes that all director candidates in this proxy statement are elected to our Board, and our Board size is expanded to 11 directors. This matrix is provided in accordance with the applicable Nasdaq rules.
Total Number of Directors: 11
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	7		1
Part II: Demographic Background
African American or Black
Alaskan Native or American Indian
Asian
Hispanic or Latinx	1
Native Hawaiian or Pacific Islander
White	2	7
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background				1
EXECUTIVE OFFICERS
The following sets forth information regarding the executive officers of the Company. Biographical information pertaining to Mr. Greyber, who is both an executive officer and a director of the Company, can be found in the section titled “Proposal 1 — Election of Directors.”
Jamie Cohen has served as our Chief Financial Officer since August 2021, and as Chief Financial Officer of Vacasa Holdings since March 2021. Prior to her time at Vacasa, Ms. Cohen served as Chief Financial Officer of Angi Inc., an online services provider, from March 2019 to March 2021, and as an Executive Vice President from September 2017 to March 2019. She held various leadership roles in finance and accounting at HomeAdvisor, Inc., an online home repair services provider, from July 2011 to September 2017. Ms. Cohen holds a B.S. in Mathematical Business, Economics and Marketing from Wake Forest University.
John Banczak has served as our Chief Operating Officer since October 2022. He joined the Company in April 2021 following the Company’s acquisition of TurnKey Vacation Rentals, where he served as co-founder and CEO from October 2012 to March 2021. Prior to Turnkey, Mr. Banczak served as a Vice President at HomeAway from March of 2010 to March of 2012. Prior to that, Mr. Banczak served as President and COO of BedandBreakfast.com from April of 2004 to March of 2010 and as a director of airline, car and GDS operations at Hotwire.com from March of 2002 to April of 2004. Mr. Banczak holds a B.B.A. from the University of Wisconsin and an M.B.A. from Northwestern University.

EXECUTIVE AND DIRECTOR COMPENSATION MATTERS
This section discusses the material components of the executive compensation program for our executive officers who are named in the “2022 Summary Compensation Table” below. In 2022, our “named executive officers” and their positions were as follows:
Named Executive Officer	Title	Age(1)
Robert Greyber(2)	Chief Executive Officer	53
Matthew Roberts(2)	Former Chief Executive Officer	54
Jamie Cohen	Chief Financial Officer	36
Craig Smith(3)	Former Chief Commercial Officer	47

(1)
As of April 13, 2023.

(2)
Mr. Greyber succeeded Mr. Roberts as Chief Executive Officer of the Company on September 6, 2022.

(3)
Mr. Smith served as the Chief Operating Officer until October 14, 2022, when he assumed the role of Chief Commercial Officer until February 6, 2023. Mr. Smith’s employment with the Company ended on March 13, 2023.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the filing of this annual report may differ materially from the currently planned programs summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
2022 Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years presented.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Robert Greyber(3) Chief Executive Officer	2022	182,308	—	13,193,856	—	8,308	13,384,472
Matthew Roberts(4) Former Chief Executive Officer	2022	350,000	—	6,537,983	—	526,160	7,414,143
	2021	500,000	—	—	750,000	4,615	1,254,615
Jamie Cohen Chief Financial Officer	2022	500,000	—	—	—	16,596	516,596
	2021	330,769	50,000	7,535,368	250,000	—	8,166,137
Craig Smith Former Chief Commercial Officer	2022	500,000	—	—	—	19,454	519,454
	2021	355,769	—	7,506,250	274,315	102,308	8,238,642

(1)
For 2022, the amounts represent the aggregate grant date fair value of the restricted stock units (“RSUs”) and performance stock units (“PSUs”) awarded to our named executive officers, calculated in accordance with ASC Topic 718. The ASC Topic 718 grant date fair value of the RSUs was determined based on the closing price of our Class A Common Stock on the grant date. The ASC Topic 718 grant date fair value of PSUs was determined as of the grant date using the Monte-Carlo simulation method, which utilizes multiple input variables to estimate the probability of meeting the performance objectives established for the award, including the expected volatility of our stock price and a risk-free interest rate derived from Treasury Constant Maturities yield rates for the period; accordingly, the maximum grant date fair values of PSUs were the same as their target grant date fair values shown in the table. Based on the Monte-Carlo simulation method, the grant date fair value of the PSUs was $5,443,856 and $2,895,392 for Mr. Greyber and Mr. Roberts, respectively. Additional information on equity-based awards is included in Note 14 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.
(2)
For Mr. Greyber and Mr. Smith, amounts shown reflect company matching contributions under our 401(k) plan. For Mr. Roberts, amounts shown represent (i) $4,154 of company matching contributions under our 401(k) plan, (ii) $22,006 of accrued post-separation healthcare continuation coverage benefits, and (iii) a cash severance payment of $500,000. For Ms. Cohen, the amount shown includes $16,346 of company matching contributions under our 401(k) plan.

(3)
Mr. Greyber commenced employment with us on September 6, 2022.

(4)
Mr. Roberts’s employment with us ended on September 6, 2022.

Elements of Our Executive Compensation Program
2022 Base Salaries
The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. The base salaries of our named executive officers are reviewed from time to time and adjusted when our Compensation Committee determines an adjustment is appropriate.
In February 2022, Ms. Cohen’s annual base salary was increased from $400,000 to $500,000, retroactive to January 1, 2022. In fiscal year 2022, Mr. Greyber’s annual base salary was $600,000, Mr. Roberts’s annual base salary was $500,000, and Mr. Smith’s annual base salary was $500,000.
2022 Bonuses
We maintain an annual bonus plan that is designed to motivate and reward our executives, including our named executive officers, for achievements relative to our goals and expectations for each fiscal year. Each named executive officer has a target bonus opportunity, defined as a percentage of his or her annual base salary. Following the end of each year, our Compensation Committee determines the bonuses for our executives, including our named executive officers, based on company performance against pre-established objectives, and retains discretion to allow for individual adjustments, based on such factors as it deems appropriate.
The bonus targets for our named executive officers for 2022, expressed as a percentage of their respective base salaries, were 100% for Mr. Greyber, 50% for Ms. Cohen and 50% for Mr. Smith.
Our corporate performance objectives for 2022 included achievement of certain adjusted EBITDA, revenue, gross margin and live unit growth targets. In February 2023, the Compensation Committee of our Board assessed achievement against those previously established objectives and determined our corporate goals for the year were not achieved and therefore no bonuses would be awarded to our named executive officers.
2022 Equity Grants
A key component of an executive officer’s compensation is long-term equity incentive awards, which are critical to focusing our executives on the Company’s long-term growth and creating shareholder value.
Our equity awards generally take the form of time-based RSU awards, and, beginning in 2022, PSUs that vest based on the achievement of stock price targets over a specified performance period and service-based vesting conditions. Each RSU and PSU represents the right to be issued one share of our Class A Common Stock upon vesting.
In February 2022, we granted Mr. Roberts an award of 622,665 RSUs and an award of 1,245,330 PSUs.
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The award of RSUs vested as to (i) 40% of the total RSUs in four equal quarterly installments beginning on April 20, 2022, (ii) 25% of the total RSUs in four equal quarterly installments beginning on April 20, 2023, (iii) 20% of the total RSUs in four equal quarterly installments beginning on April 20, 2024, and (iv) 15% of the total RSUs in four equal quarterly installments beginning on April 20, 2025, subject in each case to continued service through the applicable vesting date. Additionally, the award provided that if Mr. Roberts’s employment with us is terminated by us without “cause” or he resigns for “good reason” (each as defined in his Change in Control and Retention Agreement with the Company) on or before February 4, 2024, then he would vest into such additional number of RSUs as is necessary to bring the total number of RSUs that have vested under the award to 404,732.
•
The award of PSUs vested upon the satisfaction of both service-based and performance-based conditions. The service-based condition was satisfied as to (i) 40% of the total RSUs in four equal quarterly installments beginning on April 20, 2022, (ii) 25% of the total RSUs in four equal quarterly installments beginning on April 20, 2023, (iii) 20% of the total RSUs in four equal quarterly installments beginning on April 20, 2024, and (iv) 15% of the total RSUs in four equal quarterly installments beginning on April 20, 2025, subject in each case to continued service through the applicable vesting date. The performance-based condition was satisfied in four equal tranches (25% of the total PSUs) upon the achievement of stock price targets ($12.50, $17.50, $22.50, and $27.50), which would be achieved when the trailing 60 trading day average closing trading price of a share of our Class A Common Stock equals or exceeds a stock price target within the four-year period starting from January 20, 2022. Mr. Roberts was required to continue in service with the Company on each date a stock price target is met for the corresponding tranche to satisfy the performance-based condition. Additionally, the award provided that if Mr. Roberts’s employment with us is terminated by us without “cause” or he resigns for “good reason” (each as defined in his Change in Control and Retention Agreement with the Company) on or before February 4, 2024, then he would vest into such additional number of PSUs as is necessary to bring the total number of PSUs that have vested under the award to 404,732.

In connection with the commencement of his employment, in September 2022, we granted Mr. Greyber an award of 1,923,077 RSUs and an award of 1,923,077 PSUs.
•
The award of RSUs vests as to 25% of the total RSUs on September 6, 2023, and as to 1/16th of the total RSUs on each quarterly anniversary thereafter, subject to continued service through the applicable vesting date.

•
The award of PSUs vests upon the satisfaction of both service-based and performance-based conditions. The service-based condition will be satisfied as to 1/16th of the total PSUs on each quarterly anniversary of September 6, 2022, subject to Mr. Greyber’s continued service with the Company through the applicable date. The performance-based condition will be satisfied in four tranches (16%, 16%, 32%, and 36% of the total PSUs, respectively) upon the achievement of stock price targets ($7.50, $10.00, $12.50, and $15.00), which are achieved when the trailing 45 trading day average closing trading price of a share of our Class A Common Stock equals or exceeds a stock price target within the seven-year period starting from September 6, 2022. Except in limited circumstances, Mr. Greyber must continue in service on each date a stock price target is met for the corresponding tranche to satisfy the performance-based condition. Any PSUs that have not satisfied the performance-based condition as of the seventh anniversary of September 6, 2022 will be forfeited. In the event of a change in control of the Company, any then-unmet stock price target may be achieved based on the price per share to be paid to Company stockholders in connection with the change in control transaction. If Mr. Greyber’s employment with the Company is terminated by the Company without “cause” or Mr. Greyber resigns for “good reason” (each as defined in his Change in Control and Retention Agreement with the Company), or terminates due to Mr. Greyber’s death or disability, then, (i) subject to Mr. Greyber’s (or his estate’s) delivery of a general release of claims in favor of the Company, the service-based condition will be deemed satisfied as to 100% of the PSUs, and (ii) for any PSUs subject to then-unmet performance-based conditions, in certain circumstances, such PSUs will remain outstanding and eligible to vest upon satisfaction of a stock price target for a period of up to 43 trading days following Mr. Greyber’s termination date.

Other Elements of Compensation
Retirement Savings, Employee Stock Purchase Plan and Health and Welfare Benefits
We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. We currently match contributions made by 401(k) participants equal to 100% of the elective deferrals up to 6% of a participant’s annual eligible compensation. Participants are 100% vested at all times in the value of their contributions and any Company 401(k) matching contributions. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
All of our full-time employees, including our named executive officers, are generally eligible to participate in our employee stock purchase plan and health and welfare plans sponsored by us. These health and welfare plans generally include medical, dental and vision benefits; short-term and long-term disability insurance; and life and accidental death and dismemberment insurance, but may be modified by the Company at any time.
Perquisites and Other Personal Benefits
We determine perquisites on a case-by-case basis and will provide a perquisite to a named executive officer when we believe it is necessary to attract or retain the named executive officer. We did not provide any material perquisites or personal benefits to our named executive officers not otherwise made available to our other employees in 2022.
Outstanding Equity Awards at 2022 Fiscal Year End
The following table summarizes the number of outstanding and unvested RSUs, PSUs, and Vacasa Employee Holdings LLC common units held by each named executive officer as of December 31, 2022.
	Stock Awards
Name	Award(1)	Vesting Start Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(2)
Robert Greyber	RSUs(3)	9/6/2022	1,923,077	2,423,077	—	—
	PSUs(4)	9/6/2022	—	—	1,923,077	2,423,077
Matthew Roberts	—	—	—	—	—	—
Jamie Cohen	Common Units(5)	3/1/2021	1,236,393	1,557,855	—	—
Craig Smith	Common Units(5)	4/12/2021	1,130,088	1,423,911	—	—

(1)
“Common units” refers to outstanding and unvested Vacasa Employee Holdings LLC common units into which originally granted employee equity units converted in the Business Combination.

(2)
Amounts are calculated by multiplying the number of shares or units shown in the table by $1.26, which was the closing price of our Class A Common Stock on December 30, 2022, the last trading day of our fiscal year. While there is no public market for the common units, following vesting, the common units are redeemable by the holder on a 1-for-1 basis for a share of our Class A Common Stock or an equivalent amount of cash.

(3)
The award vests as to 25% of the total RSUs on the first anniversary of the vesting start date, and as to 1/16th of the total RSUs on each quarterly anniversary thereafter, subject to continued service through the applicable vesting date.

(4)
The award vests upon the satisfaction of both service-based and performance-based conditions. The service-based condition will be satisfied as to 1/16th of the total PSUs on each quarterly anniversary of the vesting start date, subject to continued service through the applicable date. The performance-based condition will be satisfied in four tranches (as to 16%, 16%, 32%, and 36% of the total PSUs) upon the achievement of certain increasing stock price targets within the seven-year period beginning on the vesting start date. Except in limited circumstances, Mr. Greyber must continue in service on each date a stock price target is met for the corresponding tranche to satisfy the performance-based condition.

(5)
The common units vest, and the risk of forfeiture thereon lapses, as to 25% of the total units on the first anniversary of the vesting start date, and as to 1/48th of the total units in equal installments each month thereafter, subject to continued service through the applicable vesting date.

Executive Compensation Arrangements
Offer Letters
We have entered into offer letters with each of our named executive officers. The offer letters generally provide for at-will employment and set forth the executive’s base salary, target annual bonus opportunity, initial equity grant (if applicable), eligibility for refresh equity awards (if applicable), and eligibility to participate in our employee benefit plans.
Change in Control and Retention Agreements
We have entered into change in control and retention agreements with each of our named executive officers (each, a “CIC Agreement”).
Under Mr. Greyber’s CIC Agreement, if Mr. Greyber’s employment with us is terminated by us without cause (as defined in the CIC Agreement) or if he resigns for good reason (as defined below), he will be eligible to receive the following: (i) a lump sum payment equal to the sum of (a) 12 months’ salary, (b) his target annual bonus for the year in which the termination occurs; (c) a prorated target annual bonus for the year in which the termination occurs, and (d) any earned but unpaid bonus for the year before the termination; (ii) reimbursement for the cost of up to 12 months of healthcare continuation coverage; and (iii) if such termination occurs within the period beginning three months before a change in control of the Company and ending on the date following the change in control on which all equity awards that were held by Mr. Greyber immediately before the change in control that vest solely based on continued service over time would become fully vested assuming service continues (such period, the “CIC Period”), 100% vesting acceleration for all equity awards that vest solely based on continued service over time (including, for this purpose, the portion of any equity award with performance-based vesting conditions for which the performance condition has already been met, such that the portion of the award remains eligible to vest solely based on continued service over time) (the “Vesting Acceleration”). Additionally, if Mr. Greyber’s employment with the Company terminates due to his death or disability during the CIC Period, he will be eligible for the Vesting Acceleration.
Under Mr. Greyber’s CIC Agreement, “good reason” generally means any of the following that occurs without his written consent: (a) a material reduction in his annual base salary or target bonus; (b) a material reduction in his title, authority, duties or responsibilities, provided that a reduction in title, authority, duties or responsibilities solely by virtue of the Company being acquired and made part of a larger entity will not constitute a material reduction; (c) a change by more than 60 miles in the geographic location of his principal place of work; or (d) any material breach of the CIC Agreement. A resignation will not be for good reason unless Mr. Greyber first provides the Company (or its successor or affiliate, as applicable) with written notice within 90 days following the initial existence of the acts or omissions constituting the grounds for good reason and a reasonable cure period of not less than 30 days following the date of such notice, during which such grounds have not been cured, and Mr. Greyber resigns his employment within 90 days following the end of the cure period.
Under Ms. Cohen’s CIC Agreement, if her employment with us is terminated by us without cause (as defined in the CIC Agreement) or she resigns for good reason (as defined below), she will be eligible to receive the following: (i) a lump sum payment equal to 12 months’ salary; (ii) reimbursement for the cost of up to 12 months of healthcare continuation coverage; and (iii) additional 12 months’ vesting for her then-outstanding equity awards that are not subject to performance-based vesting conditions (or, if the termination date occurs within the period beginning three months before and ending 12 months after a change in control of Vacasa Holdings LLC (as defined in the CIC Agreement), full vesting acceleration for all outstanding equity awards that are not subject to performance-based vesting conditions).
Mr. Roberts’s CIC Agreement provided for the same benefits as Ms. Cohen’s CIC Agreement.
Under Mr. Smith’s CIC Agreement, if Mr. Smith’s employment with us was terminated by us without cause (as defined in his CIC Agreement) or he resigned for good reason, he would be eligible to receive the following: (i) a lump sum payment equal to eight months’ salary; (ii) reimbursement for the cost of up to eight months of healthcare continuation coverage; and (iii) for equity awards not subject to performance-based vesting conditions, if the termination occurs within the first 12 months of the commencement of his employment, a number of months of vesting acceleration equal to the greater of (a) eight months or (b) the number of months of his employment with us that have been completed prior to his termination date. Additionally, if the termination without cause or resignation for good reason occurred within the period beginning three months before and ending 12 months after a change in control of Vacasa Holdings LLC (as defined in the CIC Agreement), Mr. Smith would be eligible to receive the following: (i) a lump sum payment equal to 12 months’ salary; (ii) reimbursement for the cost of up to 12 months of healthcare continuation coverage; and (iii) either (a) if Mr. Smith had been employed with us for at least 12 months on his termination date, full vesting acceleration for all outstanding equity awards that are not subject to performance-based vesting conditions, or (b) if Mr. Smith had been employed with us for less than 12 months on his termination date, accelerated vesting of the first 12 months’ portion of his then-outstanding equity awards that are not subject to performance-based vesting conditions.
The foregoing payments and benefits are subject to each executive’s execution and non-revocation of a general release of claims in favor of the Company and its affiliates.
Under each CIC Agreement (other than Mr. Greyber’s CIC Agreement), “good reason” means any of the following that occurs without the executive’s written consent: (a) a material reduction in the executive’s annual base salary; (b) a material reduction in the executive’s authority, duties or responsibilities (provided that such material reduction will not be deemed to occur if the executive is provided with a comparable position (i.e., a position of equal or greater organizational level, authority, duties and responsibilities), and provided further, that a reduction in authority, duties or responsibilities solely by virtue of the Company being acquired and made part of a larger entity will not constitute a material reduction); or (c) a change by more than 60 miles in the geographic location of the executive’s principal place of work. A resignation will not be for good reason unless the executive first provides the Company (or its successor or affiliate, as applicable) with written notice within 90 days following the initial existence of the acts or omissions constituting the grounds for good reason and a reasonable cure period of not less than 30 days following the date of such notice, during which such grounds have not been cured, and the executive resigns the executive’s employment within 90 days following the end of the cure period.
Roberts Separation Agreement
In connection with Mr. Roberts’s separation from employment with the Company on September 6, 2022, the Company entered into a Separation and Release Agreement with him, which provided for the separation benefits that Mr. Roberts was eligible for under his CIC Agreement and outstanding equity award agreements. In exchange for Mr. Roberts delivering a release of claims in favor of the Company, he received the following: (i) a lump sum payment equal to 12 months’ base salary; (ii) reimbursement for the cost of up to 12 months of healthcare continuation coverage; (iii) accelerated vesting of 280,200 of his outstanding RSUs; and (iv) accelerated vesting of 404,732 of his outstanding PSUs.
Smith Separation Agreement
In connection with Mr. Smith’s separation from employment with the Company on March 13, 2023, the Company entered into a Separation and Release Agreement with him, which provided for separation benefits materially consistent with the separation benefits Mr. Smith was eligible for under his CIC Agreement.

In exchange for Mr. Smith delivering a release of claims in favor of the Company, he received the following: (i) a lump sum payment equal to eight months’ base salary; and (ii) an amount equal to the cost of eight months of healthcare continuation coverage.
Director Compensation
Non-Employee Director Compensation Program
Our Non-Employee Director Compensation Program (the “Director Compensation Program”) provides our non-employee directors with fixed annual cash retainer fees as well as long-term equity compensation awards for their service on the Board. Additional fixed annual cash retainer fees are paid to non-employee directors for committee membership and chair service.
Under the Director Compensation Program, each non-employee director receives an annual cash retainer of $50,000, and any non-executive chairperson will receive an additional annual cash retainer of $40,000. The members of the following committees receive additional annual cash retainers in the amounts set forth below, depending on whether the member serves as chair of the committee:
Committee	Member	Chair
Audit Committee	$12,500	$25,000
Compensation Committee	$10,000	$20,000
Nominating and Corporate Governance Committee	$5,000	$10,000
All annual cash retainers are paid quarterly in arrears following the end of the applicable quarter (and prorated for partial service during a quarter).
Each non-employee director may elect to receive all or part of his or her annual cash retainer in the form of RSUs under the Vacasa, Inc. 2021 Incentive Award Plan (the “2021 Plan”). Elections to convert all or part of the annual cash retainer into RSUs must generally be made on or before December 31 of the year before the year in which the annual cash retainer is scheduled to be paid, or such earlier deadline as established by our Board or its Compensation Committee. Each individual who first becomes a non-employee director is permitted to elect to convert the annual cash retainer payments scheduled to be paid in the same calendar year into RSUs, provided that the election is made before the date the individual becomes a non-employee director. RSUs granted in lieu of all or a portion of the annual cash retainer are issued fully vested on the date of grant, and the number of RSUs is calculated by dividing (a) the amount of the annual retainer that would have otherwise been paid by (b) the average closing trading price of our Class A Common Stock over the 20 consecutive trading days ending with the trading day immediately preceding the grant date. In addition, to the extent permitted by the Board or its Compensation Committee, the Director Compensation Program provides that non-employee directors may elect to defer the settlement of RSUs granted to them.
Upon a non-employee director’s initial appointment or election to our Board, the director will automatically be granted an award of a number of RSUs calculated by dividing (a) $320,000 by (b) the average closing trading price of our Class A Common Stock over the 20 consecutive trading days ending with the trading day immediately preceding the grant date (the “Initial Grant”). The Initial Grant will vest as to one-third of the RSUs on each anniversary of the grant date, subject to continued service through each applicable vesting date.
Additionally, on the date of each annual stockholders meeting, each non-employee director who will continue to serve immediately following the meeting will be automatically granted an award of a number of RSUs calculated by dividing (a) $200,000 by (b) the average closing trading price of our Class A Common Stock over the 20 consecutive trading days ending with the trading day immediately preceding the grant date (the “Annual Grant”). However, if a non-employee director is otherwise eligible for an Annual Grant as of the date of an annual meeting but has been serving on the Board for less than four months as of the date of such annual meeting, then the number of RSUs subject to the Annual Grant will be prorated by multiplying the number of RSUs that would otherwise be subject to the Annual Grant by a fraction, the numerator of which is the number of days from the date of the non-employee director’s appointment or election through the date of such annual meeting, and the denominator of which is 365. Each Annual Grant will vest on the earlier of (i) the first anniversary of the grant date, or (ii) immediately before our next annual stockholders meeting following the grant date, subject to continued service through the applicable vesting date.
Messing Initial Award
In connection with Barbara Messing’s appointment to the Board in December 2021, and as contemplated by the Board appointment offer letter she entered into with the Company in October 2021, Ms. Messing was granted an award of 39,850 RSUs in January 2022. The award vests as to one-third of the total RSUs on each of the first three anniversaries of December 3, 2022, subject to Ms. Messing’s continued service through the applicable vesting date.
2022 Director Compensation Table
The following table sets forth all of the compensation earned by our non-employee directors during 2022.
Name	Fee Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total
Joerg Adams	$70,000	$135,656	—	$205,656
Ryan Bone	$62,500	$135,656	—	$198,156
Eric Breon	$50,000	$135,656	—	$185,656
Chad Cohen	$85,000	$135,656	—	$220,656
Benjamin Levin	$75,000	$135,656	—	$210,656
Barbara Messing	$60,000	$391,891	—	$451,891
Jeffrey Parks	$95,000	$135,656	—	$230,656
Karl Peterson	$55,000	$135,656	—	$190,656
Chris Terrill	$62,500	$135,656	—	$198,156

(1)
Amounts represent the aggregate grant date fair value of 33,999 RSUs granted to each director pursuant to our Director Compensation Program (and, for Ms. Messing, an additional 39,850 RSUs granted upon her appointment to our Board pursuant to her director offer letter), calculated in accordance with ASC Topic 718. The ASC Topic 718 grant date fair value of the RSUs was determined based on the closing price of our Class A Common Stock on the grant date.

As of December 31, 2022, our non-employee directors held the following outstanding and unvested Vacasa Employee Holdings LLC common units and RSUs under the 2021 Plan:
Name	Unvested Common Units Outstanding at Year-End(1)	Unvested RSUs Outstanding at Year-End
Joerg Adams	—	33,999
Ryan Bone	—	33,999
Eric Breon	—	33,999
Chad Cohen	74,791	33,999
Benjamin Levin	—	33,999
Barbara Messing	—	60,566
Jeffrey Parks	—	33,999
Karl Peterson	—	33,999
Chris Terrill	74,791	33,999

(1)
Reflects outstanding and unvested Employee Holdings LLC common units into which originally granted employee equity units converted in the Business Combination.

EQUITY COMPENSATION PLAN INFORMATION
Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information as of December 31, 2022, with respect to the shares of our Class A Common Stock that may be issued under our existing equity compensation plans. Our 2021 Plan and our 2021 Nonqualified Employee Stock Purchase Plan (the “ESPP”) are our only equity plans available for the grant of new equity awards.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	7,526,198(2)	—	21,911,915(3)(4)(5)
Equity compensation plans not approved by security holders(6)	5,795,386(7)	—	—
Totals	13,321,584	—	21,911,915

(1)
Consists of the 2021 Plan and the ESPP.

(2)
Amount includes 5,413,405 outstanding RSUs and 2,112,793 outstanding PSUs under the 2021 Plan, and excludes any rights to purchase shares under the ESPP.

(3)
Amount includes 13,965,588 shares of Class A Common Stock available for future issuance under the 2021 Plan and 7,946,327 shares of Class A Common Stock available for future issuance under the ESPP (of which up to approximately 2,079,000 shares may be issued with respect to the ESPP purchase period in effect as of December 31, 2022 that ends on May 31, 2023, based on enrollment as of December 31, 2022 and assuming a purchase price equal to 85% of $0.91 (which was the closing price of our Class A Common Stock on March 27, 2023)).

(4)
The number of shares of Class A Common Stock reserved for issuance pursuant to awards under the 2021 Plan increases on the first day of each fiscal year beginning in 2022 and ending in 2031, by an amount equal to the least of (A) 3% of the shares of Class A Common Stock outstanding on the last day of the immediately preceding fiscal year (determined on an as-converted basis taking into account all securities convertible into, exercisable, exchangeable or redeemable for shares of Class A Common Stock), (B) an amount of additional shares of Class A Common Stock such that the total number of shares available for issuance under the 2021 Plan on such first day of the year, after giving effect to the additional shares, equals 5% of the shares outstanding on the last day of the immediately preceding fiscal year (determined on the same basis as in clause (A)), and (C) such smaller number of shares as determined by our board of directors or the compensation committee. Pursuant to the foregoing provision, on January 1, 2023, the number of shares reserved for issuance increased by 334,520 shares.

(5)
The number of shares of Class A Common Stock reserved for issuance pursuant to awards under the ESPP increases on the first day of each fiscal year beginning in 2022 and ending in 2031, by an amount equal to the least of (A) 1% of the shares of Class A Common Stock outstanding on the last day of the immediately preceding fiscal year (determined on an as-converted basis taking into account all securities convertible into, exercisable, exchangeable or redeemable for shares of Class A Common Stock), (B) an amount of additional shares of Class A Common Stock such that the total number of shares available for issuance under the ESPP on such first day of the year, after giving effect to the additional shares, equals 2% of the shares outstanding on the last day of the immediately preceding fiscal year (determined on the same basis as in clause (A)), and (C) such smaller number of shares as determined by our board of directors or the compensation committee. Pursuant to the foregoing provision, on January 1, 2023, the number of shares reserved for issuance increased by 133,808 shares.

(6)
Table does not include: (i) 4,696,546 shares of Class A Common Stock subject to outstanding options under the TurnKey Vacations, Inc. 2014 Equity Incentive Plan (the “2014 Plan”) with a weighted average exercise price of $0.92, which we assumed in connection with the Business Combination; and (ii) 0 shares of Class A Common Stock subject to outstanding stock appreciation rights under the Vacasa, Inc. 2016 Equity Compensation Incentive Plan (the “2016 Plan”) with a weighted average exercise price of $3.06, which we assumed in connection with the Business Combination. The number of shares subject to the aforementioned stock appreciation rights (i.e., 0 shares) was determined based on the number of shares that would be issuable assuming a value of $1.26 per share of Class A Common Stock, which was the closing trading price of our Class A Common Stock as of December 30, 2022, the last trading day of our fiscal year. No new awards will be granted under the 2014 Plan or the 2016 Plan.
(7)
Represents common units of Vacasa Employee Holdings LLC held pursuant to individual agreements that, after vesting, may be exchanged on a one-for-one basis for OpCo Units and a corresponding number of shares of Class B Common Stock. Holders of OpCo Units may cause OpCo to acquire all or a portion of their vested OpCo Units, which may be settled for, at our election, shares of Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each OpCo Unit redeemed or an equivalent amount of cash and, in each case, the cancellation of an equal number of shares of such unitholder’s Class B Common Stock. The common units of Vacasa Employee Holdings LLC do not have an exercise price. Prior to the Reverse Recapitalization, the common units of Vacasa Employee Holdings LLC were “employee equity units” of Vacasa Employee Holdings LLC that were intended to constitute “profits interests” within the meaning of IRS guidance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information regarding the beneficial ownership of our voting shares as of March 27, 2023 by:
•
each person who is known to be the beneficial owner of more than 5% of our voting shares;

•
each of our named executive officers, directors and director nominees; and

•
all of our executive officers, directors and director nominees as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of stock appreciation rights, the settlement of RSUs, or the vesting of OpCo Units that remain subject to time-based vesting requirements (and the issuance of an equal number of shares of Class B Common Stock in connection therewith), in each case, within 60 days of March 27, 2023. Shares subject to stock appreciation rights that are currently exercisable or exercisable within 60 days of March 27, 2023, and RSUs or OpCo Units that are currently vested or that will vest within 60 days of March 27, 2023 (and, in the case of such OpCo Units, the shares of Class B Common Stock issued or issuable in connection with such vesting), are considered outstanding and beneficially owned by the person holding such stock appreciation rights, RSUs or OpCo Units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership of shares of our Common Stock is based on 238,396,713 shares of Class A Common Stock and 196,359,858 shares of Class B Common Stock issued and outstanding as of March 27, 2023.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. To our knowledge, none of our shares of Common Stock beneficially owned by any executive officer or director have been pledged as security. Unless otherwise noted, the address for each beneficial owner listed below is c/o Vacasa, Inc., 850 NW 13th Avenue, Portland, Oregon 97209.
	Class A Common Stock Beneficially Owned (on a fully exchanged basis)(1)		Class B Common Stock Beneficially Owned		Combined Voting Power(2)
Name and Address of Beneficial Owner	Number	%	Number	%	%
Holders of more than 5 percent
Silver Lake(3)(4)	110,898,651	38.7%	48,425,037	24.7%	25.5%
Riverwood(3)(5)	55,459,969	20.5%	32,404,091	16.5%	12.8%
Level Equity Management(3)(6)	40,085,456	14.7%	33,560,727	17.1%	9.2%
Adams Street(7)	18,764,501	7.9%	—	—%	4.3%
Mossytree Inc.(3)(8)	60,685,778	20.3%	59,885,879	30.5%	14.0%
TPG GP A, LLC(3)(9)	4,375,845	1.8%	—	—	1.0%
Directors and Named Executive Officers
Joerg Adams	33,999	*%	—	—%	*%
Ryan Bone	33,999	*%	—	—%	*%
Eric Breon(10)	60,889,054	20.3%	59,885,879	30.5%	14.0%
Chad Cohen(11)	139,383	*%	105,384	*%	*%
Rachel Gonzalez	8,499	*%	—	—%	*%
Benjamin Levin(12)	40,119,455	14.8%	33,560,727	17.1%	9.2%
Barbara Messing	47,282	*%	—	—%	*%

	Class A Common Stock Beneficially Owned (on a fully exchanged basis)(1)		Class B Common Stock Beneficially Owned		Combined Voting Power(2)
Name and Address of Beneficial Owner	Number	%	Number	%	%
Jeffrey Parks	33,999	*%	—	—%	*%
Karl Peterson(13)	1,624,658	*%	—	—%	*%
Chris Terrill(14)	483,769	*%	449,770	*%	*%
Kimberly White	59,880	*%	—	—%	*%
Rob Greyber(15)	349,490	*%	—	—%	*%
Jamie Cohen(16)	694,419	*%	669,712	*%	*%
Matt Roberts	—	—%	—	—%	—%
Craig Smith	613,350	*%	588,587	*%	*%
All directors, director nominees and executive officers of Vacasa, Inc. as a group (14 individuals)(17)	108,684,355	32.4%	94,671,472	48.0%	24.9%

*
Less than one percent

(1)
OpCo Unitholders (other than Vacasa, Inc.) will have the right, pursuant to the OpCo LLC Agreement, to cause OpCo to acquire all or a portion of their vested OpCo Units, which may be settled for, at our election, shares of Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each OpCo Unit redeemed (subject to conversion rate adjustments for stock splits, stock dividends and reclassification) or an equivalent amount of cash and, in each case, the cancellation of an equal number of shares of such OpCo Unitholder’s Class B Common Stock. For purposes of the table above, beneficial ownership of OpCo Units has been reflected as beneficial ownership of the shares of Class A Common Stock for which such OpCo Units may be exchanged.

(2)
Represents the percentage of voting power of Class A Common Stock and Class B Common Stock voting as a single class. Each share of Class A Common Stock and each share of Class B Common Stock entitles the registered holder thereof to one vote per share on all matters presented to stockholders for a vote generally, including the election of directors. Holders of Class A Common Stock and Class B Common Stock will vote as a single class on all matters except as required by law or by our Certificate of Incorporation.

(3)
As a result of the Stockholders Agreement, TPG GP A, LLC, Silver Lake, Riverwood, Level Equity Management and Mossytree Inc. or certain of their respective affiliates may be deemed to be a group for purposes of Section 13(d) of the Exchange Act. Each of TPG GP A, LLC, Silver Lake, Riverwood, Level Equity Management and Mossytree Inc. disclaims beneficial ownership of any shares which may be deemed beneficially owned solely by reason of the Stockholders Agreement.

(4)
Based on a Schedule 13G filed with the SEC on February 11, 2022. Class A Common Stock beneficially owned by Silver Lake is comprised of (i) 62,023,126 shares of Class A Common Stock held by SLP V Venice Feeder I, L.P., and (ii) 450,488 shares of Class A Common Stock held by SLP Venice Holdings, L.P. and up to 48,425,037 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity. Class B Common Stock beneficially owned consists of shares of Class B Common Stock issued on a one-for-one basis in respect of the OpCo Units referred to in the preceding sentence. Does not include 67,998 shares of Class A Common Stock underlying restricted stock units awarded to Joerg Adams and Ryan Bone, which are held for the benefit of Silver Lake Technology Management, L.L.C., certain of its affiliates and certain of the funds they manage. The general partner of SLP Venice Holdings, L.P. is SLP V Aggregator GP, LLC. Silver Lake Technology Associates V, L.P. is the managing member of SLP V Aggregator GP, LLC and the general partner of SLP V Venice Feeder I, L.P. The general partner of Silver Lake Technology Associates V, L.P. is SLTA V (GP), L.L.C. The managing member of SLTA V (GP), L.L.C. is Silver Lake Group, L.L.C. The managing members of Silver Lake Group, L.L.C. are Egon Durban, Kenneth Hao, Gregory Mondre and Joseph Osnoss. The address for each of the entities referenced above is c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, California 94025.

(5)
Based on a Schedule 13G filed with the SEC on February 14, 2022. Class A Common Stock beneficially owned consists of (i) 16,502,075 shares of Class A Common Stock held by RW Industrious Blocker L.P., (ii) 135,751 shares of Class A Common Stock held by RW Vacasa AIV L.P. and up to 14,592,445 shares of Class A Common Stock that may be issued on a one- for-one basis in exchange for OpCo Units held by such entity, (iii) 75,320 shares of Class A Common Stock held by Riverwood Capital Partners II (Parallel-B) L.P. and up to 8,096,506 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity, (iv) 695,685 shares of Class A Common Stock held by RCP III (A) Blocker Feeder L.P., (v) 5,556,670 shares of Class A Common Stock held by RCP III Blocker Feeder L.P., (vi) 43,998 shares of Class A Common Stock held by RCP III Vacasa AIV L.P. and up to 4,729,635 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity, (vii) 13,384 shares of Class A Common Stock held by RCP III (A) Vacasa AIV L.P. and up to 1,438,769 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by RCP III (A) Vacasa AIV L.P., and (viii) 32,995 shares of Class A Common Stock held by Riverwood Capital Partners III (Parallel-B) L.P. and up to 3,546,736 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity. Class B Common Stock beneficially owned consists of shares of Class B Common Stock issued on a one-for-one basis in respect of the OpCo Units referred to in the preceding sentence. The general partner of RW Industrious Blocker L.P., RW Vacasa AIV L.P. and Riverwood Capital Partners II (Parallel-B) L.P. (collectively, “Riverwood Capital II”) is Riverwood Capital II L.P. The general partner of Riverwood Capital II L.P. is Riverwood Capital GP II Ltd. Riverwood Capital II L.P. and Riverwood Capital GP II Ltd. may be deemed to have voting and dispositive power over, and be deemed to be indirect beneficial owners of, shares directly held by Riverwood Capital II. All investment decisions with respect to the shares held by Riverwood Capital II are made by a majority vote of an investment committee, comprised of several members. All voting decisions over the shares held by Riverwood Capital II are made by a majority vote of Riverwood Capital GP II Ltd.’s multiple shareholders. No single natural person controls investment or voting decisions with respect to the shares held by Riverwood Capital II. The general partner of RCP III (A) Blocker Feeder L.P., RCP III Blocker Feeder L.P., RCP III Vacasa AIV L.P., RCP III (A) Vacasa AIV L.P., and Riverwood Capital Partners III (Parallel-B) L.P. (collectively, “Riverwood Capital III”) is Riverwood Capital III L.P. The general partner of Riverwood Capital III L.P. is Riverwood Capital GP III Ltd. Riverwood Capital III L.P. and Riverwood Capital GP III Ltd. may be deemed to have voting and dispositive power over, and be deemed to be indirect beneficial owners of, shares directly held by Riverwood Capital III. All investment decisions with respect to the shares held by Riverwood Capital III are made by a majority vote of an investment committee, comprised of several members. All voting decisions over the shares held by Riverwood Capital III are made by a majority vote of Riverwood Capital GP III Ltd.’s multiple shareholders. No single natural person controls investment or voting decisions with respect to the shares held by Riverwood Capital III. The shareholders and investment committee members of Riverwood Capital GP II Ltd. and Riverwood Capital GP III Ltd. disclaim beneficial ownership of all shares held by Riverwood Capital II and Riverwood Capital III, respectively, for the purposes of Sections 13(d) and 13(g) of the Act. The address for each of the entities referenced above is c/o Riverwood Capital, 70 Willow Road, Suite 100, Menlo Park, California 94025.

(6)
Class A Common Stock beneficially owned consists of (i) 901,795 shares of Class A Common Stock held by Level Equity Opportunities Fund 2015, L.P. and up to 6,522,894 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity, (ii) 868,798 shares of Class A Common Stock held by Level Equity Opportunities Fund 2018, L.P. and up to 5,430,421 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity, (iii) 4,553,127 shares of Class A Common Stock held by LEGP II AIV(B), L.P., (iv) 43,661 shares of Class A Common Stock held by LEGP I VCS, LLC and up to 4,693,350 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity, (v) 113,911 shares of Class A Common Stock LEGP II VCS, LLC and up to 12,244,835 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity, and (vi) 43,437 shares of Class A Common Stock held by Level Equity — VCS Investors, LLC and up to 4,669,227 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity. Class B Common Stock beneficially owned consists of shares of Class B Common Stock issued on a one-for- one basis in respect of the OpCo Units referred to in the preceding sentence. The general partner of each of Level Equity Opportunities Fund 2015, L.P. and LEGP II AIV(B), L.P. is Level Equity Partners II (GP), L.P. The general partner of Level Equity Partners II (GP), L.P. is Level Equity Associates II, LLC. The general partner of Level Equity Opportunities Fund 2018, L.P. is Level Equity Partners IV (GP), L.P. The general partner of Level Equity Partners IV (GP), L.P. is Level Equity Associates IV, LLC. The sole member of LEGP I VCS, LLC is Level Equity Growth Partners I, L.P. The general partner of Level Equity Growth Partners I, L.P. is Level Equity Partners (GP), LLC. The managing member of Level Equity Partners (GP), LLC is Level Equity Professionals, L.P. The general partner of Level Equity Professionals, L.P. is Level Equity Associates, LLC. The sole member of LEGP II VCS, LLC is LEGP II AIV(NB), L.P. The general partner of LEGP II AIV(NB), L.P. is Level Equity Partners II (GP), L.P. The general partner of Level Equity Partners II (GP), L.P. is Level Equity Associates II, LLC. The sole manager of Level Equity — VCS Investors, LLC is Level Equity Management, LLC. The managing member of each of Level Equity Associates, LLC, Level Equity Associates II, LLC, Level Equity Associates IV, LLC and Level Equity Management, LLC is Ben Levin. The address for each of the entities referenced above is c/o 140 East 45th Floor, New York, New York 10017.
(7)
Based on a Schedule 13G filed with the SEC on February 15, 2023. Consists of 1,843,556 shares of Class A Common Stock held by Adams Street 2013 Direct Fund LP (“AS 2013”), 2,507,566 shares of Class A Common Stock held by Adams Street 2014 Direct Fund LP (“AS 2014”), 1,924,840 shares of Class A Common Stock held by Adams Street 2015 Direct Venture/ Growth Fund LP (“AS 2015”), 1,867,125 shares of Class A Common Stock held by Adams Street 2016 Direct Venture/Growth Fund LP (AS 2016), 1,676,971 shares of Class A Common Stock held by Adams Street 2017 Direct Venture/Growth Fund LP (“AS 2017”), 235,860 shares of Class A Common Stock held by Adams Street 2019 Direct Growth Equity Fund LP (“AS 2019”), 252,126 shares of Class A Common Stock held by Adams Street 2020 Direct Growth Equity Fund LP (“AS 2020”), 276,524 shares of Class A Common Stock held by Adams Street 2021 Direct Growth Equity Fund LP (“AS 2021”), 431,054 shares of Class A Common Stock held by Adams Street 2022 Direct Growth Equity Fund LP (“AS 2022”), 6,707,843 shares of Class A Common Stock held by Adams Street Venture/Growth Fund VI LP (“AS VG VI”) and 1,041,036 shares of Class A Common Stock held by Adams Street Growth Equity Fund VII LP (“AS GE VII”). Adams Street Partners, LLC is the managing member of the general partner of each of AS 2013, AS 2014, AS 2015, AS 2016, AS 2017, AS 2019, AS 2020, AS 2021, AS VG VI and AS GE VII (collectively, the “Funds”) and, as a result, may be deemed to beneficially own the shares held by the Funds. Thomas S. Bremner, Jeffrey T. Diehl, Brian Dudley, Elisha P. Gould, Robin Murray and Fred Wang, each of whom is a partner of Adams Street Partners, LLC (or a subsidiary thereof), may be deemed to have shared voting and investment power over the shares held by the Funds. Adams Street Partners, LLC and Thomas S. Bremner, Jeffrey T. Diehl, Brian Dudley, Elisha P. Gould, Robin Murray and Fred Wang disclaim beneficial ownership of the Shares except to the extent of their pecuniary interest therein. The address for each entity referenced above is 1 North Wacker Drive, Suite 2700, Chicago, IL 60606.

(8)
Based on a Schedule 13G filed with the SEC on February 1, 2023 and a Form 4 jointly filed with Eric Breon on March 31, 2023. Class A Common Stock beneficially owned consists of 567,889 shares of Class A Common Stock held by Mossytree Inc. and up to 61,117,990 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity. Class B Common Stock beneficially owned consists of shares of Class B Common Stock issued on a one-for-one basis in respect of the OpCo Units referred to in the preceding sentence. Eric Breon is the President of Mossytree Inc. The address for Mossytree Inc. is 201 SW Dogwood, White Salmon, WA 98672.

(9)
Based on a Schedule 13G filed with the SEC on February 14, 2023. Consists of (i) 3,801,845 shares of Class A Common Stock held directly by TPG Pace Solutions Sponsor, Series LLC, a Delaware limited liability company (“TPG Pace Solutions Sponsor”) and (ii) 474,000 shares of Class A Common Stock held directly by Tarrant Remain Co III, L.P., a Delaware limited partnership (“RemainCo”). TPG GP A is the managing member of TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, which is the general partner of TPG Group Holdings (SBS), L.P., a Delaware limited partnership, which holds 100% of the shares of Class B Common Stock (which represents a majority of the combined voting power of the common stock) of TPG Inc., a Delaware corporation, which is the sole member of TPG GPCo, LLC, a Delaware limited liability company, which is the sole shareholder of TPG Holdings III-A, LLC, a Cayman limited liability company, which is the general partner of TPG Holdings III-A, L.P., a Cayman limited partnership, which is the general partner of

TPG Operating Group III, L.P., a Delaware limited partnership, which is the sole member of TPG Pace Governance, LLC, a Cayman limited liability company, which is the managing member of TPG Pace Solutions Sponsor. Because of the relationship of TPG GP A to TPG Pace Solutions Sponsor, TPG GP A may be deemed to be the beneficial owner of the securities held by TPG Pace Solutions Sponsor. TPG GP A is owned by entities owned by Messrs. Bonderman, Coulter and Winkelried. Because of the relationship of Messrs. Bonderman, Coulter and Winkelried to TPG GP A, each of Messrs. Bonderman, Coulter and Winkelried may be deemed to be the beneficial owner of the securities held by TPG Pace Solutions Sponsor. RemainCo is indirectly controlled in part by Messrs. Bonderman, Coulter and Winkelried. Because of the relationship of Messrs. Bonderman, Coulter and Winkelried to RemainCo, each of Messrs. Bonderman, Coulter and Winkelried may be deemed to be the beneficial owner of the securities held by RemainCo. Messrs. Bonderman, Coulter and Winkelried disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.
(10)
Based on a Schedule 13G filed with the SEC on February 1, 2023 and a Form 4 jointly filed with Mossytree Inc. on March 31, 2023. Class A Common Stock beneficially owned consists of (i) securities directly held by Mossytree Inc., which Mr. Breon may be deemed to beneficially own and (ii) 33,999 restricted stock units that will vest by May 26, 2023. Class B Common Stock beneficially owned consists of securities directly held by Mossytree Inc. See footnote (8) above.

(11)
Class A Common Stock beneficially owned consists (i) shares that may be issued on a one-for-one basis in exchange for OpCo Units (98,585 of which are vested, and 6,799 of which will vest by May 26, 2023) and (ii) 33,999 restricted stock units that will vest by May 26, 2023. Class B Common Stock beneficially owned includes 6,799 shares issuable upon the vesting of the unvested OpCo Units referred to in the preceding sentence. The OpCo Units and shares of Class B Common Stock described in this footnote are (or, in the case of the Class B Common Stock issuable upon the vesting of unvested OpCo Units, will be) directly held by Vacasa Employee Holdings LLC (Vacasa Employee Holdings). Mr. Cohen holds membership interests in Vacasa Employee Holdings which, subject to the satisfaction of time-based vesting requirements to which the corresponding OpCo Units are subject, may be exchanged on a one-for-one basis for OpCo Units and a corresponding number of shares of Class B Common Stock.

(12)
Class A Common Stock and Class B Common Stock beneficially owned consist of securities directly held by Level Equity Management, which Mr. Levin may be deemed to beneficially own. See footnote (6) above. Class A Common Stock beneficially owned also includes 33,999 restricted stock units held by Mr. Levin that will vest by May 26, 2023.

(13)
Based on a Schedule 13G filed with the SEC on February 14, 2023. Mr. Peterson holds directly or indirectly 1,590,659 shares of Class A Common Stock and 33,999 restricted stock units that will vest by May 26, 2023. Does not include any shares of Class A Common Stock beneficially owned by TPG Sponsor. Also excludes any shares TPG Sponsor may be deemed to beneficially own solely by reason of the Stockholders Agreement.

(14)
Class A Common Stock beneficially owned consists of (i) shares that may be issued on a one-for-one basis in exchange for OpCo Units (442,971 of which are vested, and 6,799 of which will vest by May 26, 2023) and (ii) 33,999 restricted stock units that will vest by May 26, 2023. Class B Common Stock beneficially owned includes 6,799 shares issuable upon the vesting of the unvested OpCo Units referred to in the preceding sentence. Other than 344,386 OpCo Units and shares of Class B Common Stock directly held by Mr. Terrill, the remaining OpCo Units and shares of Class B Common Stock described in this footnote are (or, in the case of the Class B Common Stock issuable upon the vesting of unvested OpCo Units, will be) directly held by Vacasa Employee Holdings. Mr. Terrill holds membership interests in Vacasa Employee Holdings which, subject to the satisfaction of the time-based vesting requirements to which the corresponding OpCo Units are subject, may be exchanged on a one-for-one basis for OpCo Units and a corresponding number of shares of Class B Common Stock.

(15)
Includes 55,804 restricted stock units that will vest by May 26, 2023.

(16)
Class A Common Stock beneficially owned consists of shares that may be issued on a one-for-one basis in exchange for OpCo Units (618,196 of which are vested, and 51,516 of which will vest by May 26, 2023). Class B Common Stock beneficially owned consists of the shares issuable upon the vesting of the unvested OpCo Units referred to in the preceding sentence. The OpCo Units described in this footnote are, and the share of Class B Common Stock issuable upon the vesting of unvested OpCo Units will be, directly held by Vacasa Employee Holdings. Ms. Cohen holds membership interests in Vacasa Employee Holdings which, subject to the satisfaction of the time-based vesting requirements to which the corresponding OpCo Units are subject, may be exchanged on a one-for-one basis for OpCo Units and a corresponding number of shares of Class B Common Stock.
(17)
Class A Common Stock beneficially owned includes (i) 361,795 shares underlying RSUs that will vest in May 2023, (ii) 288,419 shares underlying options that are currently exercisable or will become exercisable prior to May 26, 2023, and (iii) 95,903,583 shares issuable on a one-for-one basis in exchange for OpCo Units (95,838,469 of which are vested, and 65,114 of which will vest by May 26, 2023). Class B Common Stock beneficially owned includes 65,114 shares issuable upon the vesting of the unvested OpCo Units referred to in the preceding sentence.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our Board has adopted a written related person transaction policy that sets forth policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is in the ordinary course, on terms comparable to those that could be obtained on terms no less favorable than in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction. It is our policy that no director participate in approval of a related person transaction as to which he or she is a related person or otherwise has an interest.
Other Transactions
Over the last several years, Vacasa Holdings has entered into homeowner property management agreements with Eric Breon, a member of our Board, to manage certain of his vacation rental properties. The aggregate rental income earned by Mr. Breon pursuant to these agreements was $1.5 million for the year ended December 31, 2022.
Stockholders Agreement
See “Corporate Governance — Our Board of Directors” for a discussion regarding designation rights of certain of our stockholders set forth in the Stockholders Agreement.
In addition, the Stockholders Agreement provides for certain coordination of sales and distributions of our shares until June 6, 2023.
Registration Rights Agreement
Upon consummation of the Business Combination, we entered into the Registration Rights Agreement (the “Registration Rights Agreement”) with TPG Sponsor, TPG Pace and certain existing equity holders of Vacasa Holdings (the “Vacasa Holders” and, together with Vacasa, Inc., TPG Sponsor, and TPG Pace, the “RRA Parties”). Under the Registration Rights Agreement, we agreed to use commercially reasonable efforts to file with the SEC a registration statement permitting the offer and resale of our Class A Common Stock held by each RRA Party immediately following the Closing and that they may acquire thereafter, including upon the exercise, conversion, exchange or redemption of any other security therefor which security is held by such RRA Party immediately following the Closing (the “Registrable Securities”) and use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC upon, or as soon as reasonably practicable following the filing thereof. The registration statement for the Registrable Securities has been filed with the SEC and is currently effective. Shares of our Class G Common Stock that are convertible into shares of our Class A Common Stock upon certain triggering events will not constitute Registrable Securities unless and until such shares have converted into shares of our Class A Common Stock. Vacasa, Inc. will also provide certain RRA Parties with certain customary demand registration rights, subject to the lock-up restrictions set forth in the Registration Rights Agreement. Under the Registration Rights Agreement, the RRA Parties will also have “piggyback” registration rights that allow them to include their Registrable Securities in certain registrations initiated by us. Subject to customary exceptions, RRA Parties will also have the right to request one or more underwritten offerings of Registrable Securities if the total offering price of the shares to be sold in such offering (before deduction of underwriting discounts) is reasonably expected to exceed, in the aggregate, $75,000,000. If the sale of registered securities under a registration statement would require disclosure of certain material information not otherwise required to be disclosed, we may postpone the effectiveness of the applicable registration statement or require the suspension of sales thereunder.

Tax Receivable Agreement
Upon the consummation of the Business Combination, TPG Pace merged with and into Vacasa, Inc. with Vacasa, Inc. surviving the merger. Thereafter, through a series of separate merger transactions, the Blockers merged with and into Vacasa, Inc., with Vacasa, Inc. ultimately surviving such merger transactions, and as a result, Vacasa, Inc. owns the interests in OpCo previously owned by the Blockers and acquired tax attributes of the Blockers. The holder of OpCo Units (“OpCo Unitholders”) (other than Vacasa, Inc.) may cause their OpCo Units to be redeemed for shares of our Class A Common Stock or cash, as applicable, pursuant to the redemption rights (the “Redemption Rights”) under the Fourth Amended and Restated Limited Liability Company Agreement of OpCo (the “OpCo LLC Agreement”) following the Business Combination. In addition, we acquired OpCo Units for Class A Common Stock or cash from certain OpCo Unitholders in connection with the Business Combination.
OpCo intends to make for itself (and for each of its direct or indirect subsidiaries it controls that is treated as a partnership for U.S. federal income tax purposes) an election under Section 754 of the Code that will be effective for the taxable year of the Business Combination and each taxable year in which a redemption of OpCo Units pursuant to the Redemption Rights occurs. Pursuant to the Section 754 election, the acquisition (or deemed acquisition for U.S. federal income tax purposes) of OpCo Units by us in connection with the Business Combination or pursuant to the Redemption Rights is expected to result in adjustments to the tax basis of the tangible and intangible assets of OpCo and its subsidiaries, and these adjustments will be allocated solely to us. Such adjustments to the tax basis of the tangible and intangible assets of OpCo and its subsidiaries would not have been available to us absent our acquisition or deemed acquisition of OpCo Units pursuant to the Business Combination or the exercise of the Redemption Rights. The anticipated basis adjustments that are allocable to us are expected to increase (for U.S. federal income tax purposes) our depreciation and amortization deductions and may also decrease our gains (or increase our losses) on future dispositions of certain assets to the extent the increase in tax basis is allocated to those assets. Such increased deductions and losses and reduced gains and the tax attributes acquired from the Blockers may reduce the amount of tax that we would otherwise be required to pay in the future.
Concurrently with the Closing, we entered into a Tax Receivable Agreement (the “Tax Receivable Agreement”) with the holders of Vacasa Holdings equity (including, for this purpose, the owners of the Blockers with respect to their indirect interest in Vacasa Holdings equity and the holders of vested Vacasa Holdings unit appreciation rights and the holders of vested options to purchase shares of TK Newco common stock) existing prior to the Business Combination (the “Existing EV Holders”) (other than the holders of Vacasa Holdings unit appreciation rights and other than holders of options to purchase shares of TK Newco common stock, but including for this purpose current and former members of management that hold interests in Vacasa Holdings indirectly through a management holding vehicle), which we refer to collectively as the “TRA Parties.” The Tax Receivable Agreement generally provides for the payment by us to the TRA Parties of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that we actually realize (or are considered to have realized applying certain assumptions set forth in the Tax Receivable Agreement) in periods after the Business Combination as a result of: (i) existing tax basis of the assets of Vacasa Holdings prior to the Business Combination; (ii) certain increases in tax basis that occur as a result of (A) the Business Combination or (B) exercises of the Redemption Rights set forth in the OpCo LLC Agreement; (iii) additional basis arising from any payments under the Tax Receivable Agreement; (iv) certain tax attributes of the Blockers acquired in the Business Combination; and (v) tax benefits related to imputed interest deemed to be paid by us as a result of any payments that it makes under the Tax Receivable Agreement. The rights of the TRA Parties (including the right to receive payments) under the Tax Receivable Agreement are generally transferable by the TRA Parties as long as the transferee of such rights has executed and delivered, or, in connection with such transfer, executes and delivers, a joinder to the Tax Receivable Agreement.
The payment obligations under the Tax Receivable Agreement are our obligations and not obligations of OpCo, and we expect that the payments it will be required to make under the Tax Receivable Agreement will be substantial. Estimating the amount and timing of our realization of tax benefits subject to the Tax Receivable Agreement is by its nature imprecise. The actual increases in tax basis covered by the Tax Receivable Agreement, and the amount and timing of our ability to use any tax attributes covered by the Tax Receivable Agreement are dependent upon significant future events, including, but not limited to, the timing of the redemptions of OpCo Units, the price of our Class A Common Stock at the time of each redemption, the extent to which such redemptions are taxable transactions, the amount of tax basis associated with the OpCo Units of the redeeming holder at the time of the relevant redemption, the depreciation and amortization periods that apply to the tax basis covered by the Tax Receivable Agreement, the amount, character, and timing of taxable income we generate in the future, the timing and amount of any earlier payments that we may have made under the Tax Receivable Agreement, the U.S. federal income tax rate then applicable to us, and the portion of our payments under the Tax Receivable Agreement that constitutes imputed interest or gives rise to depreciable or amortizable tax basis. Accordingly, estimating the amount and timing of payments that may become due under the Tax Receivable Agreement is also by its nature imprecise. For purposes of the Tax Receivable Agreement, net cash savings in tax generally will be calculated by comparing our actual tax liability (determined using certain assumptions set forth in the Tax Receivable Agreement) to the amount we would have been required to pay had we not been able to utilize any of the tax benefits subject to the Tax Receivable Agreement.
A delay in the timing of redemptions of OpCo Units, holding other assumptions constant, would be expected to decrease the discounted value of the amounts payable under the Tax Receivable Agreement as the benefit of the depreciation and amortization deductions would be delayed and the estimated increase in tax basis could be reduced as a result of allocations of OpCo’s taxable income to the redeeming OpCo Unitholder prior to the redemption. Stock price increases or decreases at the time of each redemption of OpCo Units would be expected to result in a corresponding increase or decrease in the undiscounted amounts payable under the Tax Receivable Agreement in an amount equal to 85% of the tax-effected change in price. Increases in the applicable corporate income tax rate and estimated applicable state and local income tax rates would be expected to result in a corresponding increase in the undiscounted amounts payable under the Tax Receivable Agreement as a result of the corresponding increase in the expected net cash savings.
The amounts payable under the Tax Receivable Agreement are dependent upon us having sufficient future taxable income to utilize the tax benefits on which it is required to make payments under the Tax Receivable Agreement. If our projected taxable income is significantly reduced, the expected payments would be reduced to the extent such tax benefits do not result in a reduction of our future income tax liabilities.
There may be a negative impact on our liquidity if, as a result of timing discrepancies, acceleration upon a change of control (as defined in the Tax Receivable Agreement) or early termination, or otherwise, (i) the payments under the Tax Receivable Agreement exceed the actual benefits we realize in respect of the tax attributes subject to the Tax Receivable Agreement and/or (ii) distributions to us by OpCo are not sufficient to permit us to make payments under the Tax Receivable Agreement after it has paid its taxes and other obligations. In these situations, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, or other forms of business combinations or changes of control that could be in the best interests of holders of Class A Common Stock or reducing the consideration paid in any such transaction to holders of Class A Common Stock. There can be no assurance that we will be able to meet our obligations under the Tax Receivable Agreement. The payments under the Tax Receivable Agreement will not be conditioned upon a holder of rights under the Tax Receivable Agreement having a continued ownership interest in either OpCo or Vacasa, Inc.
In addition, although we are not aware of any issue that would cause the Internal Revenue Service (“IRS”) or other relevant tax authorities to challenge potential tax basis increases or other tax benefits covered under the Tax Receivable Agreement, the applicable TRA Parties will not reimburse Vacasa, Inc. for any payments previously made under the Tax Receivable Agreement if such basis increases or other benefits are subsequently disallowed. As a result, in such circumstances, we could make payments that are greater than our actual cash tax savings, if any, and may not be able to recoup those payments, which could adversely affect our liquidity. Payments generally will be made under the Tax Receivable Agreement as we realize tax savings in periods after consummation of the Business Combination from the tax benefits covered by the Tax Receivable Agreement (determined in accordance with the principles set forth in the Tax Receivable Agreement). However, if the Tax Receivable Agreement terminates early (at our election or due to other circumstances, including our breach of a material obligation thereunder or certain changes of control), we would be required to make an immediate payment to each TRA Party equal to the present value of the anticipated future payments to be made by it under the Tax Receivable Agreement (based upon certain valuation assumptions and deemed events set forth in the Tax Receivable Agreement (described below)) and determined by (A) applying a discount rate equal to the lesser of (i) 6.5% and (ii) LIBOR (or a replacement rate, if applicable) plus 150 basis points, (B) increased by any future payments agreed to by us and the Representative (as defined in the Tax Receivable Agreement) that is due and payable with respect to such TRA Party, (C) increased by any future payments due and payable with respect to such TRA Party for a taxable year ending prior to the early termination date, and (D) (without duplication) any interest accruing on the amounts in clause (C).
With respect to an early termination payment, the calculation of anticipated future payments will be based upon certain assumptions and deemed events set forth in the Tax Receivable Agreement, including that (i) we have sufficient income to fully utilize the tax attributes covered by the Tax Receivable Agreement, (ii) the applicable tax rates will be those specified by law as in effect as of the termination date, and (iii) non-amortizable assets that have not previously been disposed of will be disposed of in a fully taxable transaction on the fifth anniversary of the early termination (as set forth in the Tax Receivable Agreement), and any OpCo Units (other than those held by us) outstanding on the termination date are deemed to be redeemed on the termination date. Any early termination payment may be made significantly in advance of, and may materially exceed, the actual realization, if any, of the future tax benefits to which the early termination payment relates.
The Tax Receivable Agreement provides that in the event that we breach any of our material obligations thereunder (whether as a result of failure to make any payment within three months of the date when due, as a result of the failure to honor any other material obligation required under the Tax Receivable Agreement or by operation of law as a result of the rejection of the Tax Receivable Agreement in a case commenced under the U.S. Bankruptcy Code or otherwise and we fail to cure such breach within 20 business days of being notified of such breach), all of our obligations under the Tax Receivable Agreement with respect to the TRA Parties shall be accelerated.
Payments generally are due under the Tax Receivable Agreement within five business days following the finalization of the schedule with respect to which the payment obligation is calculated. However, interest on such payments will generally begin to accrue from the due date (without extensions) of our U.S. federal income tax return for the period to which such payments relate until such payment due date at a rate equal to LIBOR (or a replacement rate, if applicable) plus 100 basis points. Other than in connection with accelerated payments, in the event that we fail to make a payment when due under the Tax Receivable Agreement, such failure is not considered to be a breach of a material obligation under the Tax Receivable Agreement if we fail to make such payment when due to the extent that we have insufficient funds to make such payment, provided that we have used commercially reasonable efforts to obtain such funds. In such case, interest will accrue from the due date for such payment until the payment date at a rate of LIBOR (or a replacement rate, if applicable) plus 500 basis points. However, interest will accrue from the due date for such payment until the payment date at a rate of LIBOR (or a replacement rate, if applicable) plus 100 basis points if we are unable to make such payment as a result of limitations imposed by certain senior obligations. We have no present intention to defer payments under the Tax Receivable Agreement.
The Tax Receivable Agreement generally may be amended if approved in writing by us and the TRA Parties who would be entitled to receive at least 50% of the total amount of the early termination payments payable to all TRA Parties under the Tax Receivable Agreement (assuming all equity interests in OpCo that have Redemption Rights are redeemed and exchanged for shares of our Class A Common Stock at the time and using the valuation assumptions described above). To the extent an amendment would disproportionately affect payments made to certain holders of rights under the Tax Receivable Agreement, such amendment would require the written consent of such TRA Parties who would be entitled to receive at least 50% of the total amount of the early termination payments payable to all TRA Parties disproportionately affected (assuming all equity interests in OpCo that have redemption rights are redeemed and exchanged for shares of our Class A Common Stock at the time and using the valuation assumptions described above). Additionally, no provision under the Tax Receivable Agreement may be amended in such a manner that would disproportionately affect any TRA Party without the consent of the Representative (as defined in the Tax Receivable Agreement), and no provision of the Tax Receivable Agreement may be amended in a manner that would disproportionately affect any Exchange TRA Party (as defined in the Tax Receivable

Agreement) or Reorganization TRA Party (as defined in the Tax Receivable Agreement) as compared to other Exchange TRA Parties or Reorganization TRA Parties, respectively, without the consent of such affected party, as applicable.
Because we are a holding company with no operations of our own, our ability to make payments under the Tax Receivable Agreement is dependent on the ability of OpCo to make distributions to us in an amount sufficient to cover our obligations under the Tax Receivable Agreement. This ability, in turn, may depend on the ability of OpCo’s subsidiaries to make distributions to us. The ability of OpCo, its subsidiaries and other entities in which it directly or indirectly holds an equity interest to make such distributions will be subject to, among other things, the applicable provisions of Delaware law (or other applicable jurisdiction) that may limit the amount of funds available for distribution and restrictions in relevant credit agreements or debt instruments issued by OpCo or its subsidiaries and other entities in which it directly or indirectly holds an equity interest. To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, such payments will accrue interest until paid (as described above).
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers and expect to do so in the future for any new executive officers and directors.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, our principal accounting officer and persons who beneficially own more than 10% of our Common Stock to file with the SEC reports of their ownership and changes in their ownership of our Common Stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2022, filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer and beneficial owners of greater than 10% of our Common Stock were filed on a timely basis during the year ended December 31, 2022, other than one Form 4 jointly filed by Eric Breon and Mossytree, Inc. to reflect one transaction that was untimely filed due to an inadvertent administrative error.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL
YEAR ENDING DECEMBER 31, 2023
Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of KPMG LLP is not required by law, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
KPMG LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2022. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services. A representative of KPMG LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event the stockholders fail to ratify the appointment, the Audit Committee will consider this factor when making any determination regarding KPMG. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Fees and Services
The following table summarizes the fees of KPMG LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years (in thousands):
	Year Ended December 31,
Fee Category	2022	2021
Audit Fees(1)	$2,129	$2,247
Audit-Related Fees	—	—
Tax Fees(2)	134	903
All Other Fees	—	—
Total Fees	$2,263	$3,150

(1)
Consists of fees incurred for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements, issuances of consents, and similar matters. This category also includes fees for services incurred in connection with auditing our impairment of goodwill in 2022, our reverse recapitalization in 2021, and other nonrecurring transactions.

(2)
Consists of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state, and international tax compliance, including assistance with tax compliance reporting requirements and taxing authority audits, value-added tax compliance, and mergers and acquisitions tax compliance. These services also include tax advice and tax planning on international, federal, and state tax matters.

Policy Regarding the Pre-Approval of Services
Our Audit Committee charter requires that the Audit Committee pre-approves all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. The Pre-Approval Policy generally provides that the Audit Committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (specific pre-approval) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (general pre-approval). Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any member of the Audit Committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the Audit Committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the Audit Committee requires pre-approval for such additional services or such additional amounts. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the audit committee will consider whether such services are consistent with the SEC’s rules on auditor independence.
On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by our independent registered accounting firm without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.
The above-described services provided to us by KPMG LLP prior to our becoming a public company were provided under engagements entered into prior to our adoption of our pre-approval policies and, following the Closing, in accordance with such policies.
Recommendation of the Board
The Board recommends a vote FOR the ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2023.

AUDIT COMMITTEE REPORT
The Audit Committee has reviewed the audited consolidated financial statements of Vacasa, Inc. (the “Company”) for the fiscal year ended December 31, 2022 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Audit Committee:
Chad Cohen (Chair)
Karl Peterson
Chris Terrill

PROPOSAL 3 — APPROVAL TO AMEND CERTIFICATE OF INCORPORATION TO EXPAND THE MAXIMUM SIZE OF THE BOARD
The Company’s Bylaws currently provide that the Board of Directors of the Company shall be determined in accordance with its Certificate of Incorporation and Stockholders Agreement. Section 7.1 of the Certificate of Incorporation currently provides that the total authorized number of directors constituting the entire Board shall not be less than five and shall not be more than 10.
Our Board is asking stockholders to approve an amendment to our Certificate of Incorporation to increase the maximum number of authorized directors from 10 directors to 11 directors. The Board has approved and declared advisable an amendment (the “Board Size Amendment”) to the Certificate of Incorporation to replace in its entirety the existing Section 7.1(a) of the Certificate of Incorporation with the proposed Section 7.1(a) shown in the table below. The table also contains a comparison of the proposed Section 7.1(a) to the existing Section 7.1(a) (bold, underline indicates additions and strikethrough indicates deletions):
Existing Section 7.1(a)	Proposed Section 7.1(a)	Comparison
Except as otherwise provided by the General Corporation Law or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Unless and except to the extent that the by-laws of the Corporation (as such By-laws may be amended from time to time, the “By-laws”) shall so require, the election of the directors of the Corporation (the “Directors”) need not be by written ballot. Except as otherwise provided for or fixed pursuant to the provisions of Section 5.2 of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional Directors, the total authorized number of Directors constituting the entire Board shall not be less than five (5) and shall not be more than ten (10), with the then-authorized number of Directors being fixed from time to time exclusively by the Board within such range (subject to the Stockholder’s Agreement if then in effect), which number shall initially be ten (10).	Except as otherwise provided by the General Corporation Law or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Unless and except to the extent that the by-laws of the Corporation (as such By-laws may be amended from time to time, the “By-laws”) shall so require, the election of the directors of the Corporation (the “Directors”) need not be by written ballot. Except as otherwise provided for or fixed pursuant to the provisions of Section 5.2 of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional Directors, the total authorized number of Directors constituting the entire Board shall not be less than five (5) and shall not be more than eleven (11), with the then-authorized number of Directors being fixed from time to time exclusively by the Board within such range (subject to the Stockholders’ Agreement if then in effect).	Except as otherwise provided by the General Corporation Law or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Unless and except to the extent that the by-laws of the Corporation (as such By-laws may be amended from time to time, the “By-laws”) shall so require, the election of the directors of the Corporation (the “Directors”) need not be by written ballot. Except as otherwise provided for or fixed pursuant to the provisions of Section 5.2 of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional Directors, the total authorized number of Directors constituting the entire Board shall not be less than five (5) and shall not be more than ~~ten (10)~~ eleven (11), with the then-authorized number of Directors being fixed from time to time exclusively by the Board within such range (subject to the Stockholders’ ~~Stockholder’s~~ Agreement if then in effect)~~, which number shall initially be ten (10)~~.
The Board believes that increasing the maximum size of the Board to 11 directors is in the best interests of the Company and its stockholders. The Board believes that the Board Size Amendment will allow for more diverse membership of, and perspectives on, the Board, and will enhance its overall effectiveness. The Board has adopted resolutions increasing the size of the Board to 11, contingent on Proposal 3 being approved and the Board Size Amendment becoming effective upon its filing with the

Delaware Secretary of State. If Ms. Gonzalez is not elected by the stockholders as a Class II Director pursuant to Proposal 1, but Proposal 3 is approved by the stockholders, the Board Size Amendment will still be filed with the Delaware Secretary of State. In such a case, the Board resolutions increasing the size of the Board to 11 also provides that if Ms. Gonzalez is not elected to the Board, the size of the Board will automatically be reduced to 10 directors, but the Board will retain the flexibility to again increase the size of Board to 11 in the future. Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”) and the Certificate of Incorporation, adoption of the Board Size Amendment requires the affirmative vote of a majority in voting power of the outstanding shares of capital stock of the Company entitled to vote thereon.
If Proposal 3 is approved by stockholders, we intend to file a certificate of amendment to our Certificate of Incorporation with the Delaware Secretary of State, reflecting the Board Size Amendment, at which time the Board Size Amendment would become effective. If Ms. Gonzalez is elected by stockholders as a Class II Director pursuant to Proposal 1, the resolution of the Board increasing the size of the Board to 11 and the election of Ms. Gonzalez to the Board will also become effective at such time. The Company intends to combine all amendments that have received stockholder approval into one certificate of amendment.
Board Recommendation
The Board recommends that you vote “FOR” the approval of the Board Size Amendment to expand the maximum size of the Board to 11 directors.

PROPOSAL 4 — APPROVAL TO AMEND CERTIFICATE OF INCORPORATION TO REVISE PROCESS FOR FILLING BOARD VACANCIES AND NEWLY CREATED DIRECTORSHIPS
Our Certificate of Incorporation currently provides that, subject to the rights of the holders of any one or more series of our preferred stock then-outstanding and subject to obtaining any required stockholder votes or consents under the Stockholders Agreement, until the Sunset Date (as defined in our Certificate of Incorporation), newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Company.
Our Board is asking stockholders to adopt an amendment to our Certificate of Incorporation to remove this provision and allow the remaining directors to fill newly created directorships and vacancies at any time without stockholder approval. The Board has approved and declared advisable an amendment (the “Board Vacancy Amendment”) to the Certificate of Incorporation to replace in its entirety the existing Section 7.3 of the Certificate of Incorporation with the proposed Section 7.3 shown in the table below. The table also contains a comparison of the proposed Section 7.3 to the existing Section 7.3 (strikethrough indicates deletions; there are no additions):
Existing Section 7.3	Proposed Section 7.3	Comparison
Subject to the rights of the holders of any one or more series of Preferred Stock then-outstanding and subject to obtaining any required stockholder votes or consents under the Stockholders’ Agreement (or complying with any stockholders’ designation rights under the Stockholders’ Agreement), newly created directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled (i) from and after the Sunset Date, by the affirmative vote of the remaining Directors then in office, even if less than a quorum of the Board and (ii) until the Sunset Date, only by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. Any Director so chosen shall hold office until the next election of the class of Directors in which such Director is included and until his or her	Subject to the rights of the holders of any one or more series of Preferred Stock then-outstanding and subject to obtaining any required stockholder votes or consents under the Stockholders’ Agreement (or complying with any stockholders’ designation rights under the Stockholders’ Agreement), newly created directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of the remaining Directors then in office, even if less than a quorum of the Board. Any Director so chosen shall hold office until the next election of the class of Directors in which such Director is included and until his or her successor shall be duly elected and qualified or until such Director’s earlier death, disqualification, resignation or removal. No decrease in the number of Directors shall shorten the term of any Director then in office.	Subject to the rights of the holders of any one or more series of Preferred Stock then-outstanding and subject to obtaining any required stockholder votes or consents under the Stockholders’ Agreement (or complying with any stockholders’ designation rights under the Stockholders’ Agreement), newly created directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled ~~(i) from and after the Sunset Date,~~ by the affirmative vote of the remaining Directors then in office, even if less than a quorum of the Board ~~and (ii) until the Sunset Date, only by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class~~. Any Director so chosen shall hold office until the next election of the class of Directors in which such Director is included and until his or her

Existing Section 7.3	Proposed Section 7.3	Comparison
successor shall be duly elected and qualified or until such Director’s earlier death, disqualification, resignation or removal. No decrease in the number of Directors shall shorten the term of any Director then in office.		successor shall be duly elected and qualified or until such Director’s earlier death, disqualification, resignation or removal. No decrease in the number of Directors shall shorten the term of any Director then in office.
The Board believes that revising the process for filling Board vacancies and newly created directorships is in the best interests of the Company and its stockholders. Pursuant to Section 242 of the DGCL and the Certificate of Incorporation, adoption of the Board Vacancy Amendment requires the affirmative vote of a majority in voting power of the outstanding shares of capital stock of the Company entitled to vote thereon.
If Proposal 4 is approved by stockholders, we intend to file a certificate of amendment to our Certificate of Incorporation with the Delaware Secretary of State, reflecting the Board Vacancy Amendment, at which time the Board Vacancy Amendment would become effective. The Company intends to combine all amendments that have received stockholder approval into one certificate of amendment.
Board Recommendation
The Board recommends that you vote “FOR” the approval of the Board Vacancy Amendment.

PROPOSAL 5 — APPROVAL TO AMEND CERTIFICATE OF INCORPORATION TO REVISE REFERENCES TO THE STOCKHOLDERS AGREEMENT
Our Certificate of Incorporation currently contains certain references to the Stockholders Agreement that require revision (i) due to the fact that the Stockholders Agreement automatically terminates on June 6, 2023, at which time the Company is required to enter into individual agreements to provide for the continuation of board designation rights with each of the Silver Lake Stockholder, the Riverwood Stockholder, the Level Equity Stockholder and the EB Stockholder, or (ii) to remove references that are no longer applicable. Our Board is asking stockholders to approve an amendment to our Certificate of Incorporation to make such revisions.
The Board has approved and declared advisable amendments (the “SA References Amendments”) to the Certificate of Incorporation to replace in its entirety the existing Section 7.5 of the Certificate of Incorporation with the proposed Section 7.5 as shown in the first table below (bold, underline indicates additions and strikethrough indicates deletions) and to replace in its entirety the existing Section 17(kkk) of the Certificate of Incorporation with the proposed Section 17(kkk) shown in the second table below (bold, underline indicates additions; there are no deletions):
Existing Section 7.5	Proposed Section 7.5	Comparison
Quorum. Until the Sunset Date, the requirements for a quorum to be obtained shall be as set forth in the Stockholders’ Agreement. From and after the Sunset Date, the requirements for a quorum to be obtained shall be in accordance with the applicable provisions of the DGCL.	Quorum. The requirements for a quorum to be obtained shall be in accordance with the applicable provisions of the DGCL.	Quorum. ~~Until the Sunset Date, the requirements for a quorum to be obtained shall be as set forth in the Stockholders’ Agreement. From and after the Sunset Date, the~~ The requirements for a quorum to be obtained shall be in accordance with the applicable provisions of the DGCL.
Existing Section 17(kkk)	Proposed Section 17(kkk)	Comparison
“Stockholders Agreement” means the Stockholders’ Agreement, dated as of December 6, 2021, by and among the Corporation and the other persons party thereto or that may become parties thereto from time to time, as the same may be amended, restated, supplemented and/or otherwise modified, from time to time.	“Stockholders Agreement” or “Stockholders’ Agreement” collectively means the Stockholders’ Agreement, dated as of December 6, 2021, by and among the Corporation and the other persons party thereto or that may become parties thereto from time to time, as the same may be amended, restated, supplemented and/or otherwise modified, from time to time, as well as any other subsequent agreements entered into in accordance with Section 2.1(j) of the Stockholders’ Agreement, dated as of December 6, 2021.	“Stockholders Agreement” or “Stockholders’ Agreement” collectively means the Stockholders’ Agreement, dated as of December 6, 2021, by and among the Corporation and the other persons party thereto or that may become parties thereto from time to time, as the same may be amended, restated, supplemented and/or otherwise modified, from time to time, as well as any other subsequent agreements entered into in accordance with Section 2.1(j) of the Stockholders’ Agreement, dated as of December 6, 2021.
The Board believes that the SA References Amendments are in the best interests of the Company and its stockholders. Pursuant to Section 242 of the DGCL and the Certificate of Incorporation, adoption of the SA References Amendments requires the affirmative vote of a majority in voting power of the outstanding shares of capital stock of the Company entitled to vote thereon.

If Proposal 5 is approved by stockholders, we intend to file a certificate of amendment to our Certificate of Incorporation with the Delaware Secretary of State, reflecting the SA References Amendments, at which time the SA References Amendments would become effective. The Company intends to combine all amendments that have received stockholder approval into one certificate of amendment.
Board Recommendation
The Board recommends that you vote “FOR” the approval of the SA References Amendments.

PROPOSAL 6 — APPROVAL TO AMEND CERTIFICATE OF INCORPORATION TO ALLOW FOR EXCULPATION OF OFFICERS
Article 11 of the Certificate of Incorporation currently provides that, to the fullest extent permitted under the DGCL, no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.
Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended (as amended, “Amended 102(b)(7)”) to enable a corporation to include in its Certificate of Incorporation a provision exculpating certain corporate officers from liability for monetary damages for breach of the fiduciary duty of care in certain circumstances. Previously, Section 102(b)(7) provided for exculpation in certain circumstances of directors only. Amended 102(b)(7) allows for the exculpation of liability for breach of the fiduciary duty of care of certain officers only in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Further, Amended 102(b)(7) does not permit a corporation to exculpate Covered Officers (as defined below) from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Under Amended 102(b)(7), the officers who may be exculpated include a person who (i) is the president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer of the corporation at any time during the course of conduct alleged in the action or proceeding to be wrongful, (ii) is or was identified in the corporation’s public filings with the SEC because such person is or was one of the most highly compensated executive officers of the corporation, or (iii) has consented to services of process in Delaware by written agreement (collectively, “Covered Officers”).
The Board is asking stockholders to approve an amendment to Article 11 of our Certificate of Incorporation to allow for the exculpation of the Company’s officers, as permitted by Amended 102(b)(7) and to provide that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of the Company’s directors or officers shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. The Board has approved and declared advisable an amendment (the “Officer Exculpation Amendment”) to the Certificate of Incorporation to replace in its entirety the existing Article 11 with the proposed Article 11 shown in the table below. The table also contains a comparison of the proposed Article 11 to the existing Article 11 (bold, underline indicates additions; there are no deletions):
Existing Article 11	Proposed Article 11	Comparison

11.1 To the fullest extent permitted under the General Corporation Law, no Director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, as applicable.
11.2 Any amendment or repeal of this Article 11 shall not adversely affect any right or protection of a Director hereunder in respect of any act or omission occurring prior to the time of such amendment or repeal.

11.1 To the fullest extent permitted under the General Corporation Law, no Director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director or officer, as applicable.
11.2 Any amendment or repeal of this Article 11 shall not adversely affect any right or protection of a Director or officer hereunder in respect of any act or omission occurring prior to the time of such amendment or repeal. If the General Corporation Law is amended to permit further elimination or limitation of the

11.1 To the fullest extent permitted under the General Corporation Law, no Director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director or officer, as applicable.
11.2 Any amendment or repeal of this Article 11 shall not adversely affect any right or protection of a Director or officer hereunder in respect of any act or omission occurring prior to the time of such amendment or repeal. If the General Corporation Law is amended to permit further elimination or limitation of the

Existing Article 11	Proposed Article 11	Comparison
personal liability of directors or officers, then the liability of a Director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.
personal liability of directors or officers, then the liability of a Director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

As described above, the Officer Exculpation Amendment would allow for the exculpation of Covered Officers only in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought against an officer by the Company itself or for derivative claims brought against an officer by stockholders in the name of the Company. Further, the Officer Exculpation Amendment would not limit the liability of officers for any breach of the duty of loyalty to the Company or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit.
The Board believes that the Officer Exculpation Amendment is in the best interests of the Company and its stockholders. In approving the Officer Exculpation Amendment and recommending it for approval by our stockholders, the Board considered the narrow class and type of claims to which Amended 102(b)(7) applies, the officers that are covered by Amended 102(b)(7) and the benefits the Board believes would accrue to the Company from providing officer exculpation, including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits. Pursuant to Section 242 of the DGCL, adoption of the Officer Exculpation Amendment requires the affirmative vote of a majority in voting power of the outstanding shares of capital stock of the Company entitled to vote thereon.
If Proposal 6 is approved by stockholders, we intend to file a certificate of amendment to our Certificate of Incorporation with the Delaware Secretary of State, reflecting the Officer Exculpation Amendment, at which time the Officer Exculpation Amendment would become effective. The Company intends to combine all amendments that have received stockholder approval into one certificate of amendment.
Board Recommendation
The Board recommends that you vote “FOR” the approval of the Officer Exculpation Amendment.

PROPOSAL 7 — APPROVAL TO AMEND AND RESTATE THE VACASA, INC. 2021 INCENTIVE AWARD PLAN
Background and Summary
On April 10, 2023, our Board adopted, subject to stockholder approval, an amendment and restatement of the Vacasa, Inc. 2021 Incentive Award Plan (the “2021 Plan”) to make the following material changes: (i) increase the number of shares of our Class A Common Stock authorized for issuance by 10,000,000 shares, (ii) the annual share increase (or “evergreen” provision) by removing the limit equal to 5% of the shares of our Class A Common Stock outstanding on the last day of the immediately preceding fiscal year (described in clause (B) of the immediately following section) and extending the evergreen through 2033, and (iii) provide that all shares subject to stock appreciation rights (“SARs”) under a Prior Plan (as defined below) that are not issued in connection with the stock settlement of SARs on exercise thereof will be available for future grants under the 2021 Plan.
If stockholders do not approve the amendment and restatement, we expect there will be an insufficient number of shares available to make equity-based compensation awards in the future, which would negatively impact our ability to deliver competitive levels of compensation and effectively align employee and stockholder interests. Accordingly, we are proposing the amendment and restatement to ensure the Company has a sufficient reserve of shares available to attract, retain and motivate selected employees, consultants and directors who are essential to the Company’s long-term growth and success.
Shares Available and Outstanding Awards Under the 2021 Plan
Before giving effect to the amendment and restatement, the total number of shares of our Class A Common Stock authorized for issuance under the 2021 Plan equaled the sum of (i) 22,154,477 shares of Class A Common Stock, (ii) any shares of our Class A Common Stock that are subject to outstanding awards under the TurnKey Vacations, Inc. 2014 Equity Incentive Plan and the Vacasa, Inc. 2016 Equity Compensation Incentive Plan (together, the “Prior Plans”) that become available for issuance under the 2021 Plan, and (iii) an annual increase on the first day of each fiscal year beginning in 2022 and ending in 2031, equal to the least of (A) 3% of the shares of our Class A Common Stock outstanding (determined on an as-converted or as exchanged basis, taking into account all securities convertible into, exercisable, exchangeable or redeemable for shares of our Class A Common Stock) on the last day of the immediately preceding fiscal year, (B) an amount of additional shares such that the total number of shares available for issuance under the 2021 Plan on such first day of the year, after giving effect to the additional shares, equals 5% of the shares of our Class A Common Stock outstanding (determined on the same basis as in clause (A)) on the last day of the immediately preceding fiscal year, and (C) such smaller number of shares of our Class A Common Stock as determined by our Board or Compensation Committee; provided, however, that no more than 25,000,000 shares of our Class A Common Stock may be issued upon the exercise of incentive stock options (“ISOs”).
Set forth below is the number of shares available for issuance pursuant to outstanding and future equity awards under the 2021 Plan, as of March 27, 2023.
Shares subject to outstanding RSUs	10,961,245
Shares subject to outstanding PSUs (with the number of shares calculated assuming “maximum” performance)	4,097,676
Shares available for issuance pursuant to future awards	6,355,121
The closing price of our Class A Common Stock on March 27, 2023 was $0.91 per share.
Background on Share Request
In its determination to approve the amendment and restatement, our Board considered the following:
•
In 2022, we granted equity awards representing a total of approximately 11,593,763 shares under the 2021 Plan. This level of equity awards represents a burn rate of approximately 2.6% of weighted average shares outstanding. Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the year (without adjusting for forfeitures) by the weighted average shares outstanding during the year.
•
We expect the share authorization and evergreen amendment under the 2021 Plan to provide us with enough shares for awards for at least 10 years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2021 Plan could last for a shorter or longer time.

In light of the factors described above, and that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, our Board has determined that the increased share authorization and evergreen amendment under the 2021 Plan is reasonable and appropriate at this time.
Summary of the 2021 Plan
A summary of the principal provisions of the 2021 Plan, as amended and restated, is set forth below. This summary is qualified by reference to the full text of the 2021 Plan, as amended and restated, which is attached as Appendix A to this proxy statement.
Eligibility and Administration
Persons eligible to participate in the 2021 Plan include members of our Board (currently comprised of nine non-employee directors), approximately 6,640 employees (including three executive officers) and approximately 60 consultants of the Company and its subsidiaries, in each case, as determined by the administrator.
The Compensation Committee administers the 2021 Plan. The 2021 Plan provides that the Board or Compensation Committee may delegate its authority to grant awards to employees other than executive officers and certain senior executives of the Company to a committee consisting of one or more members of our Board or one or more of our officers, other than awards made to our non-employee directors, which must be approved by our full Board.
Subject to the terms and conditions of the 2021 Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2021 Plan. The administrator is also authorized to adopt, amend or rescind rules relating to administration of the 2021 Plan. Our Board may at any time remove the Compensation Committee as the administrator and revest in itself the authority to administer the 2021 Plan. The full Board will administer the 2021 Plan with respect to awards to non-employee directors.
Shares Available for Awards
If our stockholders approve the amendment and restatement, the number of shares of our Class A Common Stock authorized for issuance under the 2021 Plan will equal the sum of (i) 32,488,997 shares of our Class A Common Stock (representing the initial reserve of 22,154,477 shares, 334,520 shares from the annual share increase in 2023, and the 10,000,000 additional requested shares), (ii) the number of shares of our Class A Common Stock represented by awards outstanding under the Prior Plans that become available for issuance under the 2021 Plan, and (iii) an annual increase on the first day of each fiscal year beginning in 2024 and ending in 2033, equal to the lesser of (A) 3% of the shares of our Class A Common Stock outstanding (determined on an as-converted basis, taking into account all securities convertible into, exercisable, exchangeable or redeemable for shares of our Class A Common Stock) on the last day of the immediately preceding fiscal year, and (B) such smaller number of shares of our Class A Common Stock as determined by our Board or Compensation Committee; provided, however, that no more than 25,000,000 shares of our Class A Common Stock may be issued upon the exercise of ISOs.
The following counting provisions will be in effect for the share reserve under the 2021 Plan:

•
to the extent that an award under the 2021 Plan or a Prior Plan terminates, expires or lapses or is converted into an award in respect of shares of another entity in connection with a spin-off or other similar event, for any reason or an award is settled in cash without the delivery of shares, any shares subject to the award at such time will be available for future grants under the 2021 Plan;

•
to the extent shares are tendered or withheld to satisfy the grant, exercise price or tax withholding obligation with respect to any award under the 2021 Plan or a Prior Plan, such tendered or withheld shares will be available for future grants under the 2021 Plan;

•
to the extent shares subject to SARs under the 2021 Plan or a Prior Plan are not issued in connection with the stock settlement of SARs on exercise thereof, such shares will be available for future grants under the 2021 Plan;

•
the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2021 Plan; and

•
to the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the 2021 Plan.

The 2021 Plan also provides that the sum of the grant date fair value of all equity-based awards and the maximum that may become payable pursuant to a cash-based award to any individual for services as a non-employee director during any calendar year may not exceed $1,500,000.
Types of Awards
The 2021 Plan provides that the administrator may grant or issue stock options, SARs, restricted stock, RSUs, performance bonus awards, PSUs, other stock- or cash-based awards and dividend equivalents, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.
•
Nonqualified Stock Options (“NSOs”) provide for the right to purchase shares of our Class A Common Stock at a specified price that may not be less than fair market value on the date of grant, and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NSOs may be granted for any term specified by the administrator that does not exceed 10 years.

•
Incentive Stock Options will be designed in a manner intended to comply with the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of our Class A Common Stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of 10 years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the exercise price must be at least 110% of the fair market value of a share of our Class A Common Stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

•
Restricted Stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Holders of restricted stock, unlike recipients of options, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse; however, dividends will not be released until restrictions are removed or expire.

•
Restricted Stock Units may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock, RSUs may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.
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Stock Appreciation Rights may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our Class A Common Stock over a set exercise price. The exercise price of any SAR granted under the 2021 Plan must be at least 100% of the fair market value of a share of our Class A Common Stock on the date of grant. SARs under the 2021 Plan will be settled in cash or shares of our Class A Common Stock, or in a combination of both, at the election of the administrator.

•
Performance Bonus Awards and Performance Stock Units are denominated in cash or shares/unit equivalents, respectively, and may be linked to one or more performance or other criteria as determined by the administrator.

•
Other Stock or Cash Based Awards are awards of cash, fully vested shares of our Class A Common Stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our Class A Common Stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. The administrator will determine the terms and conditions of other stock or cash based awards, which may include vesting conditions based on continued service, performance and/or other conditions.

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Dividend Equivalents represent the right to receive the equivalent value of dividends paid on shares of our Class A Common Stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are converted to cash or shares by such formula and such time as determined by the administrator. In addition, dividend equivalents with respect to an awards subject to vesting will either (i) to the extent permitted by applicable law, not be paid or credited, or (ii) be accumulated and subject to vesting to the same extent as the related award.

Amendment and Termination of Plan
Our Board may terminate, amend or suspend the 2021 Plan at any time and from time to time. However, we must generally obtain shareholder approval to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule). No amendments to outstanding awards that materially and adversely affect a participant’s rights under the award may be made without participant consent, except in connection with certain transactions (such as equity restructurings, corporate transactions, or a change in control) or to preserve the intended tax treatment of the participant’s award. Notwithstanding the foregoing, the administrator has the authority to amend any outstanding option or SAR to reduce its exercise price per share or cancel any option or SAR in exchange for cash or another award, in each case, without shareholder approval.
No ISOs may be granted pursuant to the 2021 Plan after the 10th anniversary of the date our Board approved the 2021 Plan, and no additional annual share increases to the 2021 Plan’s aggregate share limit will occur from and after such anniversary. Any award that is outstanding on the termination date of the 2021 Plan will remain in force according to the terms of the 2021 Plan and the applicable award agreement.
Certain Transactions
In the event of any stock dividend or other distribution, stock split, reverse stock or unit split, reorganization, combination or exchange of shares, merger, consolidation, split-up, spin-off, recapitalization, repurchase or any other corporate event affecting the number of outstanding shares of our Class A Common Stock or the share price of our Class A Common Stock that would require adjustments to the 2021 Plan or any awards under the 2021 Plan in order to prevent the dilution or enlargement of the potential benefits intended to be made available thereunder, the administrator will make appropriate, proportionate adjustments to: (i) the aggregate number and type of shares subject to the 2021 Plan; (ii) the number and kind of shares subject to outstanding awards and terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect to such awards); and (iii) the grant or exercise price per share of any outstanding awards under the 2021 Plan.
Material U.S. Federal Income Tax Consequences
The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2021 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
•
Nonqualified Stock Options.   If a participant is granted an NSO under the 2021 Plan, the participant should not have taxable income on the grant of the option. Generally, the participant should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in our Class A Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our Class A Common Stock on the date the participant exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

•
Incentive Stock Options.   A participant should not recognize taxable income upon grant or exercise of an ISO. However, the excess of the fair market value of the shares of our Class A Common Stock received upon exercise over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the fair market value of the shares at the time of exercise over the exercise price (or if less, the amount realized in the disposition over the exercise price), with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

•
Other Awards.   The current federal income tax consequences of other awards authorized under the 2021 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Code Section 83(b) election, in which case ordinary income is recognized on the date of grant in an amount equal to the excess of the fair market value of the shares on the date of grant over the price paid, if any); and RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

•
Limitation on the Employer’s Compensation Deduction.   Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million.

•
Section 409A of the Code.   Certain types of awards under the 2021 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2021 Plan and awards granted under the 2021 Plan are generally intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code.

New Plan Benefits
Other than with respect to annual grants of RSUs to our non-employee directors that will be made on the date of the Annual Meeting (reflected in the table below), all future awards under the 2021 Plan (assuming the amendment and restatement is approved by our stockholders) are subject to the discretion of the administrator, and, therefore, it is not possible to determine the benefits that will be received in the future by other participants in the 2021 Plan. Therefore, the table below provides information only for our non-employee directors.
Name and Position	Dollar Value ($)	Number of Shares (#)
Named executive officers
Robert Greyber, Chief Executive Officer	—	—
Matthew Roberts, Former Chief Executive Officer	—	—
Jamie Cohen, Chief Financial Officer	—	—
Craig Smith, Former Chief Commercial Officer	—	—
All current executive officers as a group	—	—
All current directors who are not executive officers as a group	1,600,000(1)	(2)
All employees who are not executive officers as a group	—	—

(1)
In accordance with our Director Compensation Program, each non-employee director who will continue to serve as a non-employee director immediately following the Annual Meeting will automatically be granted an award of RSUs on the date of our Annual Meeting, with the number of RSUs determined by dividing (i) $200,000 by (ii) the average closing trading price of our Class A Common Stock over the 20 consecutive trading days ending with the trading day immediately preceding the grant date. Additionally, although not reflected in the table above, if Ms. White is elected to the Board and if the size of the Board is expanded to 11 directors as set forth in Proposal 3 and Ms. Gonzalez is elected to the Board, upon each of Mses. Gonzalez’s and White’s election to the Board, each will automatically be granted an award of a number of RSUs calculated by dividing (a) $320,000 by (b) the average closing trading price of our Class A Common Stock over the 20 consecutive trading days ending with the trading day immediately preceding the grant date in accordance with our Director Compensation Program.

(2)
The aggregate number of shares to be granted to non-employee directors is not included in the table above because the number of shares subject to their RSU awards will depend on the 20 trading day average closing price of our Class A Common Stock as of the trading day immediately before the Annual Meeting, as described in footnote 1 above.

Historical Grants Under the 2021 Plan
The following table provides summary information regarding the number of shares of our Class A Common Stock subject to awards granted under the 2021 Plan to certain persons since the 2021 Plan’s initial effective date through March 27, 2023.
Name and Position	Number of Shares Underlying RSUs (#)	Number of Shares Underlying PSUs (#)(1)
Named executive officers
Robert Greyber, Chief Executive Officer	2,592,720	3,039,148
Matthew Roberts, Former Chief Executive Officer	622,665	1,245,330
Jamie Cohen, Chief Financial Officer	—	—
Craig Smith, Former Chief Commercial Officer	—	—
All current executive officers as a group	3,070,917	3,463,348
All current directors and director nominees who are not executive officers as a group	362,838	—
Current directors or director nominees who are not executive officers
Joerg Adams	33,999	—
Ryan Bone	33,999	—
Eric Breon	33,999	—
Chad Cohen	33,999	—
Rachel Gonzalez	16,997	—
Benjamin Levin	33,999	—
Barbara Messing	73,849	—
Jeffrey Parks	33,999	—
Karl Peterson	33,999	—
Chris Terrill	33,999	—
Kimberly White	—	—
Each associate of any such executive officer, director or director nominee	—	—
Each other person who received or is to receive 5% of awards under the plan	—	—
All employees who are not executive officers as a group	11,218,841	2,226,312

(1)
For any PSUs, the number of shares is calculated assuming “maximum” performance.

Vote Required for Approval
Proposal 7 requires the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes).
Board Recommendation
The Board recommends that you vote “FOR” the approval of the amendment and restatement of the 2021 Plan.

PROPOSAL 8 — APPROVAL TO AMEND AND RESTATE THE VACASA, INC. 2021 NONQUALIFIED EMPLOYEE STOCK PURCHASE PLAN
Background and Summary
On April 10, 2023, our Board adopted, subject to stockholder approval, an amendment and restatement of the Vacasa, Inc. 2021 Nonqualified Employee Stock Purchase Plan (the “ESPP”) to make the following material change: amend the annual share increase (or “evergreen”) provision by removing the limit equal to 2% of the shares of our Class A Common Stock outstanding on the last day of the immediately preceding fiscal year (described in clause (B) of the immediately following section) and extending the evergreen through 2033.
We are proposing the amendment and restatement to ensure that the Company has a sufficient reserve of shares available to attract, retain and motivate employees essential to the Company’s long-term growth and success.
Shares Available Under the ESPP
Before giving effect to the amendment and restatement, the total number of shares of our Class A Common Stock authorized for issuance under the ESPP equaled the sum of (i) 8,861,791 shares of Class A Common Stock, and (ii) an annual increase on the first day of each fiscal year beginning in 2022 and ending in 2031, equal to the least of (A) 1% of the shares of our Class A Common Stock outstanding (determined on an as-converted or as exchanged basis, taking into account all securities convertible into, exercisable, exchangeable or redeemable for shares of our Class A Common Stock) on the last day of the immediately preceding fiscal year, (B) an amount of additional shares such that the total number of shares available for issuance under the ESPP on such first day of the year, after giving effect to the additional shares, equals 2% of the shares of our Class A Common Stock outstanding (determined on the same basis as in clause (A)) on the last day of the immediately preceding fiscal year, and (C) such smaller number of shares of our Class A Common Stock as determined by our Board.
As of March 27, 2023, there were 8,080,135 shares of Class A Common Stock remaining available for purchase under the ESPP.
The closing price of our Class A Common Stock on March 27, 2023 was $0.91 per share.
Background on Evergreen Amendment
In its determination to approve the amendment and restatement, our Board considered the following:
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Our Board considered the number of shares purchased under the ESPP during the one purchase period that ended in 2022. In 2022, approximately 915,464 shares were purchased under the ESPP. This level of equity awards (multiplied by two to approximate the two purchase periods that would typically occur in a year) represents a burn rate of approximately 0.40% of weighted average shares outstanding attributable to the ESPP. Equity burn rate attributable to the ESPP is calculated by dividing the number of shares purchased under the ESPP during the year by the weighted average shares outstanding during the year.

•
We expect the current share authorization under the ESPP and the evergreen amendment to provide us with enough shares for at least 10 years, assuming employee participation in the ESPP is consistent with historical levels, as reflected in our historical burn rate for the ESPP. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the ESPP could last for a shorter or longer time.

In light of the factors described above, and that the ability to continue the ESPP is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, our Board has determined that the evergreen amendment under the ESPP is reasonable and appropriate at this time.

Summary of the ESPP
The ESPP is designed to allow eligible employees of the Company and its subsidiaries to purchase shares of our Class A Common Stock with their accumulated payroll deductions. The ESPP is not intended to qualify under Section 423 of the Code. The purpose of the ESPP is to assist such employees in acquiring a stock ownership interest in the Company and encourage such employees to remain in the employment of the Company or its subsidiaries.
A summary of the principal provisions of the ESPP, as amended and restated, is set forth below. This summary is qualified by reference to the full text of the ESPP, as amended and restated, which is attached as Appendix B to this proxy statement.
Eligibility and Administration
Subject to the terms and conditions of the ESPP, our Compensation Committee administers the ESPP. Our Compensation Committee can delegate administrative tasks under the ESPP to the services of an agent and/or employees to assist in the administration of the ESPP. The administrator will have the discretionary authority to administer and interpret the ESPP. Interpretations and constructions of the administrator of any provision of the ESPP or of any rights thereunder will be conclusive and binding on all persons. We will bear all expenses and liabilities incurred by the ESPP administration.
Shares Available for Awards
If our stockholders approve the amendment and restatement, the number of shares of our Class A Common Stock authorized for issuance under the ESPP will equal the sum of (i) 8,995,599 shares of our Class A Common Stock (representing the initial reserve of 8,861,791 shares and 133,808 shares from the annual share increase in 2023), and (ii) an annual increase on the first day of each fiscal year beginning in 2024 and ending in 2033, equal to the lesser of (A) 1% of the shares of our Class A Common Stock outstanding (determined on an as-converted basis, taking into account all securities convertible into, exercisable, exchangeable or redeemable for shares of our Class A Common Stock) on the last day of the immediately preceding fiscal year, and (B) such smaller number of shares of our Class A Common Stock, as determined by our Board or Compensation Committee.
Eligibility
Employees eligible to participate in the ESPP for a given offering period generally include employees who are employed by us or one of our designated subsidiaries on the first day of the offering period, or the enrollment date. The following employees are not eligible to participate in the ESPP: employees who (i) customarily work six consecutive months or less in a calendar year, (ii) are customarily scheduled to work less than 20 hours per week, or (iii) hold (or are deemed to hold through attribution) more than 5% of the voting power or value of the Company’s or a subsidiary’s capital stock. Approximately 5,700 employees of the Company and our designated subsidiaries are eligible to participate in the ESPP. Consultants and non-employee directors are not eligible to participate in the ESPP.
Participation
Employees will enroll under the ESPP by completing a payroll deduction form permitting the deduction from their compensation of at least 1% of their compensation but not more than 15% of their compensation. Such payroll deductions may be expressed as either a whole number percentage or a fixed dollar amount, and the accumulated deductions will be applied to the purchase of shares on each purchase date and applicable tax withholding obligations.
Offering
Under the ESPP, participants are offered the option to purchase shares of our Class A Common Stock at a discount during a series of offering periods which may be successive or overlapping, the duration and timing of which will be determined by the ESPP administrator.

The option purchase price will be the lower of 85% of the closing trading price per share of our Class A Common Stock on the first trading date of an offering period in which a participant is enrolled or 85% of the closing trading price per share on the purchase date.
Unless a participant has previously canceled his or her participation in the ESPP before the purchase date, the participant will be deemed to have exercised his or her option in full as of each purchase date. Upon exercise, the participant will purchase the number of whole shares that his or her accumulated payroll deductions will buy at the option purchase price, after deductions for withholding taxes, subject to any participation limitations for the offering.
A participant may cancel his or her payroll deduction authorization at any time prior to the end of the offering period. Upon cancellation, the participant will have the option to either (i) receive a refund of the participant’s account balance in cash without interest or (ii) exercise the participant’s option for the current offering period for the maximum number of shares of our Class A Common Stock on the applicable purchase date, with the remaining account balance refunded in cash without interest. Following at least one payroll deduction, a participant may also decrease (but not increase) his or her payroll deduction authorization once during any offering period, unless otherwise determined by the administrator. If a participant wants to increase or decrease the rate of payroll withholding, he or she may do so effective for the next offering period by submitting a new form before the offering period for which such change is to be effective.
A participant may not assign, transfer, pledge or otherwise dispose of (other than by will or the laws of descent and distribution) payroll deductions credited to a participant’s account or any rights to exercise an option or to receive shares of our Class A Common Stock under the ESPP, and during a participant’s lifetime, options in the ESPP shall be exercisable only by such participant. Any such attempt at assignment, transfer, pledge or other disposition will not be given effect.
Amendment and Termination of Plan
Our Board may amend, suspend or terminate the ESPP at any time. However, the Board may not amend the ESPP without obtaining stockholder approval within 12 months before or after such amendment to the extent required by applicable laws.
Adjustments
In the event of any increase or decrease in the number of issued shares of our Class A Common Stock or units of Vacasa Holdings LLC resulting from a stock or unit split, reverse stock split, stock dividend or unit distribution, combination or reclassification of the Class A Common Stock or units of Vacasa Holdings LLC, or any other increase or decrease in the number of shares of Class A Common Stock or units of Vacasa Holdings LLC effected without receipt of consideration by us or Vacasa Holdings LLC (as applicable), we will proportionately adjust the aggregate number of shares of our Class A Common Stock offered under the ESPP, the number and price of shares which any participant has elected to purchase under the ESPP and the maximum number of shares which a participant may elect to purchase in any single offering period. If there is a proposal to dissolve or liquidate us, then the ESPP will terminate immediately prior to the consummation of such proposed dissolution or liquidation, and any offering period then in progress will be shortened by setting a new purchase date to take place before the date of our dissolution or liquidation. We will notify each participant of such change in writing before the new exercise date. If we undergo a merger with or into another corporation or sell all or substantially all of our assets, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or the parent or subsidiary of the successor corporation. If the successor corporation refuses to assume the outstanding options or substitute equivalent options, then any offering period then in progress will be shortened by setting a new purchase date to take place before the date of our proposed sale or merger. We will notify each participant of such change in writing before the new exercise date.
Material U.S. Federal Income Tax Consequences
The following is a general summary under current law of the principal United States federal income tax consequences related to the purchase of shares under the ESPP. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
The ESPP is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, certain tax benefits available to participants in a Section 423 qualified plan are not available under our ESPP.
For federal income tax purposes, a participant generally will not recognize taxable income on the grant of an option under the ESPP, nor will we be entitled to any deduction at that time. Upon the exercise of an ESPP option, a participant will recognize ordinary income, and we will be entitled to a corresponding deduction, in an amount equal to the difference between the fair market value of the shares of Vacasa Class A Common Stock on the exercise date and the purchase price paid for the shares. A participant’s basis in shares of Vacasa Class A Common Stock received on exercise, for purposes of determining the participant’s gain or loss on subsequent disposition of such shares of Vacasa Class A Common Stock, generally, will be the fair market value of the shares of Vacasa Class A Common Stock on the date the participant exercises his or her option.
Upon the subsequent sale of the shares acquired upon the exercise of an ESPP option, the participant will recognize capital gain or loss (long-term or short-term, depending on how long the shares were held by the participant following the date they were purchased before disposing of them).
New Plan Benefits
Because the number of shares that may be purchased under the ESPP will depend on each eligible employee’s voluntary election to participate and on the fair market value of our Class A Common Stock at various future dates, the actual number of shares that may be purchased by any individual under the ESPP cannot be determined in advance.
Historical Purchases Under the ESPP
The following table provides summary information regarding the number of shares of our Class A Common Stock that have been purchased under the ESPP by certain persons since the ESPP’s initial effective date through March 27, 2023.
Name and Position	Shares Purchased (#)	Aggregate Purchase Price ($)
Named Executive Officers
Robert Greyber, Chief Executive Officer	—	—
Matthew Roberts, Former Chief Executive Officer	—	—
Jamie Cohen, Chief Financial Officer	24,707	32,860
Craig Smith, Former Chief Commercial Officer	24,763	32,935
All current executive officers as a group	24,707	32,860
All current directors and director nominees who are not executive officers as a group	—	—
Each associate of any such executive officer, director or director nominee	—	—
Each other person who received or is to receive 5% of awards under the plan	—	—
All employees who are not executive officers as a group	865,994	1,151,772
Vote Required for Approval
Proposal 8 requires the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes).
Board Recommendation
The Board recommends that you vote “FOR” the approval of the amendment and restatement of the ESPP.

PROPOSAL 9 — APPROVAL TO AMEND CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
Background
Our Board is asking stockholders to approve a proposal to amend Article 4 of our Certificate of Incorporation to allow for the Board, in its discretion, to effect a reverse stock split of the Company’s outstanding All Common Stock (as defined below) at a ratio of not less than 1-for-5 and not more than 1-for-20. The Board has approved and declared advisable an amendment (the “Reverse Stock Split Amendment”) to the Certificate of Incorporation, to be effected by filing a Certificate of Amendment (as defined below) to add the following new Section 4.3:
“4.3   As of the effective time of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Reclassification Effective Time”), the shares of Class A Common Stock, Class B Common Stock and Class G Common Stock, issued and outstanding by the Corporation immediately prior to the Reclassification Effective Time or held in the treasury of the Corporation immediately prior to the Reclassification Effective Time are automatically reclassified into a smaller number of shares such that each five (5) to twenty (20) shares of the Corporation’s Class A Common Stock, Class B Common Stock and Class G Common Stock issued and outstanding or held by the Corporation as treasury stock, shall, automatically and without any action on the part of the respective holders thereof, be reclassified into one (1) share of Class A Common Stock, Class B Common Stock and Class G Common Stock, respectively (the “Reverse Stock Split”). The number of shares that shall be reclassified within the five (5) to twenty (20) range pursuant to the Reverse Stock Split shall be determined by the Board prior to the Reclassification Effective Time and publicly announced by the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one (1) share of Class A Common Stock, Class B Common Stock or Class G Common Stock (after aggregating all fractional shares such holder would otherwise be entitled to receive) shall be entitled to receive cash for such holder’s fractional share equal to the closing sales price of the Class A Common Stock as reported on the Nasdaq Stock Market LLC, as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware.”
Our Board approved the Reverse Stock Split Amendment to effect a reverse stock split of our outstanding shares of All Common Stock by combining all outstanding shares of each class of All Common Stock into a lesser number of outstanding shares of the same class of All Common Stock at a ratio of not less than 1-for-5 and not more than 1-for-20, at any time prior to the one-year anniversary of the date on which the Reverse Stock Split Amendment is approved by our stockholders at the Annual Meeting, with the exact ratio to be set within this range by our Board at its sole discretion (the “Reverse Stock Split”). The Reverse Stock Split would become effective upon the filing and effectiveness of a certificate of amendment to our Certificate of Incorporation (the “Certificate of Amendment”) with the Delaware Secretary of State. Upon the effectiveness of the proposed Certificate of Amendment, the issued and outstanding shares of a class of All Common Stock will be reclassified and combined into a lesser number of shares such that one share of the same class of All Common Stock will be issued for a specified number of shares in accordance with the ratio for the Reverse Stock Split selected by our Board. No fractional shares of All Common Stock will be issued in connection with the proposed Reverse Stock Split. Holders of All Common Stock who would otherwise receive a fractional share of All Common Stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share, as explained more fully below. The Company intends to combine all amendments that have received stockholder approval into one certificate of amendment.
The ratio of the Reverse Stock Split, if effected, would be publicly announced prior to the effective time of the Reverse Stock Split.
If the Reverse Stock Split Amendment is approved by our stockholders, our Board would have the sole discretion to file the Certificate of Amendment and effect the Reverse Stock Split at any time prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by our stockholders. We believe that enabling our Board to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement the split in a manner designed to maximize the anticipated benefits to us and our stockholders, as described below. The determination of the ratio of the Reverse Stock Split will be based on a number of factors, described further below under the heading “— Criteria to be Used for Decision to Effect the Reverse Stock Split.”
The exact timing of the filing of the Certificate of Amendment and the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders, but the Reverse Stock Split will not occur after the one-year anniversary of the date on which the Reverse Stock Split Amendment is approved by our stockholders. In addition, our Board would have, and reserves, the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the filing of the Certificate of Amendment and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Delaware Secretary of State, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.
Reasons for the Reverse Stock Split
Although the proposed Reverse Stock Split will not have the effect of increasing the Company’s equity market capitalization, we believe that implementing the Reverse Stock Split could provide benefits to the Company and our existing stockholders in a number of ways, including:
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Maintaining our listing on Nasdaq.   Our Class A Common Stock is currently listed for trading on Nasdaq under the symbol “VCSA.” The continued listing of our Class A Common Stock on Nasdaq is subject to our compliance with a number of listing standards, including a requirement that our minimum closing bid price of our Class A Common Stock does not remain below $1.00 for 30 consecutive days. As of April 13, 2023, the closing bid price of our Class A Common Stock had remained at or below $1.00 since March 15, 2023. As of the date of this proxy statement, we have not received a letter from the Listing Qualifications Staff of Nasdaq regarding our compliance with the listing standards, and our closing bid price of our Class A Common Stock has not remained below $1.00 per share for 30 consecutive days.

•
Stock Price Volatility.   We understand that a higher stock price may increase the acceptability of our Class A Common Stock to investors who may not find shares of our Class A Common Stock attractive at the current market price due to the trading volatility often associated with stocks below certain prices.

•
Transaction Costs.   Investors also may be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such low-priced stocks.

•
Stock Price Requirements.   We understand that many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin.

Board Discretion to Implement or Abandon Reverse Stock Split
If the Reverse Stock Split Amendment is approved by the Company’s stockholders at the Annual Meeting, the actual Reverse Stock Split will be effected, if at all, only upon a subsequent determination by the Board that the Reverse Stock Split is, at that time, in the best interests of the Company and its stockholders. Such determination will be based upon many factors, including the trading price of our Class A Common Stock relative to Nasdaq minimum listing requirements, as well as those other factors described in the following paragraph. Notwithstanding approval of the Reverse Stock Split Amendment by the stockholders, the Board may, in its sole discretion, abandon the proposed Reverse Stock Split Amendment prior to the effectiveness of any filing with the Delaware Secretary of State so as to not effect the Reverse Stock Split. If the Board decides not to implement the Reverse Stock Split before the 2024 Annual Meeting of Stockholders, further stockholder approval would be required prior to implementing any reverse stock split of the Company’s shares of All Common Stock.
Criteria to be Used for Decision to Effect the Reverse Stock Split
If our stockholders approve the Reverse Stock Split Amendment, our Board will be authorized to proceed with the Reverse Stock Split. The exact ratio of the Reverse Stock Split, within the 1-for-5 to

1-for-20 range, would be determined by our Board and publicly announced by us prior to the effective time of the Reverse Stock Split Amendment. In determining whether to proceed with the Reverse Stock Split and setting the appropriate ratio for the Reverse Stock Split, our Board expects to consider, among other things, a number of factors such as:
•
Nasdaq’s minimum price per share requirements;

•
the historical trading prices and trading volume of our Class A Common Stock;

•
the number of shares of our Class A Common Stock outstanding;

•
the then-prevailing and expected trading prices and trading volume of our Class A Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Class A Common Stock;

•
the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

•
business developments affecting us; and

•
prevailing general market and economic conditions.

The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private” transaction within the meaning of Rule 13e-3 of the Exchange Act.
Effects of the Reverse Stock Split
After the Reverse Stock Split, each stockholder will own a reduced number of shares of All Common Stock. This would affect all of the Company’s stockholders uniformly and would not affect any stockholder’s percentage ownership in the Company, except to the extent that the Reverse Stock Split results in a stockholder owning a fractional share as described below. The number of stockholders of record would not be affected by the Reverse Stock Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Stock Split.
Proportionate voting rights and other rights of the holders of shares of All Common Stock would not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 5% of the voting power of the outstanding shares of All Common Stock immediately prior to the Reverse Stock Split would continue to hold 5% of the voting power of the outstanding shares of All Common Stock after the Reverse Stock Split.
As of March 27, 2023, our Certificate of Incorporation authorized 1,510,473,729 shares, consisting of: (a) 1,000,000,000 shares of Class A Common Stock, (b) 480,473,729 shares of Class B Common Stock, (c) 30,000,000 shares of Class G common stock, par value of $0.00001 per share (the “Class G Common Stock” and together with the Class A Common Stock and Class B Common Stock, the “All Common Stock”), and (d) 30,000,000 shares of preferred stock, par value of $0.00001 per share (the “Preferred Stock”). The Reverse Stock Split would not change the number of authorized shares. Therefore, because the number of issued and outstanding shares of All Common Stock would decrease, the number of shares remaining available for issuance by us in the future would increase. These additional shares would be available for issuance from time to time for corporate purposes such as issuances of shares of All Common Stock in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible debt, warrants, or options convertible into or exercisable for shares of All Common Stock. We believe that the availability of the additional shares will provide us with flexibility to meet business needs as they arise, to take advantage of favorable opportunities, and to respond effectively in a changing corporate environment. If we issue additional shares for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially. The Company regularly considers its capital requirements and may conduct securities offerings, including equity and/or equity linked offerings, in the future. There are currently no specific plans, arrangements, agreements, or understandings for the issuance of the additional authorized but unissued and unreserved shares of All Common Stock that would result from the Reverse Stock Split.

The increase in the number of shares of authorized but unissued and unreserved All Common Stock will have an “antitakeover effect” by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Certificate of Incorporation or Bylaws. The increased number of available authorized but unissued shares as a result of the Reverse Stock Split would give the Company’s management more flexibility to resist or impede a third-party takeover bid that provides an above-market premium that is favored by a majority of the independent stockholders. Although not designed or intended for such purposes, the effect of the increased available shares might be to make more difficult or to discourage an attempt to take over or otherwise acquire control of the Company (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of the Board or contemplating a tender offer or other change in control transaction). Any such anti-takeover effect of the Reverse Stock Split would be in addition to existing anti-takeover provisions of our Certificate of Incorporation and Bylaws.
Our Board is not presently aware of any attempt, or contemplated attempt, to acquire control of the Company, and the Reverse Stock Split is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.
The Reverse Stock Split would reduce the number of shares of Class A Common Stock available for issuance under the 2021 Plan in proportion to the reverse split ratio of the Reverse Stock Split. As of March 27, 2023, the number of shares of Class A Common Stock authorized for issuance but unissued under the 2021 Plan was 6,355,441. If Proposal 7 is approved, the number of shares of Class A Common Stock authorized for issuance but unissued under the 2021 Plan will be approximately 16,355,441 (prior to any Reverse Stock Split). The Reverse Stock Split would reduce the number of shares of Class A Common Stock available for issuance under the ESPP in proportion to the reverse split ratio of the Reverse Stock Split. On March 27, 2023, the number of shares of Class A Common Stock authorized for issuance but unissued under the ESPP was 8,080,135.
The Company also has 19,599,387 shares of Class A Common Stock subject to outstanding equity awards as of March 27, 2023. Under the terms of the various instruments governing the Company’s outstanding equity awards, the Reverse Stock Split will effect a reduction in the number of shares of Class A Common Stock issuable upon the exercise of such equity awards in proportion to the reverse split ratio of the Reverse Stock Split. The Reverse Stock Split will effect a proportionate increase in the exercise price of the Company’s outstanding stock options. In connection with the Reverse Stock Split, the number of shares of Class A Common Stock issuable upon exercise or conversion of outstanding stock awards will be rounded down to the nearest whole share and the exercise prices will be rounded up to the nearest cent, and no cash payment will be made in respect of such rounding.
Assuming Reverse Stock Split ratios of 1-for-5, 1-for-12 and 1-for-20, which reflect the low end, middle and high end of the range that our stockholders are being asked to approve, the following table contains approximate information relating to the shares of All Common Stock immediately following the Reverse Stock Split based on share information as of March 27, 2023, without giving effect to the treatment of fractional shares:

	Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-5	Reverse Stock Split Ratio of 1-for-12	Reverse Stock Split Ratio of 1-for-20
Authorized All Common Stock	1,510,473,729	1,510,473,729	1,510,473,729	1,510,473,729
Outstanding All Common Stock	441,089,904	88,217,981	36,757,492	22,054,495
Number of shares of Class A Common Stock subject to outstanding awards under the Company’s equity incentive plans(1)	19,599,707	3,919,941	1,633,309	979,985
Number of shares of Class A Common Stock authorized for future issuance under the Company’s equity incentive plans	6,355,121	1,271,024	529,593	317,756
Number of shares of Class A Common Stock authorized for issuance under the Company’s employee stock purchase plan	8,080,135	1,616,027	673,345	404,007
Number of authorized and unreserved shares of All Common Stock not outstanding(1)	1,476,438,766	1,415,448,756	1,470,879,990	1,486,717,486

(1)
Includes 4,540,786 shares of Class A Common Stock subject to outstanding options under 2014 Plan. As of March 27, 2023, 1,469,753 SARs were outstanding under the Company’s 2016 Plan. These numbers do not include any shares of Class A Common Stock subject to the SARs because all SARs had exercise prices greater than $0.90 (the closing trading price of our Class A Common Stock on March 27, 2023), and thus could not be exercised for shares of Class A Common Stock. A SAR may only be exercised for shares of Class A Common Stock if the trading price of our Class A Common Stock on the date of exercise exceeds the exercise price of a SAR. If SARs are exercised, the number of shares of Class A Common Stock that the holder will receive is generally determined by dividing (x) the aggregate spread value of the exercised SARs (i.e., the excess of the trading price of our Class A Common Stock on the date of exercise over the SAR exercise price) by (y) the trading price of our Class A Common Stock on the date of exercise. The trading price of our Class A Common Stock would need to exceed $2.66 before any outstanding SARs could be exercised for shares of Class A Common Stock.

No fractional shares of All Common Stock will be issued in connection with the proposed Reverse Stock Split. Holders of All Common Stock who would otherwise receive a fractional share of All Common Stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below.
The Class A Common Stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split would not affect the registration of the Class A Common Stock under the Exchange Act. After the Reverse Stock Split, the Class A Common Stock would continue to be reported on the Nasdaq Global Select Market under the symbol “VCSA.”
Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split
If the Reverse Stock Split is implemented, some stockholders may consequently own less than one hundred shares of All Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the Reverse Stock Split may be required to pay modestly higher transaction costs should they then determine to sell their shares in the Company.
The effect of the Reverse Stock Split upon the market prices for the Class A Common Stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the total market capitalization of our Class A Common Stock after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per-share market price of our Class A Common Stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Class A Common Stock outstanding in connection with the Reverse Stock Split.
Furthermore, there can be no assurance that the market price of the Class A Common Stock immediately after the proposed Reverse Stock Split will be maintained for any period of time. Even if an increased share price can be maintained, the Reverse Stock Split may not achieve the other desired results that have been outlined above. In particular, we cannot assure you that the proposed Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with the Nasdaq listing rules.
Moreover, because some investors may view a Reverse Stock Split negatively, there can be no assurance that approval of the Reverse Stock Splits will not adversely impact the market price of the Class A Common Stock or, alternatively, that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price. In addition, although we believe the Reverse Stock Split may enhance the desirability of our Class A Common Stock to certain potential investors, we cannot assure you that, if implemented, our Class A Common Stock will be more attractive to institutional and other long-term investors or that the liquidity of our Class A Common Stock will increase, since there would be a reduced number of shares outstanding after the Reverse Stock Split.
Effective Date
If the proposed Reverse Stock Split is approved at the Annual Meeting and the Board elects to proceed with the Reverse Stock Split in one of the approved ratios, the Reverse Stock Split would become effective as of 5:00 p.m., Eastern time, on the date of the filing (the “Effective Time”) of the proposed Certificate of Amendment with the Delaware Secretary of State. Except as explained below with respect to fractional shares, at the Effective Time, all shares of All Common Stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined and converted into a lesser number of shares of the applicable class of All Common Stock in accordance with the Reverse Stock Split ratio determined by the Board following the Annual Meeting.
Exchange of Stock Certificates
As soon as practicable after the effective date of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. Continental Stock Transfer & Trust Company, our transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR EXCHANGE AGENT. STOCKHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE EXCHANGE AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS. These shares will automatically reflect the new quantity of shares based on the selected Reverse Stock Split ratio. Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.
Cash Payment In Lieu of Fractional Shares
No fractional shares of All Common Stock will be issued as a result of the Reverse Stock Split. Instead, in lieu of any fractional shares to which a holder of shares of All Common Stock would otherwise be entitled as a result of the Reverse Stock Split (after aggregating all fractional shares such holder would otherwise be entitled to receive), the Company shall pay cash for such holder’s fractional share equal to the closing sales price of the Class A Common Stock as reported on the Nasdaq Stock Market LLC, as of the date the Certificate of Amendment is filed with the Delaware Secretary of State. As of March 27, 2023, there were approximately 170 stockholders of record of our All Common Stock. Upon stockholder approval of the Reverse Stock Split, if the Board elects to implement the Reverse Stock Split, the Company does not expect that cashing out fractional stockholders would significantly reduce the number of stockholders of record.
The Board reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the Reverse Stock Split Amendment, even if the Reverse Stock Split Amendment has been authorized by our stockholders. By voting in favor of the Reverse Stock Split Amendment, you are expressly also authorizing the Board to determine not to proceed with, and to abandon, the Reverse Stock Split if it should so decide.
No Appraisal Rights
Under the DGCL, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed Certificate of Amendment to effect the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.
Certain Material U.S. Federal Income Tax Consequences
The following summary describes certain material U.S. federal income tax consequences of the proposed Reverse Stock Split to holders of our shares of All Common Stock, but does not purport to be a complete analysis of all potential tax effects. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”) in effect as of the date of this Proxy Statement. These authorities may change or be subject to differing interpretations. Any such change may be applied retroactively in a manner that could adversely affect a holder of our shares of All Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position regarding the tax consequences of the proposed Reverse Stock Split. This discussion is limited to holders that hold shares of All Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to special rules or to holders that are partnerships for U.S. federal income tax purposes. Holders should consult their own tax advisors regarding the U.S. federal, state, local, and foreign income and other tax consequences of the proposed Reverse Stock Split.
Tax Consequences to U.S. Holders
For purposes of this discussion, a “U.S. holder” is a beneficial owner of our shares of All Common Stock who is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.
The proposed Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash received in lieu of fractional shares, no gain or loss will be recognized upon the proposed Reverse Stock Split. Accordingly, the aggregate tax basis of the U.S. holder in the new shares should equal the U.S. holder’s aggregate tax basis in its old shares of All Common Stock (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the new shares should include the holding period for the old shares.
A U.S. holder who receives cash in lieu of a fractional share of our All Common Stock pursuant to the proposed Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the U.S. holder’s tax basis in the old shares that is allocated to such fractional share of our All Common Stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder has held the old shares for more than one year as of the effective date of the proposed Reverse Stock Split. The deductibility of capital losses is subject to limitations.

Tax Consequences to Non-U.S. Holders
For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our shares of All Common Stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes). Generally, a non- U.S. holder will not recognize any gain or loss upon the proposed Reverse Stock Split. In particular, any gain or loss realized with respect to cash received in lieu of a fractional share generally will not be subject to U.S. federal income or withholding tax unless (a) such gain or loss is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), (b) the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the proposed Reverse Stock Split and certain other conditions are met, or (c) our shares of All Common Stock constitute a U.S. real property interest by reason of our status as a U.S. real property holding corporation for U.S. federal income tax purposes.
The gain described in clause (a) above generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items. A non-U.S. holder described in clause (b) above will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain realized with respect to cash received in lieu of a fractional share, which may be offset by certain U.S. source capital losses, even though the non-U.S. holder is not considered a resident of the United States. With respect to clause (c) above, we believe we are not currently and do not anticipate becoming a U.S. real property holding corporation. If we are or have been a U.S. real property holding corporation, any gain realized with respect to cash received in lieu of a fractional share may be treated as effectively connected with the conduct of a trade or business in the United States subject to U.S. federal income tax and the cash proceeds may also be subject to a 10% withholding tax.
Information Reporting and Backup Withholding
Payments of cash made in lieu of a fractional share of our All Common Stock may, under certain circumstances, be subject to information reporting and “backup withholding.” To avoid backup withholding, each holder of our shares of All Common Stock that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.
Pursuant to Section 242 of the DGCL and the Certificate of Incorporation, adoption of the Reverse Stock Split Amendment requires the affirmative vote of a majority in voting power of the outstanding shares of capital stock of the Company entitled to vote thereon.
Board Recommendation
The Board recommends that you vote “FOR” the approval of the Reverse Stock Split Amendment.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
When and where will the annual meeting be held?
The Annual Meeting will be held on Tuesday, May 23, 2023, at 8:00 a.m. PT, unless postponed or adjourned. The Annual Meeting will be held in a virtual meeting format only. Hosting a virtual meeting enables increased stockholder attendance and participation from locations around the world. You may attend the Annual Meeting live via the Internet by visiting: www.virtualshareholdermeeting.com/VCSA2023. Please note that there is no in-person location for you to attend.
How do I participate in the Annual Meeting?
Visit www.virtualshareholdermeeting.com/VCSA2023 and enter the 16-digit control number included on your proxy card or any additional voting instructions that accompanied your proxy materials. Online check-in will begin at 7:45 a.m. PT. Please allow ample time for the online check-in process. Attendance at the Annual Meeting is subject to capacity limits set by the virtual meeting platform provider.
Who do I contact for help with technical difficulties accessing the Annual Meeting?
If you experience any technical difficulties accessing the Annual Meeting or during the meeting, please call the toll-free number that will be available on the Annual Meeting site (at www.virtualshareholdermeeting.com/VCSA2023) for assistance. Technical support will be available 15 minutes prior to the start time of the meeting.
Who is entitled to vote?
Only stockholders of record of our Class A Common Stock, par value $0.00001 per share, and/or Class B Common Stock, par value $0.00001 per share (collectively, the “Common Stock”), at the close of business on the record date, March 27, 2023, are entitled to vote at the Annual Meeting. Holders of our Class A Common Stock and our Class B Common Stock are entitled to one vote per share.
What will I be voting on?
1.   Election of Directors.   Five Class II Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2026 and until each such director’s respective successor is elected and qualified or until such director’s earlier death, resignation or removal.
2.   Ratification of the Appointment of KPMG LLP as Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023.   The Board is asking stockholders to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2023.
3.   Approval to Amend Certificate of Incorporation to Expand the Size of the Board.   The Board is asking its stockholders to approve an amendment to the Company’s Certificate of Incorporation to allow the maximum size of the Board to be increased from 10 directors to 11 directors.
4.   Approval to Amend Certificate of Incorporation to Revise Process for Filling Board Vacancies and Newly Created Directorships.   The Board is asking its stockholders to approve an amendment to the Company’s Certificate of Incorporation to allow, before the Sunset Date (as defined in the Company’s Certificate of Incorporation), the remaining Board members to fill vacancies on the Board, subject to certain exceptions.
5.   Approval to Amend Certificate of Incorporation to Revise References to the Stockholders Agreement.   The Board is asking its stockholders to approve amendments to the Company’s Certificate of Incorporation to revise certain references to the Stockholders Agreement that require revision or are no longer applicable.
6.   Approval to Amend Certificate of Incorporation to Allow for Exculpation of Officers.   The Board is asking its stockholders to approve an amendment to the Company’s Certificate of Incorporation to allow for the exculpation of certain of the Company’s officers as permitted by Section 102(b)(7) of the DGCL as amended.

7.   Approval to Amend and Restate the 2021 Incentive Award Plan.   The Board is asking its stockholders to approve an amendment and restatement of the 2021 Plan to (i) increase the number of shares of our Class A Common Stock authorized for issuance by 10 million shares, (ii) amend the evergreen provision by removing the limit equal to 5% of the shares of our Class A Common Stock outstanding on the last day of the immediately preceding fiscal year and extending the evergreen through 2033, and (iii) provide that all shares subject to SARs under a Prior Plan that are not issued in connection with the stock settlement of SARs on exercise thereof will be available for future grants under the 2021 Plan.
8.   Approval to Amend and Restate the ESPP.   The Board is asking its stockholders to approve an amendment and restatement of the ESPP to amend the evergreen provision by removing the limit equal to 2% of the shares of our Class A Common Stock outstanding on the last day of the immediately preceding fiscal year and extending the evergreen through 2033 and to amend certain other administrative changes.
9.   Approval to Amend Certificate of Incorporation to Effect a Reverse Stock Split.   The Board is asking its stockholders to approve an amendment to the Company’s Certificate of Incorporation to allow the Board , in its discretion, to effect a reverse stock split of our outstanding Common Stock at a ratio of not less than 1-for-5 and not more than 1-for-20.
How do I vote?
Stockholders of Record:   If at the close of business on the record date, March 27, 2023, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares. Stockholders of record can vote their shares or submit their proxy in several ways:
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by calling the toll-free telephone number (1-800-690-6903);

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by using the Internet (www.proxyvote.com);

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by completing and signing a proxy card and mailing it in time to be received before the Annual Meeting; or

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during the virtual Annual Meeting by visiting: www.virtualshareholdermeeting.com/VCSA2023. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or any additional voting instructions that accompanied your proxy materials.

The telephone and Internet voting procedures are designed to confirm your identity and to allow you to give your voting instructions. If you wish to submit your proxy by telephone or the Internet, please follow the instructions on your proxy card. Additional instructions will be provided on the telephone message and website. Please have your proxy card at hand when voting. If you vote by telephone or Internet, DO NOT mail a proxy card. The telephone and Internet voting facilities will close at 11:59 P.M. ET on May 22, 2023.
If you mail us your properly completed and signed proxy card, or submit your proxy by telephone or the Internet, your shares of Common Stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted as recommended by the Board — FOR each of the Board’s nominees for Class II directors (Proposal 1), FOR the ratification of the appointment of KPMG LLP as independent registered public accounting firm (Proposal 2), FOR the approval to amend the Certificate of Incorporation to expand the size of the Board (Proposal 3), FOR the approval to amend the Certificate of Incorporation to revise the process for filling Board vacancies and newly created directorships (Proposal 4), FOR the approval to amend the Certificate of Incorporation to revise references to the Stockholders Agreement (Proposal 5), FOR the approval to amend the Certificate of Incorporation to allow for exculpation of officers (Proposal 6), FOR the approval to amend and restate the 2021 Incentive Award Plan (Proposal 7), FOR the approval to amend and restate the ESPP (Proposal 8), and FOR the approval to amend the Certificate of Incorporation to effect a reverse stock split (Proposal 9), and in the discretion of the named proxies upon such other matters as may properly come before the meeting.

Beneficial Owners:   If at the close of business on March 27, 2023, your shares were held in “street name” through a bank, broker, or other registered owner or nominee, you will receive instructions on how to have your shares voted from the bank, broker or other registered owner or nominee. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
How many votes do I have?
Each share of Common Stock is entitled to one vote. The shares referred to on your proxy card represent all shares registered in the name(s) shown thereon.
How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?
Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1 — Election of Directors	The plurality of the votes cast. This means that the five nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 3 — Approval to Amend Certificate of Incorporation to Expand the Size of the Board	The affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Company entitled to vote thereon.	Abstentions and broker non-votes will have the same effect as votes against this proposal.
Proposal 4 — Approval to Amend Certificate of Incorporation to Revise Process for Filling Board Vacancies and Newly Created Directorships	The affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Company entitled to vote thereon.	Abstentions and broker non-votes will have the same effect as votes against this proposal.
Proposal 5 — Approval to Amend Certificate of Incorporation to Revise References to the Stockholders Agreement	The affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Company entitled to vote thereon.	Abstentions and broker non-votes will have the same effect as votes against this proposal.
Proposal 6 — Approval to Amend the Certificate of Incorporation to Allow for Exculpation of Officers	The affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Company entitled to vote thereon.	Abstentions and broker non-votes will have the same effect as votes against this proposal.
Proposal 7 — Approval to Amend and Restate the 2021 Incentive Award Plan	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.	Abstentions and broker non-votes will have no effect.

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 8 — Approval to Amend and Restate the Employee Stock Purchase Plan	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.	Abstentions and broker non-votes will have no effect.
Proposal 9 — Approval to Amend Certificate of Incorporation to Effect a Reverse Stock Split	The affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Company entitled to vote thereon.	Abstentions and broker non-votes will have the same effect as votes against this proposal.
What is a “vote withheld” and an “abstention,” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of Proposal 1, or an “abstention,” in the case of Proposals 2 through 9, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the voting on Proposal 1. Abstentions have no effect on the voting on Proposals 2, 7 and 8, but will have the same effect as a vote against Proposals 3, 4, 5, 6 and 9.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner vote on certain proposals but are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as Proposal 2, without instructions from the beneficial owner of those shares. However, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as Proposal 1 and Proposals 3 through 9. Broker non-votes count for purposes of determining whether a quorum is present. Broker non-votes have no effect on the voting on Proposals 1, 7 and 8, but will have the same effect as a vote against Proposals 3, 4, 5, 6 and 9.
Can I change my vote?
You may revoke your proxy after you give it and before it is voted by submitting a new proxy by telephone or the Internet or by delivering either a written revocation or a signed proxy bearing a later date to the Chief Legal Officer of the Company or by voting via the Internet during the Annual Meeting by participating in the virtual meeting. To revoke a proxy by telephone or the Internet, you must do so by 11:59 P.M. ET on May 22, 2023 (following the directions on the proxy card). Participation in the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.
Who is soliciting my vote?
The solicitation of proxies is made by our Board for the Annual Meeting.
How do I submit questions for the Annual Meeting?
Log into the online meeting platform at www.virtualshareholdermeeting.com/VCSA2023, type your question into the “Ask a Question” field and click “Submit.”
Only stockholders with a valid control number will be allowed to ask questions. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. We reserve the right to edit inappropriate language and to exclude questions that are personal matters, do not comply with the meeting rules of conduct or are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

How do I obtain materials for the Annual Meeting?
This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about April 28, 2023. In the same package with this proxy material, you should have received a copy of our 2022 Annual Report. When you receive this package, if all of these materials are not included, please contact us and a copy of any missing material will be sent at no expense to you. The proxy statement and our 2022 Annual Report are available to you at www.proxyvote.com and may also be accessed on our website at investors.vacasa.com.
You may reach us at:
Vacasa, Inc.
Attention: Chief Legal Officer
850 NW 13th Avenue
Portland, Oregon 97209
How many shares must be present to hold the Annual Meeting?
The holders of a majority in voting power of the capital stock of the Company issued and outstanding and entitled to vote at the Annual Meeting, present by remote communication or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. The voting securities of the Company on March 27, 2023 consisted of 238,396,713 shares of Class A Common Stock and 196,359,858 shares of Class B Common Stock. Each share of Common Stock is entitled to one vote. It is important that you vote promptly so that your shares are counted toward the quorum.
How do I review the list of stockholders?
The names of stockholders of record entitled to vote at the Annual Meeting will be available during the Annual Meeting at www.virtualshareholdermeeting.com/VCSA2023 and, for at least 10 days prior to the Annual Meeting, at the Office of the Chief Legal Officer of the Company. Only stockholders who have logged in to the Annual Meeting with a valid control number will be allowed to view the list of stockholders during the Annual Meeting.
What is the Company’s mailing policy when multiple registered stockholders share an address?
The Company is permitted and intends to mail only one annual report and one proxy statement to multiple registered stockholders sharing an address who have consented to the delivery of one set of proxy materials per address or have received prior notice of our intent to do so, as long as the Company has not received contrary instructions from one or more of such stockholders. This practice is commonly referred to as “householding.” Householding reduces the volume of duplicate information received at your household and the cost to the Company of preparing and mailing duplicate materials.
If you are a stockholder of record, upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, our proxy materials to such stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder of record is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact Broadridge Financial Solutions, Inc. (“Broadridge”):
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By Internet:   www.proxyvote.com

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By telephone:   1-800-579-1639

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By email:   sendmaterial@proxyvote.com

Additionally, stockholders of record who share the same address and receive multiple copies of the Notice can request a single Notice by contacting Broadridge at the address, email address or telephone number above.

Additionally, the Company has been notified that certain banks, brokers and other nominees may household the Company’s proxy materials for stockholders who hold Company shares with the bank, broker or other nominee in “street” name and have consented to householding. In this case, you may request individual copies of proxy materials by contacting your bank, broker or other nominee.

OTHER MATTERS
The Board is not presently aware of any matters to be conducted at the meeting other than those discussed in this proxy statement. If any other matter properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.
STOCKHOLDER PROPOSALS
Proxy Statement Proposals
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Chief Legal Officer at our offices at 850 NW 13th Avenue, Portland, Oregon 97209 in writing not later than December 13, 2023.
Other Proposals and Nominations
Stockholders intending to present a proposal at the 2024 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Chief Legal Officer receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2024 Annual Meeting of Stockholders no earlier than January 24, 2024, and no later than February 23, 2024. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Chief Legal Officer. In the event that the date of the 2024 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after May 23, 2024, then our Chief Legal Officer must receive such written notice not later than the close of business on the 90th day prior to the 2024 Annual Meeting or, if later, the close of business on the 10th day following the day on which public disclosure of the date of such meeting is first made by us.
In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 24, 2024.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
PROXY SOLICITATION
The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2024 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

VACASA’S 2022 ANNUAL REPORT
Our 2022 Annual Report accompanies this proxy statement. This proxy statement and the 2022 Annual Report are also available at www.proxyvote.com and may also be accessed on the Company’s website at vacasa.investors.com. If requested, we will provide you copies of any exhibits to the 2022 Annual Report upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the 2022 Annual Report by writing to the Chief Legal Officer, Vacasa, Inc., Attn: Chief Legal Officer, 850 NW 13th Avenue, Portland, Oregon 97209.
FOR INFORMATION ABOUT THE COMPANY, INCLUDING THE COMPANY’S ANNUAL, QUARTERLY AND CURRENT REPORTS ON SEC FORMS 10-K, 10-Q AND 8-K, RESPECTIVELY, PLEASE VISIT THE FINANCIAL INFO SECTION OF VACASA’S WEBSITE AT INVESTORS.VACASA.COM. INFORMATION CONTAINED ON OR AVAILABLE THROUGH THE COMPANY’S WEBSITE IS NOT INCORPORATED INTO THIS PROXY STATEMENT OR OTHER SECURITIES FILINGS.

Appendix A
VACASA, INC.
2021 INCENTIVE AWARD PLAN
(as amended and restated on [    ], 2023)
ARTICLE I.
PURPOSE
The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities.
ARTICLE II.
DEFINITIONS
As used in the Plan, the following words and phrases have the meanings specified below, unless the context clearly indicates otherwise:
2.1   “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee. With reference to the Board’s or a Committee’s powers or authority under the Plan that have been delegated to one or more officers pursuant to Section 4.2, the term “Administrator” shall refer to such officer(s) unless and until such delegation has been revoked.
2.2   “Applicable Law” means any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
2.3   “Award” means an Option, Stock Appreciation Right, Restricted Stock award, Restricted Stock Unit award, Performance Bonus Award, Performance Stock Unit award, Dividend Equivalents award or Other Stock or Cash Based Award granted to a Participant under the Plan.
2.4   “Award Agreement” means an agreement evidencing an Award, which may be written or electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.
2.5   “Board” means the Board of Directors of the Company.
2.6   “Cause” shall have the meaning ascribed to such term, or term of similar effect, in any offer letter, employment, severance or similar agreement, including any Award Agreement, between the Participant and the Company; provided, that in the absence of an offer letter, employment, severance or similar agreement containing such definition, Cause means, with respect to a Participant, the occurrence of any of the following: (a) an act of dishonesty made by the Participant in connection with the Participant’s responsibilities as a Service Provider; (b) the Participant’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, or a material violation of federal or state law by the Participant that the Administrator reasonably determines has had or will have a material detrimental effect on the reputation or business of the Company or any of its Subsidiaries; (c) the Participant’s gross misconduct; (d) the Participant’s willful and material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of the Participant’s relationship with the Company or any of its Subsidiaries; (e) the Participant’s willful breach of any material obligations under any written agreement or covenant with the Company or any of its Subsidiaries; or (f) the Participant’s continued substantial failure to perform the Participant’s duties as a Service Provider (other than as a result of the Participant’s physical or mental incapacity) after the Participant has received a written demand for performance that specifically sets forth the factual basis for the determination that the Participant has not substantially performed the Participant’s duties and has failed to cure such non-performance to the Administrator’s reasonable satisfaction within 20 business days after receiving such notice. For purposes of this definition, no act or failure to act shall be considered willful unless it is done in bad faith and without reasonable intent that the act or failure to act was in the best interest of the Company or required by law. Any act, or failure to act, based upon authority or instructions given to the Participant pursuant to a direct instruction from the Company’s chief executive officer or based on the advice of counsel for the Company will be conclusively presumed to be done or omitted to be done by the Participant in good faith and in the best interest of the Company.
2.7   “Change in Control” means the occurrence of any of the following events:
(a)   any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares of Common Stock, preferred stock and/or any other class or classes of capital stock of the Company (if any) representing in the aggregate more than 50% of the voting power of all of the outstanding shares of capital stock of the Company entitled to vote;
(b)   the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets (including a sale of all or substantially all of the assets of Vacasa Holdings); or
(c)   there is consummated a merger or consolidation of the Company with any other corporation or entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Company immediately prior to such merger or consolidation do not continue to represent, or are not converted into, more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof.
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock, preferred stock and/or any other class or classes of capital stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
Additionally, notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) of this definition with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
2.8   “Code” means the U.S. Internal Revenue Code of 1986, as amended, and all regulations, guidance, compliance programs and other interpretative authority issued thereunder.
2.9   “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent permitted by Applicable Law. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
2.10   “Common Stock” means the Class A common stock of the Company.
2.11   “Company” means Vacasa, Inc., a Delaware corporation, or any successor.
2.12   “Consultant” means any person, including any adviser, engaged by the Company or a Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company or a Subsidiary; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.
2.13   “Designated Beneficiary” means, if permitted by the Company, the beneficiary or beneficiaries the Participant designates, in a manner the Company determines, to receive amounts due or exercise the Participant’s rights if the Participant dies. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate or legal heirs.
2.14   “Director” means a Board member.
2.15   “Disability” means a permanent and total disability under Section 22(e)(3) of the Code.
2.16   “Dividend Equivalents” means a right granted to a Participant to receive the equivalent value (in cash or Shares) of dividends paid on a specified number of Shares. Such Dividend Equivalent shall be converted to cash or additional Shares, or a combination of cash and Shares, by such formula and at such time and subject to such limitations as may be determined by the Administrator.
2.17   “DRO” means a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.
2.18   “Effective Date” has the meaning set forth in Section 11.3.
2.19   “Employee” means any employee of the Company or any of its Subsidiaries.
2.20   “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders or Vacasa Holdings and its members holding Vacasa Units, such as a stock dividend, unit distribution, stock or Vacasa Unit split (including a reverse stock or unit split), spin-off or recapitalization through a large, nonrecurring cash dividend or distribution, that affects the number or kind of Shares or Vacasa Units (or other Company or Vacasa Holdings securities) or the share price of Common Stock or Vacasa Units (or other Company or Vacasa Holdings securities) and causes a change in the per share value of the Common Stock or Vacasa Units underlying outstanding Awards.
2.21   “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all regulations, guidance and other interpretative authority issued thereunder.
2.22   “Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if the Common Stock is listed on any established stock exchange, the value of a Share will be the closing sales price for a Share as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not listed on an established stock exchange but is quoted on a national market or other quotation system, the value of a Share will be the closing sales price for a Share on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) if the Common Stock is not listed on any established stock exchange or quoted on a national market or other quotation system, the value established by the Administrator in its sole discretion.
2.23   “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent corporation or subsidiary corporation of the Company, as determined in accordance with in Section 424(e) and (f) of the Code, respectively.

2.24   “Incentive Stock Option” means an Option that meets the requirements to qualify as an “incentive stock option” as defined in Section 422 of the Code.
2.25   “Non-Employee Director” means a Director who is not an Employee.
2.26   “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.
2.27   “Option” means a right granted under Article VI to purchase a specified number of Shares at a specified price per Share during a specified time period. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.
2.28   “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.
2.29   “Overall Share Limit” means the sum of (i) ~~22,154,477~~ 32,488,997 Shares; (ii) any Shares that are subject to Prior Plan Awards that become available for issuance under the Plan pursuant to Article V; and (iii) an annual increase on the first day of each fiscal year beginning in ~~2021~~ 2024 and ending in ~~2032~~ 2033, equal to the lesser ~~least~~ of (A) 3% of the Shares outstanding on the last day of the immediately preceding fiscal year (determined on an as-converted basis taking into account all securities convertible into, exercisable, exchangeable or redeemable for Shares, including, without limitation, the Vacasa Units that are redeemable pursuant to the Vacasa Holdings LLCA), ~~(B) an amount of additional Shares such that the total number of Shares available for issuance under the Plan on such first day of the year, after giving effect to the additional Shares, equals 5% of the Shares outstanding on the last day of the immediately preceding fiscal year (determined on the same basis as in clause~~ and ~~(C)~~ (B) such smaller number of Shares as determined by the Board or the Committee.
2.30   “Pace” means TPG Pace Solutions Corp., an exempted company incorporated in the Cayman Islands.
2.31   “Participant” means a Service Provider who has been granted an Award.
2.32   “Performance Bonus Award” has the meaning set forth in Section 8.3.
2.33   “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.1 and subject to Section 8.2, to receive Shares, the payment of which is contingent upon achieving certain performance goals or other performance-based targets established by the Administrator.
2.34   “Permitted Transferee” means, with respect to a Participant, any “family member” of the Participant, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.
2.35   “Plan” means this 2021 Incentive Award Plan, as amended.
2.36   “Prior Plans” means, collectively, the TurnKey Vacations, Inc. 2014 Equity Incentive Plan and the Vacasa, Inc. 2016 Equity Compensation Incentive Plan, each as amended.
2.37   “Prior Plan Award” means an award outstanding under a Prior Plan as of the Effective Date.
2.38   “Restricted Stock” means Shares awarded to a Participant under Article VII, subject to certain vesting conditions and other restrictions.
2.39   “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.
2.40   “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.
2.41   “Section 409A” means Section 409A of the Code.
2.42   “Securities Act” means the Securities Act of 1933, as amended, and all regulations, guidance and other interpretative authority issued thereunder.

2.43   “Service Provider” means an Employee, Consultant or Director.
2.44   “Shares” means shares of Common Stock.
2.45   “Stock Appreciation Right” or “SAR” means a right granted under Article VI to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the right is exercised over the exercise price set forth in the applicable Award Agreement.
2.46   “Subsidiary” means a corporation, partnership, or any other entity (other than the Company), whether U.S. or non-U.S., in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain (including, for clarity, Vacasa Holdings).
2.47   “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
2.48   “Tax-Related Items” means any U.S. and non-U.S. federal, state and/or local taxes (including, without limitation, income tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax and any employer tax liability which has been transferred to a Participant) for which a Participant is liable in connection with Awards and/or Shares.
2.49   “Termination of Service” means:
(a)   As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.
(b)   As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences employment or service or remains in service with the Company or any Subsidiary.
(c)   As to an Employee, the time when the employee-employer relationship between a Participant and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Subsidiary.
The Company, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for Cause and all questions of whether particular leaves of absence constitute a Termination of Service. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off), even though the Participant may subsequently continue to perform services for that entity.
2.50   “Vacasa Holdings” means Vacasa Holdings LLC, a Delaware limited liability company.
2.51   “Vacasa Holdings LLCA” means the Fourth Amended and Restated Limited Liability Company Agreement of Vacasa Holdings (as it may be amended from time to time).
2.52   “Vacasa Units” means a limited liability company unit of Vacasa Holdings that is redeemable for one Share, pursuant to the Vacasa Holdings LLCA.
ARTICLE III.
ELIGIBILITY
Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein. No Service Provider shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Service Providers, Participants or any other persons uniformly.

ARTICLE IV.
ADMINISTRATION AND DELEGATION
4.1   Administration.
(a)   The Plan is administered by the Administrator.   The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions, reconcile inconsistencies in the Plan or any Award and make all other determinations that it deems necessary or appropriate to administer the Plan and any Awards. The Administrator (and each member thereof) is entitled to, in good faith, rely or act upon any report or other information furnished to it, him or her by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. The Administrator’s determinations under the Plan are in its sole discretion and will be final, binding and conclusive on all persons having or claiming any interest in the Plan or any Award.
(b)   Without limiting the foregoing, the Administrator has the exclusive power, authority and sole discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant; (iii) determine the number of Awards to be granted and the number of Shares to which an Award will relate; (iv) subject to the limitations in the Plan, determine the terms and conditions of any Award and related Award Agreement, including, but not limited to, the exercise price, grant price, purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations, waivers or amendments thereof; (v) determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, or other property, or an Award may be canceled, forfeited, or surrendered; and (vi) make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.
4.2   Delegation of Authority.   To the extent permitted by Applicable Law, the Board or any Committee may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries; provided, however, that in no event shall an officer of the Company or any of its Subsidiaries be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company or any of its Subsidiaries or Directors to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable organizational documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 4.2 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority. Further, regardless of any delegation, the Board or a Committee may, in its discretion, exercise any and all rights and duties as the Administrator under the Plan delegated thereby, except with respect to Awards that are required to be determined in the sole discretion of the Committee under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
ARTICLE V.
STOCK AVAILABLE FOR AWARDS
5.1.   Number of Shares.   Subject to adjustment under Article IX and the terms of this Article V, Awards may be made under the Plan covering up to the Overall Share Limit. As of the Effective Date, the Company ~~will cease~~ ceased granting awards under the Prior Plans; however, Prior Plan Awards ~~will~~ remain subject to the terms of the Prior Plans. Shares issued or delivered under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

5.2.   Share Recycling.
(a)   If all or any part of an Award or Prior Plan Award expires, lapses or is terminated, converted into an award in respect of shares of another entity in connection with a spin-off or other similar event, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award or Prior Plan Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award or Prior Plan Award, the unused Shares covered by the Award or Prior Plan Award will, as applicable, become or again be available for Awards under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards or Prior Plan Awards shall not count against the Overall Share Limit.
(b)   In addition, and notwithstanding anything to the contrary in a Prior Plan, the following Shares shall be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option or any stock option granted under a Prior Plan; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or any Prior Plan Award; and (iii) Shares subject to a Stock Appreciation Right or stock appreciation right granted under a Prior Plan that are not issued in connection with the stock settlement of the Stock Appreciation Right or stock appreciation right on exercise thereof. Notwithstanding the provisions of this Section 5.2(b), no Shares may again be optioned, granted or awarded pursuant to an Incentive Stock Option if such action would cause such Option to fail to qualify as an incentive stock option under Section 422 of the Code.
5.3.   Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 25,000,000 Shares (as adjusted to reflect any Equity Restructuring) may be issued pursuant to the exercise of Incentive Stock Options.
5.4.   Substitute Awards.   In connection with an entity’s merger or consolidation with the Company or any Subsidiary or the Company’s or any Subsidiary’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms and conditions as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, if elected by the Administrator, the shares available for grant pursuant to the terms of such pre-existing plan (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards may again become available for Awards under the Plan as provided under Section 5.2 above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Directors or Consultants prior to such acquisition or combination.
5.5.   Non-Employee Director Award Limit.   Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding non-employee director compensation, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all equity-based Awards and the maximum amount that may become payable pursuant to all cash-based Awards that may be granted to a Service Provider as compensation for services as a Non-Employee Director during any calendar year shall not exceed $1,500,000.

ARTICLE VI.
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
6.1.   General.   The Administrator may grant Options or Stock Appreciation Rights to one or more Service Providers, subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value on the date of exercise or a combination of the two as the Administrator may determine or provide in the Award Agreement.
6.2.   Exercise Price.   The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. Subject to Section 6.6, the exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right. Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.
6.3.   Duration of Options.   Subject to Section 6.6, each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years; provided, further, that, unless otherwise determined by the Administrator or specified in the Award Agreement, (a) no portion of an Option or Stock Appreciation Right which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable and (b) the portion of an Option or Stock Appreciation Right that is unexercisable at a Participant’s Termination of Service shall automatically expire on the date of such Termination of Service. In addition, in no event shall an Option or Stock Appreciation Right granted to an Employee who is a non-exempt employee for purposes of overtime pay under the U.S. Fair Labor Standards Act of 1938 be exercisable earlier than six months after its date of grant. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, commits an act of Cause (as determined by the Administrator), or violates any non-competition, non-solicitation or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right to exercise the Option or Stock Appreciation Right, as applicable, may be terminated by the Company and the Company may suspend the Participant’s right to exercise the Option or Stock Appreciation Right when it reasonably believes that the Participant may have participated in any such act or violation.
6.4.   Exercise.   Options and Stock Appreciation Rights may be exercised by delivering to the Company (or such other person or entity designated by the Administrator) a notice of exercise, in a form and manner the Company approves (which may be written, electronic or telephonic and may contain representations and warranties deemed advisable by the Administrator), signed or authenticated by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, (a) payment in full of the exercise price for the number of Shares for which the Option is exercised in a manner specified in Section 6.5 and (b) satisfaction in full of any withholding obligation for Tax-Related Items in a manner specified in Section 10.5. The Administrator may, in its discretion, limit exercise with respect to fractional Shares and require that any partial exercise of an Option or Stock Appreciation Right be with respect to a minimum number of Shares.
6.5.   Payment Upon Exercise.   The Administrator shall determine the methods by which payment of the exercise price of an Option shall be made, including, without limitation:

(a)   Cash, check or wire transfer of immediately available funds; provided that the Company may limit the use of one of the foregoing methods if one or more of the methods below is permitted;
(b)   If there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of a notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise of the Option and that the broker has been directed to deliver promptly to the Company funds sufficient to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company an amount sufficient to pay the exercise price by cash, wire transfer of immediately available funds or check; provided that such amount is paid to the Company at such time as may be required by the Company;
(c)   To the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value on the date of delivery;
(d)   To the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;
(e)   To the extent permitted by the Administrator, delivery of a promissory note or any other lawful consideration; or
(f)   To the extent permitted by the Administrator, any combination of the above payment forms.
6.6.   Additional Terms of Incentive Stock Options.   The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options (and Award Agreements related thereto) will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (a) two years from the grant date of the Option or (b) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Nonqualified Stock Option.
ARTICLE VII.
RESTRICTED STOCK; RESTRICTED STOCK UNITS
7.1.   General.   The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to forfeiture or the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement, to Service Providers. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock and Restricted Stock Units; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock and Restricted Stock Units to the

extent required by Applicable Law. The Award Agreement for each Award of Restricted Stock and Restricted Stock Units shall set forth the terms and conditions not inconsistent with the Plan as the Administrator shall determine.
7.2.   Restricted Stock.
(a)   Stockholder Rights.   Unless otherwise determined by the Administrator, each Participant holding shares of Restricted Stock will be entitled to all the rights of a stockholder with respect to such Shares, subject to the restrictions in the Plan and the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which such Participant becomes the record holder of such Shares; provided, however, that with respect to a share of Restricted Stock subject to restrictions or vesting conditions, except in connection with a spin-off or other similar event as otherwise permitted under Section 9.2, dividends which are paid to Company stockholders prior to the removal of restrictions and satisfaction of vesting conditions shall only be paid to the Participant to the extent that the restrictions are subsequently removed and the vesting conditions are subsequently satisfied and the share of Restricted Stock vests.
(b)   Stock Certificates.   The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.
(c)   Section 83(b) Election.   If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which such Participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof.
7.3.   Restricted Stock Units.   The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, subject to compliance with Applicable Law.
ARTICLE VIII.
OTHER TYPES OF AWARDS
8.1.   General.   The Administrator may grant Performance Stock Unit awards, Performance Bonus Awards, Dividend Equivalents or Other Stock or Cash Based Awards, to one or more Service Providers, in such amounts and subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine.
8.2.   Performance Stock Unit Awards.   Each Performance Stock Unit award shall be denominated in a number of Shares or in unit equivalents of Shares or units of value (including a dollar value of Shares) and may be linked to any one or more of performance or other specific criteria, including service to the Company or Subsidiaries, determined to be appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator may consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.
8.3.   Performance Bonus Awards.   Each right to receive a bonus granted under this Section 8.3 shall be denominated in the form of cash (but may be payable in cash, stock or a combination thereof) (a “Performance Bonus Award”) and shall be payable upon the attainment of performance goals that are established by the Administrator and relate to one or more of performance or other specific criteria, including service to the Company or Subsidiaries, in each case on a specified date or dates or over any period or periods determined by the Administrator.
8.4.   Dividend Equivalents.   If the Administrator provides, an Award (other than an Option or Stock Appreciation Right) may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Award with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement. Notwithstanding anything to the contrary herein, Dividend Equivalents with respect to an Award subject to vesting shall either (i) to the extent permitted by Applicable Law, not be paid or credited or (ii) be accumulated and subject to vesting to the same extent as the related Award. All such Dividend Equivalents shall be paid at such time as the Administrator shall specify in the applicable Award Agreement.
8.5.   Other Stock or Cash Based Awards.   Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive cash or Shares to be delivered in the future and annual or other periodic or long-term cash bonus awards (whether based on specified performance criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal(s), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement. Except in connection with a spin-off or other similar event as otherwise permitted under Article IX, dividends that are paid prior to vesting of any Other Stock or Cash Based Award shall only be paid to the applicable Participant to the extent that the vesting conditions are subsequently satisfied and the Other Stock or Cash Based Award vests.
ARTICLE IX.
ADJUSTMENTS FOR CHANGES IN COMMON STOCK
AND CERTAIN OTHER EVENTS
9.1.   Equity Restructuring.   In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article IX, the Administrator will equitably adjust the terms of the Plan and each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include (i) adjusting the number and type of securities subject to each outstanding Award or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article V hereof on the maximum number and kind of shares that may be issued); (ii) adjusting the terms and conditions of (including the grant or exercise price), and the performance goals or other criteria included in, outstanding Awards; and (iii) granting new Awards or making cash payments to Participants. The adjustments provided under this Section 9.1 will be nondiscretionary and final and binding on all interested parties, including the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.
9.2.   Corporate Transactions.   In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, split-up, spin off, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company or Vacasa Holdings, or sale or exchange of Common Stock, Vacasa Units or other securities of the Company or Vacasa Holdings, Change in Control, issuance of warrants or other rights to purchase Common Stock, Vacasa Units or other securities of the Company or Vacasa Holdings, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or Vacasa Holdings or any change in any Applicable Law or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change), is hereby authorized to take any action the Administrator determines to be appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) facilitate such transaction or event or (z) give effect to such changes in Applicable Law or accounting principles, including, without limitation, any of the following:
(a)   To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;
(b)   To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares (or other property) covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;
(c)   To provide that such Award be assumed by the successor or survivor corporation or entity, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation or entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;
(d)   To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article V hereof on the maximum number and kind of shares which may be issued) or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;
(e)   To replace such Award with other rights or property selected by the Administrator; or
(f)   To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.
9.3.   Administrative Stand Still.   In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock (including any Equity Restructuring or any securities offering or other similar transaction) or for reasons of administrative convenience or to facilitate compliance with any Applicable Law, the Company may refuse to permit the exercise or settlement of one or more Awards for such period of time as the Administrator may determine to be reasonably appropriate under the circumstances.
9.4.   General.   Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 9.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation, spinoff, dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares.
ARTICLE X.
PROVISIONS APPLICABLE TO AWARDS
10.1.   Transferability.
(a)   No Award may be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed. During the life of a Participant, Awards will be exercisable only by the Participant, unless it has been disposed of pursuant to a DRO. After the death of a Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by the Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-Applicable Law of descent and distribution. References to a Participant, to the extent relevant in the context, will include references to a transferee approved by the Administrator.
(b)   Notwithstanding Section 10.1(a), the Administrator, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Participant with the Administrator’s consent (in its sole discretion) or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a domestic relations order; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award to any Person other than another Permitted Transferee of the applicable Participant); (iii) the Participant (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer; and (iv) any transfer of an Award to a Permitted Transferee shall be without consideration, except as required by Applicable Law. In addition, and further notwithstanding Section 10.1(a), the Administrator, in its sole discretion, may determine to permit a Participant to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.
(c)   Notwithstanding Section 10.1(a), if permitted by the Administrator, a Participant may, in the manner determined by the Administrator, designate a Designated Beneficiary. A Designated Beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant and any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as the Participant’s Designated Beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse or domestic partner. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Participant’s death.
10.2.   Documentation.   Each Award will be evidenced in an Award Agreement in such form as the Administrator determines in its discretion. Each Award may contain such terms and conditions as are determined by the Administrator in its sole discretion, to the extent not inconsistent with those set forth in the Plan.
10.3.   Discretion.   Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.
10.4.   Changes in Participant’s Status.   The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable. Except to the extent otherwise required by Applicable Law or expressly authorized by the Company or by the Company’s written policy on leaves of absence, no service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.
10.5.   Withholding.   Each Participant must pay the Company or a Subsidiary, as applicable, or make provision satisfactory to the Administrator for payment of, any Tax-Related Items required by Applicable

Law to be withheld in connection with such Participant’s Awards and/or Shares by the date of the event creating the liability for Tax-Related Items. At the Company’s discretion and subject to any Company insider trading policy (including black-out periods), any withholding obligation for Tax-Related Items may be satisfied by (i) deducting an amount sufficient to satisfy such withholding obligation from any payment of any kind otherwise due to a Participant; (ii) accepting a payment from the Participant in cash, by wire transfer of immediately available funds, or by check made payable to the order of the Company or a Subsidiary, as applicable; (iii) accepting the delivery of Shares, including Shares delivered by attestation; (iv) retaining Shares from the Award creating the withholding obligation for Tax-Related Items, valued on the date of delivery, (v) if there is a public market for Shares at the time the withholding obligation for Tax-Related Items is satisfied, selling Shares issued pursuant to the Award creating the withholding obligation for Tax-Related Items, either voluntarily by the Participant or mandatorily by the Company; (vi) accepting delivery of a promissory note or any other lawful consideration; or (vii) any combination of the foregoing payment forms. The amount withheld pursuant to any of the foregoing payment forms shall be determined by the Company and may be up to, but no greater than, the aggregate amount of such obligations based on the maximum statutory withholding rates in the applicable Participant’s jurisdiction for all Tax-Related Items that are applicable to such taxable income. If any tax withholding obligation will be satisfied under clause (v) of the preceding paragraph, each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to any brokerage firm selected by the Company to effect the sale to complete the transactions described in clause (v).
10.6.   Amendment of Award; Repricing.   The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Nonqualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article IX or pursuant to Section 11.6. In addition, the Administrator shall, without the approval of the stockholders of the Company, have the authority to (a) amend any outstanding Option or Stock Appreciation Right to reduce its exercise price per Share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award.
10.7.   Conditions on Delivery of Stock.   The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including, without limitation, any applicable securities laws and stock exchange or stock market rules and regulations, (iii) any approvals from governmental agencies that the Company determines are necessary or advisable have been obtained, and (iv) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy Applicable Law. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Administrator may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the Participant.
10.8.   Acceleration.   The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.
ARTICLE XI.
MISCELLANEOUS
11.1.   No Right to Employment or Other Status.   No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continue employment or any other relationship with the Company or a Subsidiary. The Company and its Subsidiaries expressly reserve the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement or other written agreement between the Participant and the Company or any Subsidiary.

11.2.   No Rights as Stockholder; Certificates.   Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Law requires, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).
11.3.   Effective Date.   The Plan ~~will become~~ originally became effective (the “Effective Date”) on the date immediately prior to the date of the closing of the transactions contemplated by that certain Business Combination Agreement entered into on ~~or about~~ July 28, 2021, by and among Vacasa Holdings, Pace and certain other parties. No Incentive Stock Option may be granted pursuant to the Plan after the tenth anniversary of the earlier of (i) the date the Plan was approved by the Board and (ii) the date the Plan was approved by the Company’s shareholders.
11.4.   Amendment of Plan.   The Board may amend, suspend or terminate the Plan at any time and from time to time; provided that no amendment, other than an increase to the Overall Share Limit or pursuant to Article IX or Section 11.6, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Law.
11.5.   Provisions for Foreign Participants.   The Administrator may modify Awards granted to Participants who are nationals of a country other than the United States or employed or residing outside the United States, establish subplans or procedures under the Plan or take any other necessary or appropriate action to address Applicable Law, including (a) differences in laws, rules, regulations or customs of such jurisdictions with respect to tax, securities, currency, employee benefit or other matters, (b) listing and other requirements of any non-U.S. securities exchange, and (c) any necessary local governmental or regulatory exemptions or approvals.
11.6.   Section 409A.
(a)   General.   The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 11.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.
(b)   Separation from Service.   If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a Participant’s Termination of Service will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the Participant’s Termination of Service. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c)   Payments to Specified Employees.   Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.
11.7.   Limitations on Liability.   Notwithstanding any other provisions of the Plan, no individual acting as a director, officer or other employee of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer or other employee of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer or other employee of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith; provided that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.
11.8.   Data Privacy.   As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 11.8 by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 11.8 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s sole discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 11.8. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
11.9.   Severability.   If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

11.10.   Governing Documents.   If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary), the Plan will govern, unless such Award Agreement or other written agreement was approved by the Administrator and expressly provides that a specific provision of the Plan will not apply.
11.11.   Governing Law.   The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to the conflict of law rules thereof or of any other jurisdiction.
11.12.   Clawback Provisions.   All Awards (including the gross amount of any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to recoupment by the Company to the extent required to comply with Applicable Law or any policy of the Company providing for the reimbursement of incentive compensation, whether or not such policy was in place at the time of grant of an Award.
11.13.   Titles and Headings.   The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.
11.14.   Conformity to Applicable Law.   Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Law. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in a manner intended to conform with Applicable Law. To the extent Applicable Law permits, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Law.
11.15.   Relationship to Other Benefits.   No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary, except as expressly provided in writing in such other plan or an agreement thereunder.
11.16.   Unfunded Status of Awards.   The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.
11.17.   Limitations Applicable to Section 16 Persons.   Notwithstanding any other provision of the Plan, the Plan and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
11.18.   Prohibition on Executive Officer Loans.   Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
11.19.   Broker-Assisted Sales.   In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 10.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all Participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.
*    *    *    *    *

Appendix B
VACASA, INC.
2021 NONQUALIFIED EMPLOYEE STOCK PURCHASE PLAN
(as amended and restated on [      ], 2023)
ARTICLE 1
PURPOSE
The Plan’s purpose is to assist employees of the Company and its Designated Subsidiaries in acquiring a stock ownership interest in the Company, and to help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries. The Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.
ARTICLE 2
DEFINITIONS
As used in the Plan, the following words and phrases have the meanings specified below, unless the context clearly indicates otherwise:
2.1   “Administrator” means the Committee, or such individuals to which authority to administer the Plan has been delegated under Section 7.1 hereof.
2.2   “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.
2.3   “Board” means the Board of Directors of the Company.
2.4   “Business Combination Agreement” means that certain Business Combination Agreement entered into on ~~or about~~ July 28, 2021, by and among Vacasa Holdings, Pace and certain other parties thereto.
2.5   “Code” means the U.S. Internal Revenue Code of 1986, as amended, and all regulations, guidance, compliance programs and other interpretative authority issued thereunder.
2.6   “Committee” means the Compensation Committee of the Board.
2.7   “Common Stock” means the Class A common stock of the Company.
2.8   “Company” means Vacasa, Inc., a Delaware corporation, or any successor.
2.9   “Compensation” of an Employee means the regular cash earnings or base salary, bonuses and commissions paid to the Employee on each Payday as compensation for services to the Company or any Designated Subsidiary, before deduction for any salary deferral contributions made by the Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, shift differentials, vacation pay, salaried production schedule premiums, holiday pay, jury duty pay, funeral leave pay, paid time off, military pay, prior week adjustments and weekly bonus, but excluding education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and moving reimbursements, including tax gross ups and taxable mileage allowance, income received in connection with any stock options, restricted stock, restricted stock units or other compensatory equity awards and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established. Such Compensation shall be calculated before deduction of any income or employment tax withholdings, but shall be withheld from the Employee’s net income.
2.10   “Designated Subsidiary” means each Subsidiary, including any Subsidiary in existence on the Effective Date and any Subsidiary formed or acquired following the Effective Date, that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan, in accordance with Section 7.2 hereof. Vacasa Holdings and Vacasa LLC are each Designated Subsidiaries.

2.11   “Effective Date” means the date immediately prior to the date of the closing of the transactions contemplated by the Business Combination Agreement~~, provided that the Board has approved the Plan prior to such Effective Date, subject to approval of the Plan by the Company’s shareholders~~.
2.12   “Eligible Employee” means an Employee (i) who is customarily scheduled to work at least 20 hours per week, (ii) whose customary employment is more than six consecutive months in a calendar year, and (iii) who, after the granting of the Option, would not be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. Notwithstanding the foregoing, the Administrator may limit eligibility further within the Company or a Designated Subsidiary so as to only designate some Employees of the Company or a Designated Subsidiary as Eligible Employees, and, to the extent the restrictions in the first sentence in this definition are not consistent with applicable local laws, the applicable local laws shall control.
2.13   “Employee” means any person who renders services to the Company or a Designated Subsidiary in the status of an employee, and shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary in the status of an employee. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to whether the employee status of any person has begun or been terminated, including all matters and questions related to whether a particular leave of absence constitutes a termination of a person’s employee status.
2.14   “Enrollment Date” means the first date of each Offering Period.
2.15   “Exercise Date” means the last Trading Day of each Purchase Period, except as provided in Section 5.2 hereof.
2.16   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.17   “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, the value of a share of Common Stock will be the closing sales price for a share of Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not listed on an established stock exchange but is quoted on a national market or other quotation system, the value of a share of Common Stock will be the closing sales price for a share of Common Stock on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) if the Common Stock is not listed on any established stock exchange or quoted on a national market or other quotation system, the value established by the Administrator in its sole discretion.
2.18   “Grant Date” means the first day of an Offering Period.
2.19   “New Exercise Date” has the meaning set forth in Section 5.2(b) hereof.
2.20   “Offering” means an offer under the Plan of an Option that may be exercised during an Offering Period as further described in Section 4 hereof. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees of the Company or a Designated Subsidiary shall be deemed a separate Offering, even if the dates and other terms of the applicable Purchase Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. The terms of each separate Offering need not be identical.
2.21   “Offering Period” means each 12 month period commencing on such dates as determined by the Administrator, in its discretion, and with respect to which Options shall be granted to Participants. The duration and timing of Offering Periods may be established or changed by the Administrator at any time, in its sole discretion.
2.22   “Option” means the right to purchase shares of Common Stock pursuant to the Plan during each Offering Period.

2.23   “Option Price” means the purchase price of a share of Common Stock hereunder as provided in Section 4.2 hereof.
2.24   “Pace” means TPG Pace Solutions Corp., an exempted company incorporated in the Cayman Islands.
2.25   “Parent” means a corporation, partnership, or any other entity, whether U.S. or non-U.S., in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.26   “Participant” means any Eligible Employee who elects to participate in the Plan.
2.27   “Payday” means the regular and recurring established day for payment of Compensation to an Employee of the Company or any Designated Subsidiary.
2.28   “Plan” means this 2021 Nonqualified Employee Stock Purchase Plan, including any other sub-plans or appendices hereto, as amended from time to time.
2.29   “Plan Account” means a bookkeeping account established and maintained by the Company in the name of each Participant.
2.30   “Purchase Period” means each consecutive six-month period commencing on such dates as determined by the Administrator, in its discretion, within each Offering Period. The first Purchase Period of each Offering Period shall commence on the Grant Date and end with the next Exercise Date. The duration and timing of Purchase Periods may be established or changed by the Administrator at any time, in its sole discretion. Notwithstanding the foregoing, in no event may a Purchase Period exceed the duration of the Offering Period under which it is established.
2.31   “Section 409A” means Section 409A of the Code.
2.32   “Subsidiary” means a corporation, partnership, or any other entity (other than the Company), whether U.S. or non-U.S., in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain (including, for clarity, Vacasa Holdings).
2.33   “Trading Day” means a day on which national stock exchanges in the United States are open for trading.
2.34   “Treas. Reg.” means U.S. Department of the Treasury regulations.
2.35   “Vacasa Holdings” means Vacasa Holdings LLC, a Delaware limited liability company.
2.36   “Vacasa Holdings LLCA” means the Fourth Amended and Restated Limited Liability Company Agreement of Vacasa Holdings (as it may be amended from time to time).
2.37   “Vacasa Units” means a limited liability company unit of Vacasa Holdings that is redeemable for one share of Common Stock, pursuant to the Vacasa Holdings LLCA.
2.38   “Withdrawal Election” has the meaning set forth in Section 6.1(a) hereof.
ARTICLE 3
PARTICIPATION
3.1.   Eligibility.   Any Eligible Employee who is employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles 4 and 5 hereof.
3.2.   Election to Participate; Payroll Deductions
(a)   Except as provided in Sections 3.2(e) and 3.3 hereof, an Eligible Employee may become a Participant in the Plan only by means of payroll deduction. Each individual who is an Eligible Employee as of an Offering Period’s Enrollment Date may elect to participate in such Offering Period and the Plan by delivering to the Company a payroll deduction authorization no later than the period of time prior to the applicable Enrollment Date that is determined by the Administrator, in its sole discretion.
(b)   Except as may otherwise be determined by the Administrator, payroll deductions (i) shall equal at least 1% of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date, but not more than 15% of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date; and (ii) may be expressed either as a whole number percentage, or a fixed dollar amount. Amounts deducted from a Participant’s Compensation with respect to an Offering Period pursuant to this Section 3.2 shall be deducted each Payday through payroll deduction and credited to the Participant’s Plan Account.
(c)   Following at least one payroll deduction, a Participant may decrease (to as low as zero) the amount deducted from such Participant’s Compensation only once during an Offering Period, which will be effective no later than the beginning of the second payroll period following the date of the Company’s receipt of the notice of such decrease. A Participant may not increase the amount deducted from such Participant’s Compensation during an Offering Period. The Administrator may, for future Offering Periods, change the foregoing limitations on increases and decreases to amounts deducted from Participants’ Compensation.
(d)   Upon the completion of an Offering Period, each Participant in such Offering Period shall automatically participate in the immediately following Offering Period at the same payroll deduction percentage or fixed amount as in effect at the termination of such Offering Period, unless such Participant delivers to the Company a different election with respect to the successive Offering Period in accordance with Section 3.2(a) hereof, or unless such Participant becomes ineligible for participation in the Plan.
(e)   Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited, the Administrator may provide that an Eligible Employee may elect to participate through contributions to the Participant’s account under the Plan in a form acceptable to the Administrator in lieu of or in addition to payroll deductions.
3.3.   Leave of Absence.   During leaves of absence approved by the Company, a Participant may continue participation in the Plan by making cash payments to the Company on the Participant’s normal payday equal to the Participant’s authorized payroll deduction.
ARTICLE 4
PURCHASE OF SHARES
4.1.   Grant of Option.   The Company may make one or more Offerings under the Plan, which may be successive or overlapping with one another, until the earlier of: (i) the date on which the shares of Common Stock available under the Plan have been sold or (ii) the date on which the Plan is suspended or terminates. The Administrator shall designate the terms and conditions of each Offering in writing, including without limitation, the Offering Period and the Purchase Periods. Each Participant shall be granted an Option with respect to an Offering Period on the applicable Grant Date. The number of shares of Common Stock subject to a Participant’s Option shall be determined by dividing (a) such Participant’s payroll deductions accumulated prior to an Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by (b) the applicable Option Price; provided that in no event shall a Participant be permitted to purchase during each Offering Period more than 100,000 shares of Common Stock (subject to any adjustment pursuant to Section 5.2 hereof). The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase during such future Offering Periods. Each Option shall expire on the last Exercise Date for the applicable Offering Period immediately after the automatic exercise of the Option in accordance with Section 4.3 hereof, unless such Option terminates earlier in accordance with Article 6 hereof.
4.2.   Option Price.   The “Option Price” per share of Common Stock to be paid by a Participant upon exercise of the Participant’s Option on an Exercise Date for an Offering Period shall equal 85% of the lesser of the Fair Market Value of a share of Common Stock on (a) the applicable Grant Date and (b) the applicable Exercise Date, or such other price designated by the Administrator; provided that in no event shall the Option Price per share of Common Stock be less than the par value per share of the Common Stock.
4.3.   Purchase of Shares.
(a)   On each Exercise Date for an Offering Period, each Participant shall automatically and without any action on such Participant’s part be deemed to have exercised the Participant’s Option to purchase at the applicable per share Option Price the largest number of whole shares of Common Stock which can be purchased with the amount in the Participant’s Plan Account. Any balance less than the per share Option Price that is remaining in the Participant’s Plan Account (after exercise of such Participant’s Option) as of the Exercise Date shall be carried forward to the next Purchase Period or Offering Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 6.1 hereof or, pursuant to Section 6.2 hereof, such Participant has ceased to be an Eligible Employee. Any balance not carried forward to the next Purchase Period or Offering Period in accordance with the prior sentence shall be promptly refunded to the applicable Participant. In no event shall an amount greater than or equal to the per share Option Price as of an Exercise Date be carried forward to the next Purchase Period or Offering Period.
(b)   As soon as practicable following each Exercise Date (but no later than 30 days thereafter), the number of shares of Common Stock purchased by such Participant pursuant to Section 4.3(a) hereof shall be delivered (either in share certificate or book entry form), in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. If the Company is required to obtain from any commission or agency authority to issue any such shares of Common Stock, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to the Participant such Participant’s Plan Account balance, without interest thereon.
4.4.   Automatic Termination of Offering Period.   Except as otherwise determined by the Administrator for a future Offering Period, if ~~If~~ the Fair Market Value of a share of Common Stock on any Exercise Date (except the final scheduled Exercise Date of any Offering Period) is lower than the Fair Market Value of a share of Common Stock on the Grant Date for an Offering Period, then such Offering Period shall terminate on such Exercise Date after the automatic exercise of the Option in accordance with Section 4.3 hereof, and each Participant shall automatically be enrolled in the Offering Period that commences immediately following such Exercise Date and such Participant’s payroll deduction authorization shall remain in effect for such Offering Period.
4.5.   Transferability of Rights.   An Option granted under the Plan shall not be transferable, other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. No option or interest or right to the Option shall be available to pay off any debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the Option shall have no effect.
ARTICLE 5
PROVISIONS RELATING TO COMMON STOCK
5.1.   Common Stock Reserved.   Subject to adjustment as provided in Section 5.2 hereof, the maximum number of shares of Common Stock that shall be made available for sale under the Plan shall be the sum of (a) ~~8,861,791~~ 8,995,599 shares and (b) an annual increase on the first day of each year beginning in ~~2022~~ 2024 and ending in ~~2031~~ 2033 equal to the ~~least~~ lesser of (i) 1% of the shares of Common Stock outstanding (determined on an as-converted basis, taking into account all securities convertible into, exercisable, exchangeable or redeemable for shares of Common Stock, including, without limitation, the Vacasa Units that are redeemable pursuant to the Vacasa Holdings LLCA) on the last day of the immediately preceding fiscal year~~, (ii) an amount of additional shares such that the total number of shares that are available for sale under the Plan on the first day of the year, after giving effect to the additional shares, equals~~

~~2% of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year (determined on the same basis as in clause (i)),~~ and ~~(iii)~~ (ii) such smaller number of shares as may be determined by the Board or the Committee. Shares made available for sale under the Plan may be authorized but unissued shares, treasury shares of Common Stock, or reacquired shares reserved for issuance under the Plan.
5.2.   Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.
(a)   Changes in Capitalization.   Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under Option, as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock or outstanding Vacasa Units resulting from a stock or unit split, reverse stock or unit split, stock dividend or unit distribution, combination or reclassification of the Common Stock or Vacasa Units, or any other increase or decrease in the number of shares of Common Stock or Vacasa Units effected without receipt of consideration by the Company or Vacasa Holdings (as applicable); provided, however, that conversion of any convertible securities of the Company or Vacasa Holdings shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company or Vacasa Holdings of shares of stock of any class or Vacasa Units, or securities convertible into shares of stock of any class or Vacasa Units, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.
(b)   Dissolution or Liquidation.   In the event of the proposed dissolution or liquidation of the Company or Vacasa Holdings, the Offering Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s or Vacasa Holdings’ proposed dissolution or liquidation. The Administrator shall notify each Participant in writing prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.
(c)   Merger or Asset Sale.   In the event of a proposed sale of all or substantially all of the assets of the Company or Vacasa Holdings, or the merger of the Company or Vacasa Holdings with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for the Option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.
5.3.   Insufficient Shares.   If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which Options are to be exercised may exceed the number of shares of Common Stock remaining available for sale under the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the shares of Common Stock available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 7.5 hereof. If an Offering Period is so terminated, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of shares of Common Stock shall be paid to such Participant in one lump sum in cash within 30 days after such Exercise Date, without any interest thereon.
5.4.   Rights as Stockholders.   With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, shares of Common Stock have been deposited in the designated brokerage account following exercise of the Participant’s Option.
ARTICLE 6
TERMINATION OF PARTICIPATION
6.1.   Cessation of Contributions; Voluntary Withdrawal.
(a)   A Participant may cease payroll deductions during an Offering Period and elect to withdraw from the Plan by delivering written notice of such election to the Company in such form and at such time prior to the Exercise Date for such Offering Period as may be established by the Administrator (a “Withdrawal Election”). A Participant electing to withdraw from the Plan may elect to either (i) withdraw all of the funds then credited to the Participant’s Plan Account as of the date on which the Withdrawal Election is received by the Company, in which case amounts credited to such Plan Account shall be returned to the Participant in one lump-sum payment in cash within 30 days after such election is received by the Company, without any interest thereon, and the Participant shall cease to participate in the Plan and the Participant’s Option for such Offering Period shall terminate; or (ii) exercise the Option for the maximum number of whole shares of Common Stock on the applicable Exercise Date with any remaining Plan Account balance returned to the Participant in one lump-sum payment in cash within 30 days after such Exercise Date, without any interest thereon, and after such exercise cease to participate in the Plan. Upon receipt of a Withdrawal Election, the Participant’s payroll deduction authorization and the Participant’s Option shall terminate.
(b)   A Participant’s withdrawal from the Plan shall not have any effect upon the Participant’s eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.
(c)   A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.
6.2.   Termination of Eligibility.   Upon a Participant’s ceasing to be an Eligible Employee, for any reason, such Participant’s Option for the applicable Offering Period shall automatically terminate, the Participant shall be deemed to have elected to withdraw from the Plan, and such Participant’s Plan Account shall be paid to such Participant or, in the case of the Participant’s death, to the person or persons entitled thereto pursuant to applicable law, within 30 days after such cessation of being an Eligible Employee, without any interest thereon.
ARTICLE 7
GENERAL PROVISIONS
7.1.   Administration.
(a)   The Plan shall be administered by the Committee, which shall be composed of members of the Board. The Committee may delegate administrative tasks under the Plan to the services of an Agent or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.
(b)   It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
i.   To establish and terminate Offerings;
ii.   To determine when and how Options shall be granted and the provisions and terms of each Offering (which need not be identical);

iii.   To select Designated Subsidiaries in accordance with Section 7.2 hereof;
iv.   To impose a mandatory holding period pursuant to which Participants may not dispose of or transfer shares of Common Stock purchased under the Plan for a period of time determined by the Administrator in its discretion; and
v.   To construe and interpret the Plan, the terms of any Offering and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering or any Option, in a manner and to the extent it shall deem necessary or expedient to administer the Plan.
(c)   The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.
(d)   The Administrator may adopt sub-plans applicable to particular Designated Subsidiaries or locations. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.
(e)   All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Committee, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation.
7.2.   Designation of Subsidiary Corporations.   The Board or Administrator shall designate from time to time the Subsidiaries that shall constitute Designated Subsidiaries. The Board or Administrator may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the stockholders of the Company.
7.3.   Reports.   Individual accounts shall be maintained for each Participant in the Plan. Statements of Plan Accounts shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of shares purchased and the remaining cash balance, if any.
7.4.   No Right to Employment.   Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.
7.5.   Amendment and Termination of the Plan.
(a)   The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time. To the extent necessary to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any such amendment to the Plan in such a manner and to such a degree as required by such law, regulation or rule.
(b)   If the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may in its discretion modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

i.   altering the Option Price for any Offering Period including an Offering Period underway at the time of the change in Option Price;
ii.   shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and
iii.   allocating shares of Common Stock.
Such modifications or amendments shall not require stockholder approval or the consent of any Participant.
(c)   Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon.
7.6.   Use of Funds; No Interest Paid.   All funds received by the Company by reason of purchase of shares of Common Stock under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest shall be paid to any Participant or credited under the Plan.
7.7.   Term; Approval by Stockholders.   No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s initial adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided, further that if such approval has not been obtained by the end of the 12-month period, all Options previously granted under the Plan shall thereupon terminate and be canceled and become null and void without being exercised.
7.8.   Effect Upon Other Plans.   The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent or any Subsidiary (a) to establish any other forms of incentives or compensation for Employees of the Company or any Parent or any Subsidiary, or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.
7.9.   Conformity to Securities Laws.   Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
7.10.   Tax Withholding.   The Company or any Designated Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Designated Subsidiary, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. Notwithstanding anything in the Plan to the contrary, the Company or a Designated Subsidiary may in its sole discretion satisfy any such tax withholding obligations, in whole or in part, by withholding accumulated payroll deductions in a Participant’s Plan Account and applying them towards tax withholding obligations, and applying the remaining net amount in such Participant’s Plan Account to the purchase of shares of Common Stock on an Exercise Date. The Company may in its sole discretion and in satisfaction of tax withholding obligations, withhold or have surrendered, or allow a Participant to elect to have the Company withhold or surrender, shares of Common Stock otherwise issuable upon exercise of an Option or held by the Participant. Unless determined otherwise by the Administrator, the number of shares of Common Stock which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or surrender no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Company shall also have the authority and right to initiate, or permit a Participant to initiate, a broker-assisted sell-to-cover transaction whereby shares are sold by such broker and the proceeds of such sale are remitted to the Company or a Designated Subsidiary to satisfy tax withholding obligations.
7.11.   Governing Law.   The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of law rules thereof or of any other jurisdiction.
7.12.   Notices.   All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
7.13.   Conditions To Issuance of Shares.
(a)   Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock pursuant to the exercise of an Option by a Participant, unless and until the Administrator has determined, with advice of counsel, that the issuance of such shares of Common Stock is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange or automated quotation system on which the shares of Common Stock are listed or traded, and the shares of Common Stock are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
(b)   All certificates for shares of Common Stock delivered pursuant to the Plan and all shares of Common Stock issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted, or traded. The Committee may place legends on any certificate or book entry evidencing shares of Common Stock to reference restrictions applicable to the shares of Common Stock.
(c)   The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including a window-period limitation, as may be imposed in the sole discretion of the Committee.
(d)   Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing shares of Common Stock issued in connection with any Option, record the issuance of shares of Common Stock in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
(e)   Any shares of Common Stock acquired by a Participant under this Plan will be subject to the Company’s insider trading policy.
7.14.   Equal Rights and Privileges.   All Eligible Employees of the Company (or of any Designated Subsidiary) granted Options pursuant to an Offering shall have the same rights and privileges under this Plan within the meaning of Section 423(b)(5) of the Code.
7.15.   Rules Particular to Specific Countries.   Notwithstanding anything herein to the contrary, the terms and conditions of the Plan with respect to Participants who are tax residents of a particular non-U.S. country or who are foreign nationals or employed in non-U.S. jurisdictions may be subject to an addendum to the Plan in the form of an appendix or sub-plan. To the extent that the terms and conditions set forth in an appendix or sub-plan conflict with any provisions of the Plan, the provisions of the appendix or sub-plan shall govern. The adoption of any such appendix or sub-plan shall be pursuant to Section 7.1 above. Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are foreign nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of

Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions.
7.16.   Section 409A.   The Plan and the Options granted hereunder are intended to be exempt from the application of Section 409A. No Option is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any Option granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause an Option granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.
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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV08251-P85785! ! !ForAllWithholdAllFor AllExceptFor Against Abstain! ! !! ! !! ! !! ! !To withhold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.VACASA, INC.850 NW 13TH AVEPORTLAND, OR 97209Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorizedofficer. Please date the proxy card.VACASA, INC.01) Joerg Adams02) Rachel Gonzalez03) Jeffrey Parks04) Chris Terrill05) Kimberly White2. Ratification of KPMG LLP as IndependentRegistered Public Accounting Firm for 2023.3. Approval to Amend Certificate of Incorporationto Expand the Maximum Size of the Board.6. Approval to Amend Certificate of Incorporationto Allow for Exculpation of Officers.4. Approval to Amend Certificate of Incorporationto Revise the Process for Filling Board Vacanciesand Newly Created Directorships.7. Approval to Amend and Restate the 2021Incentive Award Plan.5. Approval to Amend Certificate of Incorporationto Revise References to the StockholdersAgreement.8. Approval to Amend and Restate the EmployeeStock Purchase Plan.9. Approval to Amend Certificate of Incorporationto Effect a Reverse Stock Split.Note: To transact such other business as may properlycome before the meeting or any adjustments orpostponements of the Annual Meeting.The Board of Directors recommends you vote FORthe following proposals:1. Election of Class ll DirectorsNominees:The Board of Directors recommends you vote FOR eachof the following Class ll director nominees:! ! !! ! !! ! !! ! !For Against AbstainSCAN TOVIEW MATERIALS & VOTE wVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the internet to transmit your voting instructions and for electronic delivery of information up until11:59 P.M. Eastern Time on May 22, 2023. Have your proxy card in hand when you access the web site and followthe instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/VCSA2023You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed inthe box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 22, 2023.Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return itto Vacasa, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the environmental impact and the costs incurred by Vacasa, Inc. in mailing proxy materials,you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or theinternet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, whenprompted, indicate that you agree to receive or access proxy materials electronically in the future.23-2085-1 C5.1 P1

V08252-P85785Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:The Proxy Statement and Annual Report are available at www.proxyvote.com.VACASA, INC.PROXY FOR ANNUAL MEETING OF STOCKHOLDERSMay 23, 2023 at 8:00 a.m., Pacific TimeTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANYThe undersigned stockholder(s) hereby appoint(s) Robert Greyber, Jamie Cohen, Rebecca Boyden andTad Larsen, and each of them, as proxies, each with full power of substitution, to represent the undersigned and to vote all of the shares of Class A common stock and/or Class B common stock, as applicable, of Vacasa, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held virtually atwww.virtualshareholdermeeting.com/VCSA2023 on May 23, 2023 at 8:00 a.m., Pacific Time and at any adjournment or postponement thereof.The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted in accordance with the Board of Directors' recommendation, as indicated on the reverse side, and in the discretion of the proxies with respect to such other matters as may properly come before the Annual Meeting. Whether or not you are able to attend the meeting, you are urged to sign and mail the proxy card in the return envelope so that your shares may be represented at the meeting.IF YOU ELECT TO VOTE BY MAIL, PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLYUSING THE ENCLOSED ENVELOPE(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)23-2085-1 C5.1 P2